    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1997



                                                      REGISTRATION NO. 333-33247

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       INTEGRATED PHYSICIAN SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                  8742                                 23-2820597
     (State or other jurisdiction                 (Primary Standard                        (I.R.S. Employer
         of incorporation or                  Industrial Classification                  Identification No.)
            organization)                            Code Number)

                       INTEGRATED PHYSICIAN SYSTEMS, INC.
                               2644 BRISTOL ROAD
                         WARRINGTON, PENNSYLVANIA 18976
                    (Address of principal place of business)

                                SCOTT G. POLLOCK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       INTEGRATED PHYSICIAN SYSTEMS, INC.
                               2644 BRISTOL ROAD
                         WARRINGTON, PENNSYLVANIA 18976
                    (215) 343-1942/(215) 343-8761 (TELECOPY)
 (Name, address, and telephone number of principal executive offices and agent for service)

                                   COPIES TO:

         ROBERT STEVEN BROWN, ESQ.                      LAWRENCE B. FISHER, ESQ.
           STEPHEN H. GRAY, ESQ.                   ORRICK, HERRINGTON & SUTCLIFFE LLP
       BROCK FENSTERSTOCK SILVERSTEIN                       666 FIFTH AVENUE
            MCAULIFFE & WADE LLC                        NEW YORK, NEW YORK 10103
            153 EAST 53RD STREET                (212) 506-5000/(212) 506-5151 (TELECOPY)
          NEW YORK, NEW YORK 10022
  (212) 371-2000/(212) 371-5500 (TELECOPY)

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. /X/

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                               See attached page.
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF SECURITIES                               PROPOSED        PROPOSED MAXIMUM
                TO                      AMOUNT TO BE        MAXIMUM OFFERING   AGGREGATE OFFERING      AMOUNT OF
          BE REGISTERED                  REGISTERED        PRICE PER UNIT (1)      PRICE (1)        REGISTRATION FEE

 Common Stock, par value $.01 per   2,300,000
              share                 Shares (2)                    $7.50         $  17,250,000.00      $   5,227.27

 Class A Redeemable Common Stock    2,300,000
        Purchase Warrants           Warrants (3)(5)               $0.10         $     230,000.00      $      69.70

 Common Stock, par value $.01 per
 share, issuable upon exercise of
  the Class A Redeemable Common
     Stock Purchase Warrants        2,300,000 Shares             $10.50         $  24,150,000.00      $   7,318.18

    [6 1/2% to 8%] Convertible
   Subordinated Debentures due
              , 2004, including
    Common Stock issuable upon
  conversion of such Debentures     $28,750,000(4)(5)            100%              28,750,000.00      $   8,712.13

    Representative's Warrants       200,000 Warrants (5)            .0001                  20.00           --

     Common Stock, par value
  $.01 per share, underlying the    200,000
    Representative's Warrants       Shares                         9.00             1,800,000.00      $     545.45

 Class A Redeemable Common Stock
 Purchase Warrants underlying the
    Representative's Warrants       200,000 Warrants               $.12                24,000.00      $       7.27

 Common Stock, par value $.01 per
 share, issuable upon exercise of
  the Class A Redeemable Common
Stock Purchase Warrants underlying
  the Representative's Warrants     200,000 Shares               $10.50             2,100,000.00      $     636.36

     Convertible Subordinated
      Debentures underlying
    Representative's Warrants,
   including Common Stock to be
issued upon the conversion thereof  $2,500,000 (4)               100%               2,500,000.00      $     757.57

              TOTAL                          --                    --           $  76,804,020.00      $  23,273.93(6)


(1) Estimated solely for the purpose of calculating the registration fee.


(2) Includes 300,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company which the Underwriters have the option to purchase solely to cover over-allotments, if any.



(3) Includes 300,000 warrants (the "Warrants") which the Underwriters have the option to purchase solely to cover over-allotments, if any.



(4) Includes $3,750,000 principal amount of [6 1/2% to 8%] Convertible
    Subordinated Debentures due           , 2004 (the "Debentures") which the
    Underwriters have the option to purchase solely to cover over-allotments, if any.



(5) Pursuant to Rule 416, there are also being registered such indeterminate number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Debentures, the Warrants, and the Representative's Warrants.



(6) A filing fee of $15,242.36 was previously paid. Accordingly, an additional filing fee of $8,031.57 is included herewith.

                 SUBJECT TO COMPLETION, DATED OCTOBER 29, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS


                                                                          [LOGO]
                       INTEGRATED PHYSICIAN SYSTEMS, INC.



    $25,000,000 [6 1/2% TO 8%] CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004,
                      2,000,000 SHARES OF COMMON STOCK AND
          2,000,000 CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                            ------------------------


    This Prospectus relates to the offering (the "Offering") of $25,000,000
aggregate principal amount of    % Convertible Subordinated Debentures due 2004
(the "Debentures"), 2,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 2,000,000 Class A Redeemable Common Stock Purchase Warrants (the "Warrants") of Integrated Physician Systems, Inc., a Delaware corporation (the "Company"). The Debentures, the Common Stock, and the Warrants are sometimes hereinafter referred to as the "Securities."



    Interest on the Debentures will be payable semi-annually on            and
           of each year, commencing            , 1998, at the rate of    % per
annum [6 1/2% to 8%]. The Debentures are convertible into shares of Common Stock at any time prior to maturity, unless previously redeemed, at a conversion price
per share of $      [120% to 130% of the initial public offering price of the
Common Stock], subject to adjustment as hereinafter provided. The Debentures are redeemable, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest,
at any time on or after            , 2000 [36 months after issuance], provided
that the closing sale price of the Common Stock, during the 20 consecutive trading days prior to the date of the notice of redemption, has equaled or
exceeded $      [150% of the initial public offering price of the Common Stock], subject to adjustment in certain events. The Debentures are subordinated to all existing and future Senior Indebtedness (as hereinafter defined) and are effectively subordinated to all indebtedness of the Company. At June 30, 1997, the Company had pro forma consolidated indebtedness to which the Debentures would be effectively subordinated aggregating approximately $572,000. See "Description of Debentures."



    Each Warrant entitles the registered holder thereof to purchase, at any time
commencing on       , 1997 [the date of this Prospectus] and terminating on
      , 2002 [five years after the date of this Prospectus], one share of Common
Stock at a price of $         per share [140% of the initial public offering
price per share of Common Stock], subject to adjustment in certain
circumstances. Commencing       , 1999 [18 months after the date of this
Prospectus], the Company may redeem the Warrants, in whole but not in part, at $.10 per Warrant on 30-days prior written notice to the warrantholders, provided that the average closing sale price of the Common Stock, as reported on the
American Stock Exchange ("AMEX"), equals or exceeds $         per share [210% of
the initial public offering price per share of Common Stock] for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities."



    Prior to this Offering, there has been no public market for the Debentures, the Common Stock, or the Warrants, and there can be no assurance that such a market will develop upon completion of this Offering, or, if developed, that it will be sustained. It is currently anticipated that the initial public offering price of the Common Stock and the Warrants will be $7.50 per share and $.10 per Warrant, respectively. For information regarding the factors considered in determining the terms of the Debentures and the Warrants and the initial offering price of the Common Stock and the Warrants, see "Underwriting." The Company has applied for listing of the Debentures, the Common Stock, and the Warrants on AMEX under the symbols "IPH.C," "IPH," and "IPH.W," respectively.

                         ------------------------------

   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
       FACTORS" BEGINNING ON PAGE 9 AND "DILUTION" FOR A DISCUSSION OF
          CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                         PURCHASERS OF THE SECURITIES.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.


                                                                PRICE TO           UNDERWRITING        PROCEEDS TO
                                                                 PUBLIC            DISCOUNT(2)          COMPANY(3)
Per Debenture............................................          100%(1)                       %                   %
Per Share................................................       $                       $                   $
Per Warrant..............................................       $                       $                   $
Total(4).................................................  $                    $                   $


(1) Plus accrued and unpaid interest, if any, from            , 1997

(2) Does not include additional consideration to be received by Nolan Securities Corp., SouthWall Capital Corp., and Dirks & Company, Inc., the representatives (the "Representatives") of the several underwriters (the "Underwriters"), in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representatives.


(3) Before deducting estimated expenses of $         payable by the Company,
    including the Representatives' non-accountable expense allowance.


(4) The Company has granted the Underwriters an option, exercisable within 45 days from the date of this Prospectus, to purchase up to an additional $3,750,000 principal amount of Debentures and/or up to an additional 300,000 shares of Common Stock and/or up to an additional 300,000 Warrants upon the same terms and conditions, solely to cover over-allotments, if any. If the over-allotment option granted to the Underwriters is exercised in full, the total Price to Public, Underwriting Discount, and Proceeds to Company will
    be $         , $         , and $         , respectively. See "Underwriting."



    The Securities offered hereby are being offered, subject to prior sale, when, as, and if delivered to, and accepted by, the Underwriters, subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters reserve the right to withdraw, modify, or cancel the Offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Securities offered hereby will be made against
payment therefor at the offices of              on or about            , 1997.

                         ------------------------------


NOLAN SECURITIES CORP.



                       SOUTHWALL CAPITAL CORP.



                                               DIRKS & COMPANY, INC.


                The date of this Prospectus is            , 1997

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE DEBENTURES, THE COMMON STOCK, AND THE WARRANTS, INCLUDING PURCHASES OF THE DEBENTURES, THE COMMON STOCK, AND/OR THE WARRANTS TO STABILIZE THEIR RESPECTIVE MARKET PRICES, PURCHASES OF THE DEBENTURES, COMMON STOCK, AND/OR WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION MAINTAINED BY THE UNDERWRITERS IN THE DEBENTURES, THE COMMON STOCK, AND/OR THE WARRANTS RESPECTIVELY, AND THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."



    The Company intends to furnish to its securityholders annual reports containing financial statements audited and reported on by its independent certified public accountants after the end of each fiscal year and make available such other periodic reports as the Company may deem appropriate or as may be required by law.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UPON CONSUMMATION OF THIS OFFERING, INTEGRATED PHYSICIAN SYSTEMS, INC. (THE "COMPANY") WILL ACQUIRE CERTAIN ASSETS, AND ASSUME CERTAIN LIABILITIES, ASSOCIATED WITH 12 MEDICAL PRACTICES (THE "INITIAL AFFILIATED PRACTICES") AND WILL ENTER INTO MANAGEMENT SERVICES AGREEMENTS WITH EACH SUCH MEDICAL PRACTICE. THE COMPANY WILL ALSO ACQUIRE 100% OF THE CAPITAL STOCK OF A MEDICAL BILLING COMPANY, MEDICAL BILLING AND MANAGEMENT SYSTEMS, INC., UPON CONSUMMATION OF THIS OFFERING (COLLECTIVELY, THE "ACQUISITIONS"). AS USED HEREIN, "COMPANY" REFERS TO INTEGRATED PHYSICIAN SYSTEMS, INC. AND ITS SUBSIDIARIES AND "AFFILIATED PRACTICES" REFERS TO THE INITIAL AFFILIATED PRACTICES AND ANY PHYSICIAN PRACTICES WITH WHICH THE COMPANY MAY ENTER INTO SIMILAR RELATIONSHIPS IN THE FUTURE. ALL REFERENCES TO "NETWORK BILLING SYSTEMS, INC." OR "NBS" HEREIN REFERS TO MEDICAL BILLING AND MANAGEMENT SERVICES, INC., WHICH THE COMPANY WILL RENAME UPON CONSUMMATION OF THIS OFFERING. EXCEPT AS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO
(I) THE EXERCISE OF THE REPRESENTATIVES' WARRANTS; (II) THE EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; (III) THE EXERCISE OF THE WARRANTS; AND
(IV) THE ISSUANCE OF UP TO 300,000 SHARES OF COMMON STOCK UPON THE EXERCISE OF OPTIONS WHICH MAY BE GRANTED UNDER THE COMPANY'S 1996 STOCK OPTION PLAN (THE "PLAN"). THE INFORMATION IN THIS PROSPECTUS RELATING TO SHARES OF COMMON STOCK AND PER SHARE AMOUNTS GIVES EFFECT TO THE ISSUANCE OF AN AGGREGATE OF 481,067 SHARES OF COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE ACQUISITIONS.


    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

                                  THE COMPANY


    Integrated Physician Systems, Inc. (the "Company") is a newly established physician practice management organization ("PPMO") which is developing an integrated health care delivery network in selected geographic areas through affiliation with physician practices. Upon the closing of this Offering, the operations of the Company will consist of (i) management of the Initial Affiliated Practices, consisting of 12 medical practices located in New Jersey,
(ii) Professional Medical Images Ltd. ("PMI"), a wholly-owned subsidiary of the Company which is engaged in the management of one independent practice association ("IPA") which is currently affiliated with approximately 225 physicians in the State of New Jersey, and (iii) Network Billings Systems, Inc. ("NBS"), which is engaged in the development and management of physician fee billing, electronic medical records, and utilization information systems for medical practices. NBS currently manages patient and third party billing services for 25 medical practices unaffiliated with the Company in Pennsylvania.



    The Company's objective is to develop and manage an integrated health care delivery network comprised of physician practices that provide high quality, cost-effective care. The Company has focused, and intends, at least initially, to continue to focus, its primary affiliation efforts on physician practices located in New Jersey, New York, and Pennsylvania. The Company targets physicians who are committed to the delivery of high quality, cost-effective care and have a reputation with their patients, peers, and payors for providing quality medical services and that have the capacity to increase profitability through improved performance on existing patient bases. When affiliating with a physician practice, the Company will typically purchase the practice's non-real estate operating assets and enter into a long-term practice management services agreement ("PMSA") with the practice in exchange for a combination of Common Stock, cash, notes, other securities of the Company, and/or the assumption of liabilities. Pursuant to the PMSA, the Company will be responsible for providing the Affiliated Practice with necessary office facilities, medical equipment, supplies, and medical staff such as nurses, physician assistants and clerks, and will plan and manage the activities of the Affiliated Practice in all respects other than the provision of medical services. The Affiliated Practice will be responsible solely for the rendering of medical services.

    The health care delivery system in the United States has been undergoing substantial change, largely in response to concerns over the quality and escalating cost of health care. National expenditures for health care grew from $250 billion in 1980 to an estimated $1 trillion in 1995. Of the total estimated 1995 expenditures, physicians received approximately $200 billion for their own services and controlled an additional $600 billion through the referral of patients for additional care and services provided by others. Concerns over the accelerating cost of health care have resulted in the increasing prominence of managed care. The Company believes that traditional physician practices are at a competitive disadvantage in a managed care environment because they typically have high operating costs, have little purchasing power with suppliers, and must spread overhead over a relatively small revenue base. In addition, these physician practices often have insufficient capital to acquire equipment to incorporate new technologies and often lack the sophisticated systems necessary to contract effectively with managed care entities. Physician practices are increasingly turning to organizations such as the Company to provide the professional management expertise and capital required to compete in the managed care environment and otherwise to assist them with the increasingly complex management of physician practices. The Company believes that this has resulted in a need for management organizations committed to preserving the professional autonomy of physician practices and whose economic incentives are aligned with those of physicians.


    The Company's operating strategy includes the following: (i) targeting for affiliation high quality and productive physician practices which are committed to expanding and providing cost-effective care; (ii) integrating physician practices into Company-coordinated strategic business units ("SBUs") to provide physician and medical support services within specific geographic regions; (iii) contracting with state and local governments to provide medical services for elderly and indigent populations; (iv) enhancing the ability of the Affiliated Practices to focus on clinical practice issues by relieving them of most administrative functions; (v) implementing and utilizing sophisticated information systems to manage patient care and control costs; (vi) coordinating purchases of supplies, equipment, and services in order to realize economies of scale; (vii) developing and enhancing IPA services and contracts; (viii) positioning the Company to maximize managed care contract opportunities; and
(ix) developing ancillary services and broadening the specialties of the Company's health care delivery network.


    The Company was incorporated under the laws of the State of Delaware on April 25, 1995. The Company's principal offices are located at 2644 Bristol Road, Warrington, Pennsylvania 18976, and its telephone number is (215) 343-1942.

                                  THE OFFERING


SECURITIES OFFERED

Debentures...................................  $25,000,000 aggregate principal amount of
                                               [6 1/2% to 8%] Convertible Subordinated
                                               Debentures due       , 2004 (the
                                               "Debentures")

Common Stock.................................  2,000,000 shares

Warrants.....................................  2,000,000 Warrants

DEBENTURE TERMS

Interest Payment Dates.......................  Each       and       , commencing       ,
                                               1998

Maturity Date................................  , 2004

Conversion...................................  The Debentures are convertible into shares of
                                               Common Stock at any time prior to maturity,
                                               unless previously redeemed, at a conversion
                                               price of $         per share [120% to 130% of
                                               the initial public offering price of the
                                               Common Stock], subject to adjustment in
                                               certain events.

Redemption at Option of Company..............  The Debentures are not redeemable prior to
                                                        , 2000. Thereafter, the Debentures
                                               are redeemable, in whole or in part, from
                                               time to time, at the option of the Company at
                                               a redemption price equal to 100% of the
                                               principal amount thereof plus accrued and
                                               unpaid interest, provided that the Debentures
                                               may not be redeemed prior to maturity unless
                                               the closing sale price of the Common Stock
                                               for 20 consecutive trading days prior to the
                                               date of notice of such redemption has equaled
                                               or exceeded $         , [150% of the initial
                                               public offering price of the Common Stock],
                                               subject to adjustment in certain events. See
                                               "Description of Debentures-- Optional
                                               Redemption."

Redemption at Option of Holders..............  In the event that a Repurchase Event (as defined) occurs, subject to certain
                                               conditions, each holder of a Debenture shall
                                               have the right, at the holder's option, to
                                               require the Company to purchase all or any
                                               part of such holder's Debentures at 100% of
                                               the principal amount thereof plus accrued and
                                               unpaid interest through the date of
                                               redemption.

Sinking Fund.................................  If a sinking fund is established for any indebtedness ranking junior to, or pari passu
                                               with, the Debentures and which has a maturity
                                               or weighted average time to maturity which is
                                               on or prior to       , 2004, the Debentures
                                               will be entitled to an annual sinking fund
                                               beginning in the Company's next fiscal year
                                               calculated to retire that amount of

                                               Debentures equal to the lesser of (i) the
                                               same percentage of outstanding Debentures
                                               prior to maturity as the percentage of the
                                               principal amount of such other indebtedness
                                               to be retired prior to maturity on the same
                                               payment schedule as such other indebtedness
                                               or (ii) such amount of Debentures necessary
                                               to result in the Debentures having the same
                                               weighted average time to maturity as the
                                               other indebtedness.

Subordination................................  The Debentures are subordinated in right of payment to all present and future Senior
                                               Indebtedness (as defined) of the Company. The
                                               Indenture will not restrict the incurrence of
                                               additional Senior Indebtedness by the Company
                                               or any indebtedness by any Subsidiary. See
                                               "Description of Debentures."

WARRANT TERMS................................  Each Warrant entitles the registered holder thereof to purchase, at any time commencing
                                               on            , 1997 [the date of this
                                               Prospectus] and terminating on            ,
                                               2002 [five years after the date of this
                                               Prospectus], one share of Common Stock at a
                                               price of $    per share [140% of the initial
                                               public offering price per share of Common
                                               Stock], subject to adjustment in certain
                                               circumstances. Commencing            , 1999
                                               [18 months after the date of this
                                               Prospectus], the Company may redeem the
                                               Warrants, in whole but not in part, at $.10
                                               per Warrant on 30-days prior written notice
                                               to the warrantholders, provided that the
                                               average closing sale price of the Common
                                               Stock, as reported on AMEX, equals or exceeds
                                               $    per share [210% of the initial public
                                               offering price per share of Common Stock] for
                                               any 20 trading days within a period of 30
                                               consecutive trading days ending on the fifth
                                               trading day prior to the date of the notice
                                               of redemption. See "Description of
                                               Securities."

SECURITIES OUTSTANDING PRIOR TO THE OFFERING

Debentures...................................  None

Common Stock.................................  2,183,067 shares (1)

Warrants.....................................  None

SECURITIES OUTSTANDING IMMEDIATELY
  FOLLOWING THE OFFERING

Debentures...................................  $25,000,000 aggregate principal amount

Common Stock.................................  4,183,067 shares (1)

Warrants.....................................  2,000,000

USE OF PROCEEDS..............................  Payments due upon consummation of the
                                               Acquisitions; funds available for future
                                               acquisitions of additional physician
                                               practices and/or other medical entities;
                                               hardware, software, and installation cost of
                                               an information system; repayment of certain
                                               indebtedness; and general corporate and
                                               working capital purposes.

RISK FACTORS.................................  The purchase of the Securities offered hereby is speculative and involves substantial risk.
                                               Prospective investors should carefully review
                                               and consider the information set forth under
                                               "Risk Factors" and "Dilution."

PROPOSED AMEX TRADING SYMBOLS:

Debentures...................................  "IPH.C"

Common Stock.................................  "IPH"

Warrants.....................................  "IPH.W"


------------------------


(1) Gives effect to the contribution, on October 21, 1997, of 1,356,000 shares of Common Stock to the Company by certain stockholders (the
     "Recapitalization"). Such shares were simultaneously retired by the Company.

                         SUMMARY FINANCIAL INFORMATION

  STATEMENT OF OPERATIONS DATA:


                                                                                 SIX MONTHS ENDED JUNE 30,
                                    INCEPTION                          ---------------------------------------------
                                   (APRIL 25,        YEAR ENDED
                                      1995)       DECEMBER 31, 1996            1996                    1997
                                     THROUGH    ---------------------  ---------------------  ----------------------
                                    DECEMBER                  PRO                    PRO                     PRO
                                    31, 1995     ACTUAL     FORMA(1)    ACTUAL     FORMA(1)     ACTUAL     FORMA(1)
                                   -----------  ---------  ----------  ---------  ----------  ----------  ----------
Revenue:
  Medical service revenue........      --          --      $17,130,000    --      $8,754,000      --      $7,962,000
  Management fees................      --          --          --         --          --         111,000     111,000
  Medical billing and service          --                                            576,000
  fees...........................                  --       1,398,000     --                      --       1,101,000
  Other revenue..................      --          --          38,000     --          48,000      --          63,000
                                                           ----------             ----------              ----------
    Total revenue................      --          --      18,566,000     --       9,378,000     111,000   9,237,000
Costs and expenses:..............      --
  Salaries and wages.............      --          --      13,294,000     --       6,624,000      51,000   5,184,000
  Medical supplies and                 --                                            205,000
  expenses.......................                  --         426,000     --                      --         239,000
  General and administrative           --                                          2,608,000
  expenses.......................                   4,000   4,174,000      2,000                  78,000   3,390,000
  Depreciation and                      1,000                                        620,000
  amortization...................                   2,000   1,239,000      1,000                   1,000     620,000
  Interest expense...............      --          --       2,020,000     --       1,010,000     135,000   1,010,000
                                   -----------  ---------  ----------  ---------  ----------  ----------  ----------
    Total costs and expenses.....       1,000       6,000  21,153,000      3,000  11,067,000     265,000  10,443,000
Loss before income taxes.........      (1,000)   (  6,000)  (2,587,000  (  3,000) (1,689,000)  ( 154,000) (1,206,000)
Provision for income taxes.......      --          --          --         --          --          --          --
                                   -----------  ---------  ----------  ---------  ----------  ----------  ----------
Net loss.........................   $  (1,000)  $(  6,000) $(2,587,000 $(  3,000) $(1,689,000) $( 154,000) $(1,206,000)
                                   -----------  ---------  ----------  ---------  ----------  ----------  ----------
                                   -----------  ---------  ----------  ---------  ----------  ----------  ----------
Pro forma net loss per                                                                $(0.41)
share(2).........................                          $    (0.62)                                    $    (0.29)
                                                           ----------             ----------              ----------
                                                           ----------             ----------              ----------
Pro forma weighted average                                                         4,183,067
number of shares
outstanding(2)...................                           4,183,067                                      4,183,067
                                                           ----------             ----------              ----------
                                                           ----------             ----------              ----------


  BALANCE SHEET DATA:


                                                                        DECEMBER 31,           JUNE 30, 1997
                                                                    --------------------  ------------------------
                                                                                                     PRO FORMA, AS
                                                                      1995       1996      ACTUAL    ADJUSTED(1)(3)
                                                                    ---------  ---------  ---------  -------------

Working capital (deficiency)......................................  $ (74,000) $(149,000) $(329,000)  $27,249,000

Total assets......................................................     73,000    296,000    545,000    41,933,000

Total liabilities.................................................     74,000    179,000    431,000    25,686,000

Stockholders' equity (deficit)....................................     (1,000)   117,000    114,000    16,247,000


------------------------


(1) The pro forma statement of operations data for the fiscal year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997 is presented as if the Acquisitions and the PMI acquisition had occurred on January 1, 1996. The pro forma balance sheet data for June 30, 1997 is presented as if the Acquisitions had occurred on June 30, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and Notes to Unaudited Pro Forma Financial Statements.



(2) See Note HH to the Unaudited Pro Forma Statement of Operations Adjustments.



(3) Gives effect on a pro forma basis to (i) the issuance after June 30, 1997 of an aggregate principal amount of $125,000 Series A 10% Senior Notes (the "Senior Notes") and 16,667 shares of Common Stock as part of a bridge financing of the Company (the "Bridge Financing"), and (ii) the Recapitalization, and as adjusted to reflect the sale of the Debentures, the Common Stock, and the Warrants offered hereby, assuming an initial public offering price of 100%, $7.50 per share, and $.10 per Warrant, respectively, and the initial application of the net proceeds therefrom. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  RISK FACTORS

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. PROSPECTIVE INVESTORS SHOULD BE IN A POSITION TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.


    ABSENCE OF COMBINED OPERATING HISTORY; NO ASSURANCE OF PROFITABILITY. The Company was incorporated in April 1995 and, to date, has conducted limited operations and generated limited revenue. At June 30, 1997, the Company had a working capital deficiency of approximately $329,000 and an accumulated deficit of approximately $161,000. The likelihood of the future success of the Company is highly speculative and must be considered in light of its limited operating history, as well as the problems, expenses, difficulties, risks, and complications frequently encountered in connection with similarly situated companies in early stages of development. The Company is subject to all of the business risks associated with a new enterprise, including constraints on its financial and human resources, lack of established business relationships, and uncertainties regarding affiliations and future revenues. The Company only recently acquired PMI and has entered into agreements to acquire certain assets, and assume certain liabilities, of the Initial Affiliated Practices and NBS upon consummation of this Offering. In connection with the acquisition of the Initial Affiliated Practices, the Company is entering into PMSAs to provide management services to the Initial Affiliated Practices for initial terms of 40 years. The Initial Affiliated Practices, NBS, and PMI operated as separate independent entities before being acquired by the Company. There can be no assurance that the process of integrating the management and administrative functions of the Initial Affiliated Practices, NBS, and PMI will be successful or that the Company will be able to manage these operations effectively or profitably and successfully implement the Company's operating or expansion strategies. Failure by the Company to successfully implement its operating and expansion strategies would have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."



    RISKS RELATED TO EXPANSION STRATEGY. The Company's expansion strategy involves growth through affiliation with physician practices and the expansion of such practices. The Company is subject to various risks associated with this strategy, including the risks that the Company will be unable to identify and recruit suitable affiliation candidates, successfully expand and manage the Affiliated Practices, or successfully integrate the Affiliated Practices into its existing operations. The Company's expansion is dependent on its ability to affiliate with quality physician practices, to manage and control costs, and to realize economies of scale. In addition, the success of the Company will depend on its ability to integrate its management information system into each of the Affiliated Practices. There can be no assurance that the Company will be able to achieve and manage its planned expansion, that it will be able to successfully implement its management information system, or that suitable physician practices will be available for affiliation upon terms satisfactory to the Company, or at all. There can be no assurance that the Company's expansion strategy will be successful or that material modifications to the Company's expansion strategy will not be required. The failure of the Affiliated Practices to achieve anticipated performance levels could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations. In pursuing its expansion strategy, the Company intends to expand its presence into new geographic markets. In entering a new geographic market, the Company will be required to comply with laws and regulations of jurisdictions that differ materially from those applicable to the Company's current operations, deal with different payors, as well as face competitors with greater knowledge of such markets than the Company. There can be no assurance that the Company will be able to effectively establish a presence in any new market. See "Business-Strategy" and "Business-Government Regulation."

    ADDITIONAL FINANCING REQUIREMENTS. The Company's expansion strategy will require substantial capital resources. Capital is required not only for the acquisition of substantially all of the assets of the Affiliated Practices and other medical entities, but also for the integration, operation, and expansion of the Affiliated Practices and such medical entities. In addition, the Company's Affiliated Practices and other acquired entities may, from time to time, require capital for renovation, expansion, and the purchase of additional medical equipment and technology. The Company believes that the net proceeds of this Offering, together with anticipated revenues from operations, will be sufficient to satisfy its capital requirements for at least 12 months following the date of this Prospectus. There can be no assurance that such resources will be sufficient to satisfy the Company's capital requirements for said period. After the 12-month period, the Company may require additional financing in order to meet its current plans for expansion. Such financing may take the form of the issuance of common or preferred equity securities or debt securities, or may involve bank financing. There can be no assurance that the Company will be able to obtain needed additional capital on a timely basis, on favorable terms, or at all. Any additional financing could result in dilution of the then-existing equity positions, and increased interest and amortization expense. If the Company is unable to secure additional sources of financing on terms and conditions favorable to the Company, or at all, the Company's expansion strategy could be materially adversely affected. In any of such events, the Company may be unable to implement its current plans for expansion or to repay its debt obligations. See "Use of Proceeds" and "Business--Strategy."

    LIMITED MANAGEMENT RESOURCES. The Company's anticipated growth is expected to place a significant strain on its managerial, operational, and financial resources. To manage this growth, the Company will be required to significantly expand its operational and financial systems and expand, train, and manage its work force. The ability of the Company to attract and retain highly skilled personnel is critical to the operations and expansion of the Company. The Company faces competition for such personnel from other PPMOs and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than the Company. There can be no assurance that the Company will be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. In the event that the Company is not successful in attracting and retaining such personnel, the Company may be materially adversely affected. Further, the Company anticipates that it will take time to integrate additional skilled individuals into the Company's operations and to build a cohesive and efficient workforce.


    RELIANCE ON AFFILIATED PRACTICES. The Company will receive fees for management services provided to its Affiliated Practices under the PMSAs. Revenue received by the Company from the Affiliated Practices under the PMSAs generally will depend on revenue generated by the Affiliated Practices. The revenue from the Affiliated Practices will be dependent on fees generated by the physicians employed by the Affiliated Practices. In connection with the PMSAs, each physician will enter into an employment agreement, each of which will have a three to five year term, with the professional corporation in which that physician practices. The Company will not be receiving a fixed percentage of revenues from the Affiliated Practices. Pursuant to the PMSAs, the Company will receive 100% of the receivables from the Affiliated Practices and, before any other expenses are paid, will return to the Affiliated Practices only such sums as are necessary to pay certain designated expenses such as physician salaries, physician payroll taxes, and continuing education costs. The Company will use remaining amounts of such receivables to fund the operations of the Affiliated Practices and its own operations. There can be no assurance that the Affiliated Practices will generate sufficient revenues to fund the operations of the Affiliated Practices and the Company or that they will generate sufficient revenues to fund physician salaries. Consequently, there can be no assurance that the revenues from the Affiliated Practices will be sufficient to allow the Company to be profitable. A failure of the Affiliated Practices to generate sufficient revenues could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations. Any loss of revenue by the Affiliated Practices, including losses resulting from a substantial reduction in the number of physicians employed by, or associated with, the Affiliated Practices, could have a material adverse effect on the business, prospects, financial condition, and results of operations of the Company.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Affiliation Structure."



    DEPENDENCE ON THIRD PARTY REIMBURSEMENT. The Company's ability to collect fees in a timely manner, or at all, is affected by whether its Affiliated Practices are reimbursed for their medical services and the amount of reimbursement. Substantially all of the revenue of the Affiliated Practices, which will be substantially all of the Company's revenue, will derive from commercial health insurance, state workers' compensation programs, and other third-party payors. All of these providers and programs are regulated at the state or federal level. There are increasing and significant public and private sector pressures to contain health care costs and to restrict reimbursement rates for medical services. For example, it has been reported that the Medicare program is expected to experience a deficiency of funds early in the next century. Accordingly, Congress, in its fiscal year 1997 budget legislation, called for, and considered, severe reductions in both the Medicare and Medicaid programs. Several states have taken measures to reduce the reimbursement rates paid to health care providers in their states. The Company believes that additional states will implement reductions from time to time. Reductions in Medicare and Medicaid rates often lead to reductions in the reimbursement rates of other third-party payors as well. Thus, changes in the level of support by federal and state governments of health care services, the methods by which health care services may be delivered, and the prices of such services may all have a material impact on the revenue of the Company, which in turn could have a material adverse effect on the Company.


    Third party payors may disagree with the description or coding of a bill for medical services, or may contest a description or code under a lesser fee schedule depending on the medical services rendered. Such disagreements on description of professional services or bill coding, particularly where the third party payor is a federal or state funded health care program, could result in lesser reimbursement, which could have a material adverse effect on the Company. Persistent disagreements or alleged "upcoding" could result in allegations of fraud or false billing, both of which constitute felonies. Such an allegation, if proven, could result in forfeitures of payment, civil money penalties, civil fines, suspensions, or exclusion from participation in federal or state funded health care programs, and could have a material adverse effect on the Company. Investigation and prosecution for fraudulent or false billing could have a material adverse effect on the Company, even if such allegations were disproven.


    The Company's income may be materially adversely affected if the Affiliated Practices are unable to collect medical fees from third party payors or if there is a delay in the submission of claims. Additionally, there may be long collection cycles for such receivables. Many third party payors, particularly insurance carriers covering automobile no-fault and workers' compensation claims refuse, as a matter of business practice, to pay claims unless submitted to arbitration. Further, third party payors may reject medical claims if, in their judgment, the procedures performed were not medically necessary or if the charges exceed such payor's allowable fee standards. In addition, some receivables may not be collected because of omissions or errors in timely completion of the required claim forms. The inability of the Affiliated Practices to collect their receivables could materially adversely affect the Company. See "Risk Factors-- Government Regulation," "Business-Third Party Reimbursement," and "Business-Government Regulation."



    GOVERNMENT REGULATION. Federal and state laws regulate the relationships among providers of health care services, physicians, and other clinicians. These laws include federal fraud and abuse provisions. Such provisions prohibit the solicitation, receipt, payment, or offering of any direct or indirect remuneration for the referral of patients for which reimbursement is made under any federal or state funded health care program or for the recommending, leasing, arranging, ordering, or providing of services covered by such programs. States have similar laws that apply to patients covered by private and government programs. Federal fraud and abuse laws also impose restrictions on physicians' referrals for designated health services covered under Medicare or Medicaid to entities with which they have financial relationships. Various states have adopted similar laws that cover patients in private programs as well as government programs. Recent actions of Congress, including the Health Insurance Portability and Accountability Act of 1996 and the

Balanced Budget Act of 1997, have expanded the coverage of fraud and abuse provisions, enhanced the enforcement efforts of the federal government in pursuing fraud and abuse, and have increased the penalties related to violations of the various fraud and abuse provisions. There can be no assurance that the federal and state governments will not consider additional prohibitions on physician ownership, directly or indirectly, of facilities to which they refer patients, which could adversely affect the Company. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil money penalties and exclusion from participation in federal or state health care programs. Such exclusion, if applied to the Affiliated Practices could result in significant loss of reimbursement and could have a material adverse effect on the Company.


    Federal law also prohibits conduct that may be, or result in, price-fixing or other anticompetitive conduct. Moreover, the Company may in the future contract with licensed insurance companies and/or HMOs. Certain of such contracts may require the Affiliated Practices on behalf of which the Company contracts to assume risk in connection with providing health care service under capitation arrangements. To the extent that the Company or the Affiliated Practices may be in the business of insurance as a result of entering into such arrangements, they may be subject to a variety of regulatory and licensing requirements applicable to insurance companies or HMOs. There can be no assurance that review of the Company's or the Affiliated Practices' businesses by courts or regulatory authorities will not result in a determination that could materially adversely affect the operations of the Company or such Affiliated Practices or that the health care regulatory environment will not change so as to restrict the Company's or such Affiliated Practices' existing operations or their expansion.


    Moreover, the laws of many states, such as New York, where the Company intends to acquire physician practices, prohibit physicians from sharing professional fees, or "splitting fees," with anyone other than a member of the same profession. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Expansion of the operations of the Company to certain jurisdictions, including New York, may require structural and organizational modifications of the Company's form of relationship with the Affiliated Practices, which could have an adverse effect on the Company. Although the Company believes that the operations of the Initial Affiliated Practices as the Company will operate them upon their acquisition are in compliance in all material respects with existing applicable laws, there can be no assurance that review of the Company's business by courts or regulatory authorities will not result in a determination that could adversely affect the operations of the Company or that the health care regulatory environment will not change so as to restrict the Company's existing operations or its expansion.



    Every state imposes licensing requirements on individual physicians and on certain other health care providers and facilities. Many states require regulatory approval, including licensing to render care or certificates of need before establishing certain types of health care services which entail the acquisition of expensive medical equipment or facilities. While the performance of management services on behalf of a medical practice does not currently require any regulatory approval, there can be no assurance that such activities will not be subject to licensure in the future. Such requirements could have a material adverse effect on the Company and its operations. See "Business - Government Regulation."



    STATE LAWS PROHIBITING THE CORPORATE PRACTICE OF MEDICINE. Affiliated Practices are anticipated to be business corporations wholly-owned by the Company in the states in which the Company believes general business corporations are permitted to own a medical practice. In other states, including New Jersey, New York, and Pennsylvania, the Affiliated Practices will be formed as professional corporations owned by one or more medical doctors licensed to practice medicine under the applicable state law. Corporations such as the Company are not permitted under certain state laws, including New Jersey, New York, and Pennsylvania, to practice medicine or exercise control over the medical judgments or decisions of practitioners. Laws regulating the corporate practice of medicine and the interpretation thereof vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. The Company believes that it performs only non-medical administrative services, does not represent to the public or its clients that it provides medical services, and does not exercise influence or control over the practice of medicine by the practitioners with whom it contracts. Expansion of the operations of the Company to certain jurisdictions may require structural and organizational modifications of the Company's form of relationship with practitioners in order to comply with laws regulating the corporate practice of medicine, which could have an adverse effect on the Company. Although the Company believes its operations, as currently conducted, are in compliance in all material respects with existing applicable laws, there can be no assurance that the Company's structure will not be challenged as constituting the unlicensed practice of medicine or that the enforceability of the agreements underlying this structure will not be limited. If such a challenge were made successfully in any state, the Company could be subject to civil and criminal penalties under such state's law and could be required to restructure its contractual arrangements in that state. Such results, or the inability to successfully restructure its contractual arrangements, could have a material adverse effect upon the Company. See "Business--Government Regulation."



    HEALTH CARE REFORM. Although Congress has failed to pass comprehensive health care reform legislation, the Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems and may in the future propose and adopt legislation effecting fundamental changes in the health care delivery system. Also, Congress is expected to consider major reductions in the rate of increase of Medicare and Medicaid spending as a part of efforts to balance the budget of the United States. The Company cannot predict the ultimate timing, scope, or effect of any legislation concerning health care reform, including legislation affecting the Medicare and Medicaid programs. Any proposed federal legislation, if adopted, could result in significant changes in the availability, delivery, pricing, and payment for health care services and products. Various states also have undertaken, or are considering, significant health care reform initiatives. Although it is not possible to predict whether any health care reform legislation will be adopted or, if adopted, the exact manner and the extent to which the Company will be affected, it is likely that the Company will be affected in some fashion, and there can be no assurance that any health care reform legislation, if and when adopted, will not have a material adverse effect on the Company.


    EXPOSURE TO PROFESSIONAL LIABILITY. In recent years, physicians, hospitals, and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. The Company does not engage in the practice of medicine or provide medical services, nor does it control the practice of medicine by the Affiliated Practices or the compliance with regulatory and other requirements directly applicable to the Affiliated Physicians and Affiliated Practices; however, there can be no assurance that the Company will not become involved in such litigation in the future. See "Business -- Professional Liability Insurance."

    The PMSAs will require the Affiliated Practices to maintain, at their expense, professional liability insurance for themselves and each physician employed by, or otherwise providing medical services for, the Affiliated Practices in the minimum amount of $1,000,000 per occurrence and $3,000,000 in the aggregate. In addition, each of the Affiliated Practices will undertake to comply with all applicable regulations and requirements, and the Company will be indemnified under the PMSA for claims against the Company arising in connection with actions by the Affiliated Practices. The Company has applied for general liability insurance for itself and requires that it be named as an additional insured party on the professional liability insurance policies of the Affiliated Practices pursuant to the PMSA. In addition, the Company will maintain liability insurance on its non-physician professional employees, such as nurses and midwives.

    There can be no assurance that the Company, its employees, the Affiliated Practices, or the physicians employed by, or associated with, the Affiliated Practices will not be subject to claims in amounts that exceed the coverage limits or that such coverage will be available when needed. Further, there can be no assurance that professional liability or other insurance will continue to be available to the Affiliated Practices in the future at adequate levels, at an acceptable cost, or at all. A successful claim against the Company or an Affiliated Practice in excess of the relevant insurance coverage could have a material adverse effect upon the Company. Claims against the Company or an Affiliated Practice, regardless of the merits or eventual outcomes, may also have a material adverse effect on the Company.


    RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS. While none of the Initial Affiliated Practices are currently materially dependent upon capitated fee arrangements, the Company believes that an increasing percentage of patients will be coming under the control of managed care entities. The Company believes that its success will, in part, depend upon its ability to negotiate on behalf of the Affiliated Practices favorable managed care contracts with HMOs and other private third-party payors. Such contracts often shift much of the financial risk of providing care from the payor to the provider by requiring the provider to furnish all or a portion of its services in exchange for a fixed, or "capitated," fee per member patient per month, regardless of the level of such patients' utilization rates and, sometimes in the case of primary care physicians, to accept financial risk for health care services not normally furnished by such physicians (e.g., specialty physician or hospital services). The Company intends to negotiate capitation agreements with managed care organizations. Some managed care agreements also offer "shared risk" provisions under which physicians and physician practice management concerns can earn additional compensation based on the utilization of services by members, but may be required to bear a portion of any loss in connection with such "shared-risk" provisions. Any such losses could, in the future, have a material adverse effect on the Company. In order for capitation contracts, especially any with "shared-risk" provisions, to be profitable for the Company, the Company must effectively monitor the utilization of its services delivered to members of the managed care organization who are patients of the Affiliated Practices and, to the extent such Affiliated Practices are responsible for overall patient care, monitor the utilization of specialist physicians or hospitals, negotiate favorable rates with such other providers, and obtain, on favorable terms, stop loss protection limiting its per enrollee exposure above specified thresholds. There can be no assurance that the Company will be able to negotiate satisfactory managed care contracts for the Affiliated Practices. Nor can there be any assurance that any managed care contracts it enters into on behalf of the Affiliated Practices will not adversely affect the Company or the Affiliated Practices.


    COMPETITION. The physician practice management industry is highly competitive. The Company is subject to significant competition both in affiliating with physician practices and in seeking managed care contracts on behalf of the Affiliated Practices. Its competitors include hospitals, managed care organizations, and other PPMOs. In comparison with the Company, many of its competitors are larger and have substantially greater resources, provide a wider variety of services, and have longer established relationships with purchasers of such services. There can be no assurance that the Company will be able to compete effectively, that additional competitors will not enter the market, or that such competition will not make it more difficult to enter into affiliations with physician practices on terms beneficial to the Company. The Company also experiences competition in the recruitment and retention of qualified physicians and other health care professionals on behalf of the Affiliated Practices. There can be no assurance that the Company will be able to recruit or retain a sufficient number of qualified physicians and other health care professionals to expand its operations. See "Business-Competition."


    DEPENDENCE ON KEY EMPLOYEES. The Company is dependent substantially upon the efforts of Scott G. Pollock, Chief Executive Officer and a Director of the Company, Peter R. Heisen, M.D., President, Chief Medical Officer, and a Director of the Company, and Dennis B. Liotta, M.D., Executive Vice President, Chief Operating Officer, and a Director of the Company. The loss of, or unavailability of, any of these individuals or the inability of the Company to attract other qualified employees could have a material adverse effect upon the Company. The Company has entered into employment agreements with these key executives, with minimum terms of at least three years. In addition, the Company has obtained, and is the sole owner and beneficiary of, an insurance policy in the amount of $1,000,000 on the life of each of Mr. Pollock and Drs. Heisen and Liotta. See "Management."

    NO PRIOR PUBLIC MARKET; ARBITRARY DETERMINATION OF PUBLIC OFFERING PRICES; POSSIBLE VOLATILITY OF DEBENTURE, COMMON STOCK AND WARRANT MARKET PRICES. Prior to this Offering, there has been no public market for any of the Securities offered hereby, and there can be no assurance that an active public market for any of the Securities will develop or, if developed, be sustained after this Offering. The terms of the Debentures and the Warrants and the initial public offering prices of the Common Stock and the Warrants were arbitrarily determined by negotiation between the Company and the Representatives, and do not necessarily bear any relationship to the Company's assets, book value, results of operations, or any other generally accepted criteria of value. From time to time after this Offering, there may be significant volatility in the market price of the Debentures, the Common Stock, and the Warrants. Quarterly operating results of the Company or other developments affecting the Company, such as announcements by the Company or its competitors regarding acquisitions or dispositions, new procedures, changes in general conditions in the economy or the health care industry, and general market conditions could cause the market prices of the Securities to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies. Concern about the potential effects of health care reform measures has contributed to the volatility of stock prices in companies in health care and related industries and may similarly affect the price of any or all of the Securities following this Offering. See "Underwriting."



    LACK OF EXPERIENCE OF REPRESENTATIVES. Nolan Securities Corp. has been in business since February 1991 and has participated in two public offerings as a co-manager and two public offerings as a member of the underwriting syndicate. Dirks & Company, Inc. commenced operations in July 1997 and has not co-managed or participated as an underwriter in any public offering of securities. SouthWall Capital Corp. commenced operations as an underwriter in May 1996 and has co-managed one public offering and participated as an underwriter in nine public offerings to date. Accordingly, none of the Representatives have extensive experience as a co-manager or underwriter of public offerings of securities. In addition, each of the Representatives are relatively small firms and no assurance can be given that any of the Representatives will be able to participate as a market maker in any of the Securities. No assurance can be given that any broker-dealer will make a market in any of the Securities. See "Underwriting."


    NO DIVIDENDS. The Company has not paid cash dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy."


    IMMEDIATE AND SUBSTANTIAL DILUTION; DISPARITY OF CONSIDERATION. The purchasers of the shares of Common Stock offered hereby will experience immediate and substantial dilution in the net tangible book value of the shares of Common Stock of $6.58 per share, or approximately 87.7% per share. Additional dilution to future net tangible book value per share may occur upon the exercise of the Warrants, the Representatives' Warrants, and options to be issued under the Plan. The current stockholders of the Company, including the directors and entities and persons affiliated with them acquired their shares of Common Stock for nominal consideration. As a result, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Dilution."



    SUBSTANTIAL CONTROL BY MANAGEMENT. Upon the closing of this Offering, the Company's officers and directors will own approximately 27.2% of the outstanding shares of Common Stock (approximately 25.4% of the outstanding shares of Common Stock if the Underwriters' over-allotment option is exercised in full). As a result, such persons may have the ability to control the election all of the directors of the Company and to control the outcome of all issues submitted to a vote of the stockholders of the Company. Furthermore, such concentration of ownership could limit the price that certain investors might be willing to pay in the future for shares of Common Stock and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of, the Company. See "Principal Stockholders."


    SHARES ELIGIBLE FOR FUTURE SALE The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to this Offering pursuant to Rule 144 under the Securities Act ("Rule 144") or otherwise could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. Of the 4,183,067 shares of Common Stock to be outstanding upon completion of this Offering, the 2,000,000 shares of Common Stock offered hereby (2,300,000 shares of Common Stock if the Underwriters' over-allotment option is exercised in full), will be immediately freely tradeable without restriction under the Securities Act, except for any securities purchased by affiliates of the Company, which securities will be subject to the resale limitations of Rule 144 under the Securities Act. The availability of Rule 144 to the holders of restricted securities of the Company would be conditioned on, among other factors, the availability of certain public information concerning the Company. The remaining 2,183,067 shares of Common Stock are "restricted securities" as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act. All existing stockholders of the Company, including all of the executive officers and directors of the Company, have agreed, however, not to sell or otherwise dispose of any securities of the Company for a period of 18 months from the date of this Prospectus without the Representative's prior written consent. After such 18-month period, all 2,183,067 shares may be sold in accordance with Rule 144. See "Shares Eligible for Future Sale."



    POTENTIAL ADVERSE EFFECT OF REPRESENTATIVES' WARRANTS. At the consummation of the Offering, the Company will sell to the Representatives and/or their designees, for nominal consideration, warrants to purchase up to an aggregate of $2,500,000 principal amount of Debentures, up to 200,000 shares of Common Stock, and/or up to 200,000 Warrants (the "Representatives' Warrants"). The Representatives' Warrants are exercisable for a period of four years commencing one year after the effective date of this Offering, at an exercise price of 100%
of the principal amount of Debentures, $     per share of Common Stock [140% of
the initial public offering price per share of the Common Stock], and $     per
Warrant [140% of the initial public offering price of the Warrants], respectively. The Warrants obtained upon exercise of the Representatives' Warrants will be exercisable for a period of four years commencing at the beginning of the second year after the effective date of this Offering, at an
exercise price of $     per share [140% of the exercise price of the Warrants].
For the term of the Representatives' Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Representatives' Warrants remain unexercised, the Company's ability to obtain additional capital might be adversely affected. Moreover, the Representatives may be expected to exercise the Representatives' Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Representatives' Warrants. See "Underwriting."



    SPECULATIVE NATURE OF THE WARRANTS. The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, commencing
           , 1997 [the date of this Prospectus], holders of the Warrants may exercise their right to acquire shares of Common Stock and pay an exercise price
of $     per share [140% of the initial public offering price per share of
Common Stock], subject to adjustment upon the occurrence of certain dilutive
events, until            , 2002 [five years after the date of this Prospectus],
after which date any unexercised Warrants will expire and have no further value. Moreover, following the completion of this Offering, the market value of the Warrants will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their initial public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants and, consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS.  Commencing            ,
1999 [18 months after the date of this Prospectus], the Warrants are subject to redemption by the Company at $0.10 per Warrant on 30 days prior written notice to the warrantholders if the average closing sale price of the Common Stock as
reported on AMEX equals or exceeds $     per share [210% of the initial public
offering price of the Common Stock] of Common Stock for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are redeemed, holders of the Warrants will lose their rights to exercise the Warrants after the expiration of the 30-day notice of redemption period. Upon receipt of a notice of redemption, holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so; (ii) sell the Warrants at the current market price, if any, when they might otherwise wish to hold the Warrants; or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities."



    POTENTIAL ADVERSE EFFECT OF SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK RESERVED. The Company has reserved a total of at least 2,700,000 shares of Common Stock for issuance as follows: (i) 2,000,000 shares for issuance upon exercise of the 2,000,000 Warrants; (ii) 200,000 shares for issuance upon exercise of the Representatives' Warrants; (iii) 200,000 shares for issuance upon exercise of the Warrants underlying the Representatives' Warrants; (iv) 300,000 shares for issuance upon exercise of options to be granted under the Plan; and (v) an additional indeterminate number of shares to be issued upon conversion, if any, of the Debentures. The existence of the Warrants, the Representatives' Warrants, the Debentures, and any other options or warrants may adversely affect the Company's ability to consummate future equity financing. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Shares Eligible for Future Sale."



    LEGAL RESTRICTIONS ON SALES OF COMMON STOCK UNDERLYING THE WARRANTS. The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the offer and sale of the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified, or are deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company has agreed to use its best efforts to keep a registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants effective for the term of the Warrants, if it fails to do so for any reason, the Warrants may be deprived of value.



    The Common Stock and Warrants are separately transferable immediately upon issuance. Purchasers may buy Warrants in the aftermarket in, or may move to, jurisdictions in which the shares of Common Stock underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those person desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities."



    PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation, as amended, authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock, $.01 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. No preferred stock is currently outstanding, and the Company has no present plans for the issuance of any preferred stock. However, the issuance of any such preferred stock could materially adversely affect the rights of holders of Common Stock and Warrants and, therefore, could reduce the value of the Common Stock and Warrants. In addition, specific rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with, or sell its assets to, a third party. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of the Company, thereby preserving control of the Company by the current stockholders.


    In addition, the Company is subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. See "Description of Securities."



    POSSIBLE ACQUISITIONS AND BUSINESS OPPORTUNITIES; DISCRETIONARY USE OF NET PROCEEDS. Approximately 49.6% ($17,681,000) of the estimated net proceeds from the sale of the Debentures at an assumed initial public offering price of 100%, and from the sale of the Common Stock and Warrants at assumed initial public offering prices of $7.50 per share and $.10 per Warrant, respectively, has been allocated to acquisitions of additional physician practices and other medical entities. The Company's management will have broad discretion as to the application of such net proceeds. Depending on the structure of any possible acquisition or other business opportunity, the Company's Board of Directors may have the power and authority under the laws of the State of Delaware to approve and consummate such transaction on behalf of the Company without a stockholder vote. See "Use of Proceeds."



    SUBSTANTIAL PORTION OF NET PROCEEDS ALLOCATED FOR GENERAL CORPORATE AND WORKING CAPITAL PURPOSES. Approximately 21.9% ($7,824,000) of the estimated net proceeds from the sale of the Debentures at an assumed initial public offering price of 100% and from the sale of the Common Stock and Warrants at assumed initial public offering prices of $7.50 per share and $.10 per Warrant, respectively, has been allocated for general corporate and working capital purposes. Such proceeds may be utilized in the discretion of the Board of Directors. As a result, investors will not know in advance how such net proceeds will be utilized by the Company. See "Use of Proceeds."


    RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS. This Prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to the Affiliated Practices. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based on a successful execution of the Company's expansion strategy and assumptions that the Affiliated Practices will be profitable, that the health care industry will not change materially or adversely, and that there will be no unanticipated material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, particularly in view of the Company's early stage operations, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                USE OF PROCEEDS


    The net proceeds to be received by the Company from the sale of the Securities offered hereby are estimated to be approximately $35,656,000 (approximately $41,113,150 if the Underwriters' over-allotment option is exercised in full) after deduction of underwriting discounts, the non-accountable expense allowance, and other estimated offering expenses payable by the Company in the amount of approximately $725,000, assuming an initial public offering price for the Debentures of 100%, $7.50 per share of Common Stock, and $.10 per Warrant, respectively. The Company intends to use the net proceeds of this Offering as follows:



                                                                                        APPROXIMATE    APPROXIMATE
APPLICATION OF NET PROCEEDS                                                               AMOUNT       PERCENTAGE
-------------------------------------------------------------------------------------  -------------  -------------
Payments due upon consummation of the Acquisitions (1)...............................  $   7,937,000         22.3%
Funds available for acquisitions of additional physician practices and other medical
  entities (2).......................................................................     17,681,000         49.6%
Hardware, software, and installation cost of information system (3)..................      1,650,000          4.6%
Repayment of indebtedness (4)........................................................        564,000          1.6%
General corporate and working capital purposes (5)...................................      7,824,000         21.9%
                                                                                       -------------        -----
                                                                                       $  35,656,000        100.0%
                                                                                       -------------        -----
                                                                                       -------------        -----


------------------------

(1) The Company plans to consummate the Acquisitions concurrently with the closing of this Offering. In connection with the Acquisitions, the Company will acquire certain assets and assume certain liabilities of the Initial Affiliated Practices and NBS. The costs of the Acquisitions will be paid pursuant to the respective purchase agreements through a combination of $7,936,500 in cash, notes in the aggregate principal amount of $114,000, an aggregate of 481,067 shares of Common Stock, and the assumption of liabilities in the amount of $467,324. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) The Company plans to acquire certain assets and assume certain liabilities of other physician practices and other medical entities on terms the Company expects to be similar to the Acquisitions. The Company intends to finance these transactions through a combination of cash payments and issuances of notes, shares of Common Stock, and/or other securities of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(3) Represents the costs of the hardware, software, and the installation cost associated with the information system that the Company intends to install at each Affiliated Practice.

(4) Represents (i) repayment of advances to the Company from a third party in the amount of $129,000 due upon the consummation of this Offering and bearing interest at a rate of 10% per annum, (ii) repayment of an aggregate principal amount of $435,000 of the Senior Notes sold by the Company in the Bridge Financing, and (iii) certain accrued liabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

(5) The remaining portion of the net proceeds will be allocated to working capital and will be used by the Company for general corporate purposes, including amounts required to pay officers' salaries, consultant and professional fees, office and administrative expenses, and other corporate expenses.


    The foregoing represents the Company's best estimate of its allocation of the net proceeds from the sale of the Securities offered hereby, based upon the Company's currently contemplated operations, the Company's business plan, and current economic and industry conditions, and is subject to reapportionment of proceeds among the categories listed above or to new categories in response to, among other things, changes in its plans, regulations, industry conditions, and future revenues and expenditures.


    Based on the Company's operating plan, the Company believes that the net proceeds of this Offering, together with anticipated revenues from operations, will be sufficient to satisfy its capital requirements for at least 12 months following the date of this Prospectus. There can be no assurance that such resources will be sufficient to satisfy the Company's capital requirements for said period. After the 12-month period, the Company may require additional financing in order to meet its current plans for expansion. Such financing may take the form of the issuance of common or preferred equity securities or debt securities, or may involve bank financing. There can be no assurance that the Company will be able to obtain needed additional capital on a timely basis, on favorable terms, or at all. Any additional financing could result in dilution of the then-existing equity positions, and increased interest and amortization expense. If the Company is unable to secure additional sources of financing on terms and conditions favorable to the Company, or at all, the Company's expansion strategy could be materially adversely affected. In any of such events, the Company may be unable to implement its current plans for expansion or to repay its debt obligations. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business--Development and Operations."


    Net proceeds, if any, received by the Company from the sale of the Securities issuable upon exercise of the Underwriters' over-allotment option, and proceeds, if any, received by the Company upon exercise of the Warrants, the Representatives' Warrants, and any options to be issued under the Plan, will be utilized for general corporate and working capital purposes.


    Pending their utilization by the Company, the Company intends to invest the net proceeds of this Offering in interest-bearing deposit accounts, certificates of deposit, or similar short-term investment grade financial instruments.

                                    DILUTION


    At June 30, 1997, the pro forma negative net tangible book value of the Company, after giving effect to (i) the issuance after June 30, 1997 of an aggregate principal amount of $125,000 Senior Notes and 16,667 shares of Common Stock as part of the Bridge Financing, (ii) the Acquisitions, and (iii) the Recapitalization, was $(6,695,000), or approximately $(3.07) per share of Common Stock based on 2,183,067 shares of Common Stock outstanding. The net tangible book value per share represents the amount of the Company's total assets less the amount of its intangible assets and liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the receipt of net proceeds from the sale of the Debentures, the shares of Common Stock, and the Warrants offered hereby at assumed initial public offering prices of 100%, $7.50 per share, and $.10 per Warrant, respectively, and the initial application of the net proceeds therefrom, the adjusted pro forma combined net tangible book value of the Company at June 30, 1997, would have been $3,848,000, or approximately $.92 per share of Common Stock. This would result in dilution to the public investors of approximately $6.58 per share (or approximately 87.7%). The following table illustrates the per share dilution:



Assumed initial public offering price per share of Common
Stock.......................................................             $    7.50

  Pro forma negative net tangible book value per share of
  Common Stock prior to this Offering.......................  $   (3.07)

  Increase attributable to new investors....................       3.99
                                                              ---------

Pro forma net tangible book value per share of Common Stock
after this Offering.........................................                   .92
                                                                         ---------

Dilution in pro forma net tangible book value per share of
Common Stock to new investors...............................             $    6.58
                                                                         ---------
                                                                         ---------



    In the event the Underwriters' over-allotment option is exercised in full, the pro forma net tangible book value as of June 30, 1997 would be $5,555,150, or $1.24 per share of Common Stock, which would result in immediate dilution in net tangible book value to new investors of approximately $6.26 per share.


    The following table sets forth, on a pro forma basis, as of the date of this Prospectus, the number of shares of Common Stock purchased, the percentage of total shares of Common Stock purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share of Common Stock paid by the investors in this Offering and the existing stockholders of the Company:


                                                       SHARES OF COMMON
                                                        STOCK PURCHASED         TOTAL CONSIDERATION        AVERAGE
                                                    -----------------------  --------------------------   PRICE PER
                                                      NUMBER    PERCENTAGE      AMOUNT      PERCENTAGE      SHARE
                                                    ----------  -----------  -------------  -----------  -----------
Existing Stockholders.............................   1,702,000        40.7%  $      30,000       *        $    0.01
Initial Affiliated Practices and NBS..............     481,067        11.5%      3,608,000        19.4%   $    7.50
New Investors(1)..................................   2,000,000        47.8%     15,000,000        80.6%   $    7.50
                                                    ----------       -----   -------------       -----
  Total...........................................   4,183,067       100.0%  $  18,638,000       100.0%
                                                    ----------       -----   -------------       -----
                                                    ----------       -----   -------------       -----


------------------------


*   Represents less than 1%.



(1) Attributes no value to the Warrants.

                                 CAPITALIZATION



    The following table sets forth, at June 30, 1997, the capitalization of the Company (i) on an actual basis and (ii) on a pro forma, as adjusted basis, giving effect to (a) the issuance after June 30, 1997 of the aggregate principal amount of $125,000 Senior Notes and 16,667 shares of Common Stock as part of the Bridge Financing, (b) the Recapitalization, and (c) the sale of the Debentures, shares of Common Stock, and the Warrants at the assumed initial public offering prices of 100%, $7.50 per share, and $.10 per Warrant, respectively, and the initial application of the net proceeds therefrom, including the consummation of the Acquisitions. This table should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus. See "Use of Proceeds" and the Financial Statements and the Notes thereto.



                                                                                               JUNE 30, 1997
                                                                                         -------------------------
                                                                                                      PRO FORMA,
                                                                                           ACTUAL     AS ADJUSTED
                                                                                         ----------  -------------
Short-term debt........................................................................  $  310,000  $    --
                                                                                         ----------  -------------
                                                                                         ----------  -------------
Long-term debt:
  Debentures...........................................................................      --         25,000,000
  Notes payable--current and long-term.................................................      --            572,000
                                                                                         ----------  -------------
      Total long-term debt.............................................................      --         25,572,000
                                                                                         ----------  -------------
Stockholders' equity:
  Preferred Stock--$.01 par value, authorized--
    1,000,000 shares; none issued and outstanding......................................      --           --

  Common Stock--$.01 par value, authorized--
    50,000,000 shares; issued and outstanding
    3,031,000 shares, actual and 4,183,067 shares,
    pro forma as adjusted..............................................................      30,000         42,000
  Additional paid-in capital...........................................................     245,000     16,479,000
  Accumulated earnings (deficit).......................................................    (161,000)      (274,000)
                                                                                         ----------  -------------
Total stockholders' equity.............................................................     114,000     16,247,000
                                                                                         ----------  -------------
Total capitalization...................................................................  $  424,000  $  41,819,000
                                                                                         ----------  -------------
                                                                                         ----------  -------------

                                DIVIDEND POLICY



    The Company has not paid cash dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements, and financial position of the Company, general economic conditions, and other pertinent factors.

                            SELECTED FINANCIAL DATA



    The following table sets forth selected financial data of the Company for each of the periods indicated. The selected financial data of the Company for the period from April 25, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996 are derived from the Financial Statements of the Company which have been audited by Feldman Radin & Co., P.C., independent certified public accountants. The selected financial data for the six month periods ended June 30, 1996 and 1997 and as of June 30, 1997 were derived from the unaudited financial statements of the Company. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. All of the information set forth below should be read in conjunction with the Financial Statements of the Company and related notes thereto appearing elsewhere in this Prospectus.



STATEMENT OF OPERATIONS DATA:



                                                                                           SIX MONTHS ENDED JUNE 30,
                                        INCEPTION                             ----------------------------------------------------
                                       (APRIL 25,          YEAR ENDED
                                          1995)        DECEMBER 31, 1996                1996                       1997
                                         THROUGH    ------------------------  ------------------------  --------------------------
                                        DECEMBER                    PRO                       PRO                         PRO
                                        31, 1995     ACTUAL      FORMA(1)      ACTUAL      FORMA(1)       ACTUAL       FORMA(1)
                                       -----------  ---------  -------------  ---------  -------------  -----------  -------------
Revenue:
  Medical service revenue............      --          --      $  17,130,000     --      $   8,754,000      --       $   7,962,000
  Management fees....................      --          --           --           --           --            111,000        111,000
  Medical billing and service fees...      --          --          1,398,000     --            576,000      --           1,101,000
  Other revenue......................      --          --             38,000     --             48,000      --              63,000
                                                               -------------             -------------               -------------
    Total revenue....................      --          --         18,566,000     --          9,378,000      111,000      9,237,000
Costs and expenses:..................
  Salaries and wages.................      --          --         13,294,000     --          6,624,000       51,000      5,184,000
  Medical supplies and expenses......      --          --            426,000     --            205,000      --             239,000
  General and administrative
    expenses.........................      --           4,000      4,174,000      2,000      2,608,000       78,000      3,390,000
  Depreciation and amortization......       1,000       2,000      1,239,000      1,000        620,000        1,000        620,000
  Interest expense...................      --          --          2,020,000     --          1,010,000      135,000      1,010,000
                                       -----------  ---------  -------------  ---------  -------------  -----------  -------------
    Total costs and expenses.........       1,000       6,000     21,153,000      3,000     11,067,000      265,000     10,443,000
Loss before income taxes.............      (1,000)     (6,000)    (2,587,000)    (3,000)    (1,689,000)    (154,000)    (1,206,000)
Provision for income taxes...........      --          --           --           --           --            --            --
                                       -----------  ---------  -------------  ---------  -------------  -----------  -------------
Net loss.............................   $  (1,000)  $  (6,000) $  (2,587,000) $  (3,000) $  (1,689,000) $  (154,000) $  (1,206,000)
                                       -----------  ---------  -------------  ---------  -------------  -----------  -------------
                                       -----------  ---------  -------------  ---------  -------------  -----------  -------------
Pro forma net loss per share(2)......                          $       (0.62)            $       (0.41)              $       (0.29)
                                                               -------------             -------------               -------------
                                                               -------------             -------------               -------------
Pro forma weighted average number of
  shares outstanding(2)..............                              4,183,067                 4,183,067                   4,183,067
                                                               -------------             -------------               -------------
                                                               -------------             -------------               -------------


------------------------


(1) The pro forma statement of operations data for the fiscal year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997 is presented as if the Acquisitions and the PMI acquisition had occurred on January 1, 1996. The pro forma balance sheet data for June 30, 1997 is presented as if the Acquisitions had occurred on June 30, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and Notes to Unaudited Pro Forma Financial Statements."



(2) See Note HH to the Unaudited Pro Forma Statement of Operations Adjustments.

BALANCE SHEET DATA:



                                                              DECEMBER 31,           JUNE 30, 1997
                                                          --------------------  ------------------------
                                                                                           PRO FORMA, AS
                                                            1995       1996      ACTUAL    ADJUSTED(1)(3)
                                                          ---------  ---------  ---------  -------------
Working capital (deficiency)............................  $ (74,000) $(149,000) $(329,000)  $27,249,000

Total assets............................................     73,000    296,000    545,000    41,933,000

Total liabilities.......................................     74,000    179,000    431,000    25,686,000

Stockholders' equity (deficit)..........................     (1,000)   117,000    114,000    16,247,000


------------------------------


(3) Gives effect on a pro forma basis to (i) the issuance after June 30, 1997 of Senior Notes in the aggregate principal amount of $125,000 and 16,667 shares of Common Stock as part of the Bridge Financing, and (ii) the Recapitalization, and as adjusted to reflect the sale of the Securities offered hereby, assuming initial public offering prices of 100% for the Debentures, $7.50 per share, and $.10 per Warrant, respectively, and the initial application of the net proceeds therefrom. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. SEE "RISK FACTORS--RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS." ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS." THE FOLLOWING DISCUSSION OF THE OPERATIONS AND FINANCIAL CONDITION OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S AUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

GENERAL

    The Company was incorporated under the laws of the State of Delaware on April 25, 1995. The Company's activities to date have consisted primarily of developing corporate infrastructure, seeking capital to fund operations, seeking affiliations with physician practices, negotiating acquisitions of certain assets of such physician practices, and providing consulting services to one of the Initial Affiliated Practices pursuant to a consulting agreement.


    In April 1997, pursuant to a stock purchase agreement, the Company purchased all of the outstanding capital stock of PMI from Dr. Dennis B. Liotta, the sole shareholder of PMI, for $2,000. As a result of such transaction, PMI became a wholly-owned subsidiary of the Company. In addition, the Company entered into an employment agreement pursuant to which Dr. Liotta agreed to serve as the Executive Vice President and Chief Operating Officer of the Company.



    Simultaneously with the closing of this Offering, the Company intends to exchange cash in the amount of $7,936,500, notes in the principal amount of $114,000, 481,067 shares of Common Stock with an approximate value of $3,608,000 (based on an assumed initial public offering price of $7.50 per share), and to assume liabilities in the amount of $467,324, in return for substantially all of the assets of NBS and the Initial Affiliated Practices. The Initial Affiliated Practices are all located in the State of New Jersey and are comprised of the following entities: Joel Fuhrman, M.D., P.C., D/B/A Amwell Health Center, Bound Brook Pediatric Associates, P.A., Branchberg Eye Physicians, P.A., Alexander Kudryk, M.D., Audrey Hinds-McDonald, M.D., P.A., Hunterdon Ophthalmologists, P.A., Richard M. Weeder, M.D., Felix Salerno, M.D., Kenneth Stern, M.D., P.A., Flemington Medical Group, P.A., John E. Durst, M.D., Reliance Medical Group, P.C., and its affiliate Reliance Healthcare Group, Inc. These acquisitions will be accounted for as a "purchase" and the excess of the purchase price over the fair market value of the tangible assets acquired will be designated as goodwill. Goodwill be amortized over a 20-year period. Substantially all of the goodwill on the Company's pro forma balance sheet as of June 30, 1997 is related to the acquisition of the Initial Affiliated Practices and NBS.



    Simultaneously with the acquisition of their practice assets, each of the physicians in the Initial Affiliated Practices will become employed, pursuant to executed employment agreements, which generally have a term of five years, by a professional corporation controlled by the Company (the "Affiliated PC"). The Affiliated PCs are controlled by the Company by virtue of duly executed agency agreements between the Company and David I. Rosen, M.D., the sole stockholder of each of the Affiliated PCs. Dr. Rosen is the Vice President for Business Development and a director of the Company. Pursuant to the agency agreements, the Company has control over all significant decisions of the Affiliated PCs except for decisions relating to the practice of medicine. The Company may direct the sole stockholder with respect to the election of officers and directors of the Affiliated PCs and may effect a change in the identity of the sole stockholder in the event of the death, disability, retirement, or termination of employment of Dr. Rosen. The shares of the common stock of the Affiliated PCs have been placed in escrow by Dr. Rosen in order to allow for easy effectuation of any changes in the identity of the sole stockholder.



    Effective with the acquisition of the Initial Affiliated Practices, each Affiliated PC will be subject to a PMSA between the Affiliated PC and the Company whereby the Affiliated PC agrees to assign all of its accounts receivable from all of its billings for medical services (essentially all of the revenue of the Affiliated PC) to the Company as compensation for the services to be provided by the Company to the

Affiliated PC. The term of the PMSA generally is 40 years. The PMSA may not be terminated by the Affiliated PC prior to its expiration date, except for default by the Company or the bankruptcy of the Company.



    Pursuant to the PMSA, the Company is responsible for providing to the Affiliated PCs clinic and office facilities for the operation of the practice, medical equipment and supplies required for the practice of medicine, various management and administrative services, and working capital. Further, the Company will employ substantially all of the practice's non-physician personnel. The Company will provide administrative services including facilities management, the negotiation and procurement of medical malpractice insurance policies on behalf of the Affiliated Practices, and financial and accounting services, including budgeting, billing, and third party reimbursement services. In addition, the Company will provide expertise in the negotiation of managed care contracts and the management of risk sharing arrangements.



    Pursuant to the PMSA, the Company is at risk for, and is responsible for, payment of all operating expenses of the Affiliated PC, including providing the Affiliated PC with funds from which it can pay its physician salaries, payroll taxes, benefits, and other related costs which the Company estimates will be approximately 40% of the gross revenue of the Affiliated PC. Operating expenses will consist, in large part, of the expenses incurred by the Company in fulfilling its obligations under the PMSA. These expenses are the same as the operating costs and expenses that would have been incurred by the Affiliated Practice. In addition to these practice operating expenses, the Company will also incur personnel and administrative expenses in connection with maintaining a corporate office that provides management, administrative, and marketing services to the Affiliated PCs. The Company's profitability will depend upon, among other things, increasing market share, expanding health care services, enhancing operating efficiencies, and developing favorable contractual relationships with payors. There can be no assurance that the Affiliated Practices will generate sufficient revenues to fund the operations of the Affiliated Practices and the Company or that they will generate sufficient revenues to fund physician salaries. Consequently, there can be no assurance that the revenues from the Affiliated Practices will be sufficient to allow the Company to be profitable. Any loss of revenue from the Affiliated Practices, including losses from a substantial reduction in the number of physicians employed by, or affiliated with, the Affiliated Practices or the inability of the Affiliated Practices to collect fees from their patients and third party payors, could have a material adverse effect on the Company.



    Effective with the commencement of the PMSA, all billing and claim submission for medical services rendered by the Affiliated PCs will be performed by NBS, which will become a subsidiary of the Company effective with the closing of this Offering. The Company intends to purchase and utilize new billing software. The Company anticipates that the new billing system will cost the Company approximately $500,000 to fully implement. The Company intends to pay such costs from a portion of the net proceeds of this Offering. See "Use of Proceeds." The Company believes that the new software and the personnel and expertise of NBS will be sufficient to meet the needs of the Affiliated PCs.


    Management believes that industry trends toward cost containment and lower reimbursement rates will continue to result in a reduction in per patient revenue. Further reductions in reimbursement rates could have an adverse effect on the Company's operations unless the Company is otherwise able to offset such payment reductions.

RESULTS OF OPERATIONS


    The Company has conducted no significant operations to date and will not conduct significant operations until the Acquisitions and the Offering are completed. General and administrative expenses were incurred during the year ended December 31, 1996 and during the six months ended June 30, 1997 in connection with this Offering. The Company has incurred and will continue to incur various legal, accounting, travel, personnel, and marketing costs in connection with the Acquisitions and the Offering. See "Use of Proceeds."

LIQUIDITY AND CAPITAL RESOURCES


    The Company commenced operations on April 25, 1995 and, as of June 30, 1997, the Company had a working capital deficiency of approximately $329,000 and an accumulated deficit of approximately $161,000. The Company has generated limited revenue since its inception.



    Between December 1996 and July 1997, the Company consummated the Bridge Financing, the gross proceeds of which were $310,000. Such proceeds were used by the Company to fund the expenses relating to this Offering and other expenses in connection with the operation of the Company's initial activities. The Bridge Financing resulted in the issuance of 41,333 shares of Common Stock and Senior Notes pursuant to which the Company is obligated to pay the aggregate principal amount of $310,000, plus interest thereon. The Senior Notes bear interest at the rate of 10% per annum and mature on the earlier of (i) one year from the date of issuance and (ii) the closing of the Offering. The Company intends to repay the Senior Notes, plus interest thereon, with a portion of the net proceeds from this Offering. See "Use of Proceeds."



    Wellness Concepts Inc. ("Wellness"), the founding stockholder of the Company, has advanced $148,000 to the Company since inception. Such amount was used to fund a portion of the costs of this Offering. As of September 30, 1997, the balance owed by the Company to Wellness was $129,000, which the Company intends to repay with a portion of the net proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."


    Effective April 1, 1997, the Company entered into a one year consulting agreement with Reliance Medical Group, P.C. ("Reliance"), one of the Initial Affiliated Practices. Under the terms of the consulting agreement, the Company provides physician practice management services to Reliance in return for a fixed monthly compensation of $25,000. Upon consummation of the Offering, the consulting agreement will be terminated and Reliance will become an Affiliated Practice.


    The Company intends to design, develop, and install in its Affiliated Practices, a management information system. The Company has estimated that the total resources needed to fully implement the planned management information system, including the applications to be utilized by NBS in the billing process, should approximate $1,650,000. The Company intends to pay such sum from the net proceeds of the Offering. See "Use of Proceeds." The Company expects to be able to have its intended management information system fully operational within one year of the Offering, although there can be no assurance that such system will be fully operational by such time. Until then, the Company believes that the information systems currently used by the Affiliated Practices will enable the Company to provide management services during such transition period. See "Business--Information System."



    The Company anticipates that capital expenditures during the balance of 1997 and in 1998 will relate primarily to affiliations with additional physician practices. Future acquisitions of physician practices are expected to be structured similarly to the acquisitions of the Initial Affiliated Practices. It is anticipated that funding for these purposes will be derived from the net proceeds of this Offering and cash flow from operations. The Company has allocated from the estimated net proceeds of this Offering, the sum of $17,681,000 for payment of future acquisition costs. See "Use of Proceeds." Based on the Company's operating plan, the Company believes that the net proceeds of this Offering, and anticipated revenues from operations will be sufficient to satisfy its capital requirements for at least 12 months following the date of this Prospectus. There can be no assurance that such resources will be sufficient to satisfy the Company's capital requirements for said period. After the 12-month period, the Company may require additional financing in order to meet its current plans for expansion. Such financing may take the form of the issuance of common or preferred equity securities or debt securities, or may involve bank financing. There can be no assurance that the Company will be able to obtain needed additional capital on a timely basis, on favorable terms, or at all. Any additional financing could result in dilution of the then-existing equity positions, increased interest and amortization expense, or decreased income to fund future expansion. In any of such events, the Company may be unable to implement its current plans for expansion or to repay its debt obligations.

                                    BUSINESS

GENERAL


    The Company is a newly established PPMO which is developing an integrated health care delivery network in selected geographic areas through affiliation with physician practices. Upon the closing of this Offering, the operations of the Company will consist of (i) management of the Initial Affiliated Practices, consisting of 12 medical practices located in New Jersey, (ii) PMI, a wholly-owned subsidiary of the Company which is engaged in the management of one IPA which is currently affiliated with approximately 225 physicians in the State of New Jersey, and (iii) NBS, which is engaged in the management of physician fee billing, electronic medical records, and utilization information systems for medical practices. NBS currently manages patient and third party billing services for 25 medical practices unaffiliated with the Company in Pennsylvania.



    The Company's objective is to develop and manage an integrated health care delivery network comprised of physician practices that provide high quality, cost-effective care. The Company has focused and intends, at least initially, to continue to focus, its primary affiliation efforts on physician practices located in New Jersey, New York, and Pennsylvania. The Company targets physicians who are committed to the delivery of high quality, cost-effective care and have a reputation with their patients, peers, and payors for providing quality medical services and that have the capacity to increase profitability through improved performance on existing patient bases. When affiliating with a physician practice, the Company will typically purchase the practice's non-real estate operating assets and enter into a long-term PMSA with the practice in exchange for a combination of Common Stock, cash, notes, other securities of the Company, and/or the assumption of liabilities. Pursuant to the PMSA, the Company will be responsible for providing the Affiliated Practice with necessary office facilities, medical equipment, supplies, and medical staff such as nurses, physician assistants, and clerks, and will plan and manage the activities of the Affiliated Practice in all respects. The Affiliated Practice will be solely responsible for the rendering of medical services.


INDUSTRY BACKGROUND

    The health care delivery system in the United States has been undergoing substantial change, largely in response to concerns over the quality and escalating cost of health care. National expenditures for health care grew from $250 billion in 1980 to an estimated $1 trillion in 1995. Of the total estimated 1995 expenditures, physicians received approximately $200 billion for their own services and controlled an additional $600 billion through the referral of patients for additional care and services provided by others. Concerns over the accelerating cost of health care have resulted in the increasing prominence of managed care. The Company believes that traditional physician practices are at a competitive disadvantage in a managed care environment because they typically have high operating costs, have little purchasing power with suppliers, and must spread overhead over a relatively small revenue base. In addition, these physician practices often have insufficient capital to acquire equipment to incorporate new technologies and often lack the sophisticated systems necessary to contract effectively with managed care entities. Physician practices are increasingly turning to organizations such as the Company to provide the professional management expertise and capital required to compete in the managed care environment and otherwise to assist them with the increasingly complex management of physician practices. The Company believes that this has resulted in a need for management organizations committed to preserving the professional autonomy of physician practices and whose economic incentives are aligned with those of physicians.

    As a result of these changes in the marketplace, physicians are increasingly abandoning traditional private practice in favor of affiliations with larger organizations, such as PPMOs, which offer skilled and innovative management of physician practices, sophisticated information systems, and capital resources. Many payors and their intermediaries, including governmental entities and HMOs, are increasingly looking to outside providers of physician services to develop and maintain quality outcomes, management programs, and patient care data. In addition, such payors and intermediaries look to share the risk of providing services through capitation arrangements which provide for fixed payments for patient care over a specified period of time.

    The Company believes that PPMOs preserve the professional autonomy of physician groups whose economic incentives are aligned with those of physicians. Because of the position of primary care physicians in managing the delivery of healthcare by both providing primary care and controlling patient referrals, the Company further believes that multi-speciality groups with a substantial primary care orientation are likely to be best positioned to succeed in the emerging managed care environment because the specialty groups will be able to refer patients within the Company's integrated health care delivery network.

STRATEGY

    The Company's strategy is to develop and manage an integrated health care delivery network that provides high quality, cost-effective care. The key elements of this strategy are as follows:


        TARGETING FOR AFFILIATION HIGH QUALITY AND PRODUCTIVE PHYSICIAN PRACTICES WHICH ARE COMMITTED TO EXPANDING AND PROVIDING COST-EFFECTIVE CARE. The Company targets physician practices which are committed to the delivery of high quality, cost-effective care. As a management company, the Company believes that it has identified, and will affiliate with upon consummation of this Offering, high quality and growth-oriented physician practices, which will form the base group of the health care delivery network to be managed by the Company. The Company's objectives will be satisfied by continuing to identify and affiliate with additional physician practices, by coordinating SBUs consisting of Affiliated Practices, by managing the business and administration of such practices, and by identifying and negotiating managed care contracts for such practices. Once it identifies and affiliates with additional practices, the Company will act solely as a management company. The Company has focused and intends, at least initially, to continue to focus its primary affiliation efforts on physician practices located in New Jersey, New York, and Pennsylvania.


        INTEGRATING PHYSICIAN PRACTICES INTO COMPANY-COORDINATED SBUS TO PROVIDE PHYSICIAN AND MEDICAL SUPPORT SERVICES WITHIN SPECIFIC GEOGRAPHIC
    REGIONS. The Company intends to organize the Affiliated Practices and any related medical support services into SBUs. The SBUs will be designed to provide a comprehensive range of physician and medical support services within specific geographic regions. The Company believes that its SBU structure will achieve operating efficiencies and enhance its ability to secure contracts with managed care organizations. Under the SBU model, physicians affiliated with the Company will continue to exercise the same level of clinical autonomy they possessed prior to affiliation with the Company, while at the same time capitalizing on the advantages of belonging to a larger organization. Furthermore, the Company believes that such a model will provide it with greater management control of its health care delivery network.

        CONTRACTING WITH STATE AND LOCAL GOVERNMENTS TO PROVIDE MEDICAL SERVICES TO ELDERLY AND INDIGENT POPULATIONS. The Company believes that the increasing cost of health care has begun to, and will in the future, cause urban governments to subsidize health care services to the elderly and indigent population. One of the Initial Affiliated Practices has a contract with the city of Atlantic City, New Jersey, to deliver health care services to the elderly and indigent. The Company believes that it will be able to approach and contract directly with other local governments to provide low cost, comprehensive medical care services, through the Affiliated Practices, to the elderly and indigent.

        ENHANCING THE ABILITY OF THE PHYSICIANS TO FOCUS ON CLINICAL PRACTICE ISSUES BY RELIEVING THEM OF MOST ADMINISTRATIVE FUNCTIONS. Physicians in independent practice are required to devote considerable time to process paperwork for payors, as well as supervising the administration of their offices. The Company intends to assume most of the administrative functions of each Affiliated Practice, thereby enabling each physician to devote increased time to the provision of medical care. Furthermore, Affiliated Physicians will participate in utilization and quality management committees, which will be responsible for focusing on the assessment and improvement of patient outcomes.


        IMPLEMENTING AND UTILIZING AN INFORMATION SYSTEM TO MANAGE PATIENT CARE AND TO CONTROL COSTS. The Company believes that information technology is critical to the advancement of a quality health care delivery system. The Company intends to develop and implement an information system that provides for the ongoing collection and review of clinical and administrative data in order to control overhead expenses, maximize reimbursement, and provide effective utilization management. Furthermore, the Company believes that an information system will enable the Affiliated Practices to collect and retrieve clinical data more efficiently. The Company expects to be able to have its intended management information system fully operational within one year of the Offering, although there can be no assurance that such system will be fully operational by such time. Until then, the Company believes that the information systems currently used by the Affiliated Practices will enable the Company to provide management services during such transition period.


        COORDINATING PURCHASES OF SUPPLIES, EQUIPMENT, AND SERVICES IN ORDER TO REALIZE ECONOMIES OF SCALE. The Company believes that economies of scale inherent in a health care delivery network with centralized billing, collections, payroll, and accounting services will allow the Company to reduce operating costs and enable the Company to negotiate quantity purchasing contracts for supplies, equipment, and services on behalf of the Affiliated Practices. In addition, the Company believes that a health care delivery network configuration provides the Company the leverage to negotiate rates and contract terms with HMOs and other payors more favorable than the rates and terms that physician groups have historically been able to obtain independently. Similarly, the Company believes that as a larger entity it will have more bargaining power and will be able to negotiate more favorable rates for purchased out-of-network physician services.

        DEVELOPING AND ENHANCING IPA SERVICES AND CONTRACTS. The Company believes that the health care industry will continue to be driven by local market factors and that organized providers of health care, including IPAs, will continue to play a significant role in delivering cost-effective, quality medical care. Physicians affiliated with IPAs often seek additional practice management services, including billing, staffing, and financial management services, which the Company believes it can provide on competitive terms. The Company anticipates that IPA management will be an additional service that will allow it to enter new markets without initially having to affiliate with physician practices.


        POSITIONING THE COMPANY TO MAXIMIZE MANAGED CARE CONTRACT OPPORTUNITIES. The complexities of the managed care environment create a significant administrative burden for physicians. The growth of capitated reimbursement presents the challenge of projecting costs of care based upon patient populations, physician treatment patterns, and the specific requirements of managed care contracts. The Company intends to develop and utilize a management information system, which will be designed to improve productivity, manage complex reimbursement methodologies, measure patient satisfaction and outcomes of care, and integrate information from multiple sources. This system will enable the Company to manage its risks associated with managed care since the Company, not the Affiliated PCs, will bear such risks in the future.


        DEVELOPING ANCILLARY SERVICES AND BROADENING THE SPECIALTIES OF THE COMPANY'S HEALTH CARE DELIVERY NETWORK IN ORDER TO ENHANCE REVENUES AND PROFITABILITY. The Company may add ancillary services, such as pharmacy, laboratory testing, radiologic imaging, and medical/surgical specialists either by acquisition and affiliation or by direct contracting. Including these services and specialists will enable the Company to deliver more comprehensive services and intensify its market presence. As of the date of this Prospectus, the Company has no understanding, commitment, or agreement with respect to any acquisitions, affiliations, or direct contracting other than the Acquisitions.

DEVELOPMENT AND OPERATIONS

    The Company has developed a physician practice model based on the formation of SBUs consisting of physicians situated in the same geographic area. By forming SBUs, the Company believes that physicians employed by the Affiliated Practices will continue to exercise the same level of clinical autonomy they possessed prior to affiliation with the Company, while at the same time capitalizing on the advantages of belonging to a larger organization, including the ability to exercise leverage in negotiating with managed care companies. Furthermore, such a model is designed to provide the Company with greater management control of its physician network. The Company believes that its SBU model is replicable and will ultimately permit it to expand its operations nationwide.

    IDENTIFYING POTENTIAL AFFILIATIONS. The Company has focused, and intends, at least initially, to continue to focus, its primary affiliation efforts on primary care physician practices located in New Jersey, New York, and Pennsylvania. The Company intends to expand its efforts to other states and to specialty medical practices following the affiliation and integration of the Initial Affiliated Practices. The Company's development goals emphasize the affiliation of high-profile practices, both primary and specialty care, to meet the needs of patients and payors, adjusted according to the dynamics of individual markets.

    The Company's success will largely depend upon the quantity and quality of physician practices that it can attract to affiliate with the Company. Management believes that the Company will have the financial resources, experienced personnel, and information systems that will enable it to identify a significant number of potential affiliates that meet the Company's criteria for affiliation.

    The Company targets markets by considering, among other things, the following factors: (i) population size and distribution; (ii) physician practice density, specialty composition, saturation, and average group size; (iii) local competitors in the physician management business; (iv) level of managed care penetration; and (v) local industry and economy. The Company focuses on physicians within such markets who are committed to the delivery of high quality, cost-effective care and have a reputation with their patients, peers, and payors for providing quality medical services and that have the capacity to increase profitability through improved performance on existing patient bases. Once the Company identifies a potential affiliate, the Company conducts a comprehensive analysis of the practice, including a thorough financial and operational review and evaluation of staff, facilities, equipment, and systems. Initially, an estimate of the current value of the practice is calculated based on the practice's gross income, net profit, and new treatment contracts written during the prior twelve months. In addition, current staff are interviewed to determine their suitability for, and commitment to, the practice, and the facilities and equipment are reviewed to ensure that they will support a larger and growing practice without significant additional cost. Finally, the practice's current systems for starting new patients, reviewing treatment programs, scheduling, communicating with patients and referral sources, marketing and controlling expenses, and the cost of upgrading or replacing the systems, are analyzed.

    If the practice satisfies the Company's criteria for affiliation, an offer is made for the practice to affiliate with the Company. The Company outlines proposed financial terms of the affiliation, including the Company's valuation of the practice and the amount of cash, notes, and shares of Common Stock that the Company proposes to pay to acquire certain assets of the PC associated with the practice. Once the basic business terms of the affiliation are agreed to, the parties proceed to execute an asset purchase agreement and/or goodwill purchase agreement and the related PMSA.


    Prior to affiliation with the Company, the medical practices to be acquired practice medicine through sole proprietorships or through PCs owned by one or more medical doctors licensed to practice medicine under applicable state law. In connection with the acquisition of the physician practices by the Company, the Company will acquire, pursuant to asset purchase agreements and/or goodwill purchase agreements with the sole proprietorships or PCs, the furniture, fixtures, medical equipment and supplies, goodwill, and certain other assets of the practices. The Company will cause to be formed an Affiliated PC, to be owned by a stockholder and/or officer of the Company, designated by the Board of Directors, who is also a physician. The Affiliated PC will employ the affiliated physicians and will carry on the practice previously conducted by such physicians. All of the affiliated physicians will execute employment agreements with the Affiliated PC, which will have terms of generally three to five years.



    Effective with the acquisition of the Initial Affiliated Practices, each Affiliated PC will be subject to a PMSA between the Affiliated PC and the Company whereby the Affiliated PC agrees to assign all of its accounts receivable from all of its billings for medical services (essentially all of the revenue of the Affiliated PC) to the Company as compensation for the services to be provided by the Company to the Affiliated PC. The term of the PMSA generally is 40 years. The PMSA may not be terminated by the Affiliated PC prior to its expiration date, except for default by the Company or the bankruptcy of the Company.



    Pursuant to the PMSA, the Company is responsible for providing to the Affiliated PCs clinic and office facilities for the operation of the practice, medical equipment and supplies required for the practice of medicine, various management and administrative services, and working capital. Further, the Company will employ substantially all of the practice's non-physician personnel. The Company will provide administrative services including facilities management, the negotiation and procurement of medical malpractice insurance on behalf of the Affiliated Practices, and financial and accounting services, including budgeting, billing and third party reimbursement services. In addition, the Company will provide expertise in the negotiation of managed care contracts and the management of risk sharing arrangements.



    Pursuant to the PMSA, the Company is at risk for, and is responsible for, payment of all operating expenses of the Affiliated PC, including providing the Affiliated PC with funds from which it can pay its physician salaries, payroll taxes, benefits, and other related costs which the Company estimates will be approximately 40% of the gross revenue of the Affiliated PC. Operating expenses will consist, in large part, of the expenses incurred by the Company in fulfilling its obligations under the PMSA. These expenses are the same as the operating costs and expenses that would have been incurred by the Affiliated Practice. In addition to these practice operating expenses, the Company will also incur personnel and administrative expenses in connection with maintaining a corporate office that provides management, administrative, and marketing services to the Affiliated PCs. The Company's profitability will depend upon, among other things, increasing market share, expanding health care services, enhancing operating efficiencies, and developing favorable contractual relationships with payors.



    OPERATIONS. To meet payor demand for price competitive quality services, the Company intends to organize the Affiliated Practices into SBUs by utilizing a market-based approach that incorporates a comprehensive range of physician and medical support services within specific geographic regions. The Company will engage in research activities and market analysis to determine the optimal configuration of each SBU for its particular market.


    The Company intends to enhance growth in the Affiliated Practices by adding to, and expanding, managed care arrangements, assisting in the recruitment of new physicians and adding services which historically have been performed outside of the practices. The Company will work closely with the Affiliated Physicians in targeting and recruiting physicians and in merging sole practices or single specialty groups into the Affiliated Practices. The Company intends to assist in the development of new and expanded ancillary services by providing the needed capital resources and management services. In addition, the Company intends to recognize and develop opportunities to provide services throughout a market by positioning the Affiliated Practices in such a way that an entire market is covered geographically. The Company believes this approach will improve patient convenience and respond to coverage criteria essential to payors.

    The Company's organizational structure is designed to include physician representation on the Company's Board of Directors. In addition, the Company and each SBU will establish a Planning Board consisting of an SBU clinical director, two physician representatives, and three representatives of the

Company. The Planning Board's responsibilities include developing long-term strategic objectives, recommending significant capital expenditures, and facilitating communication and information exchange between the Company and each of the SBUs. The representation of the Affiliated Physicians on each Planning Board ensures that the physicians within each group will retain a significant voice in the expansion and operation of their group, while benefitting from the Company's management experience and expertise. As the Company expands, it intends to establish Planning Boards on a regional level.

    The Company's SBUs will consist predominantly of primary care and specialty physicians organized in a similar configuration as the Initial Affiliated Practices. The following table sets forth the configuration, consisting of five initial SBUs, of the Company's Initial Affiliated Practices:

                                                  NUMBER OF
LOCATION                                    AFFILIATED PHYSICIANS                  SPECIALTIES
-----------------------------------------  -----------------------  -----------------------------------------
Atlantic City, New Jersey................                15         Primary Care / OB/GYN
Atlantic City, New Jersey................                 7         Primary Care / Pediatric Medicine
Atlantic City, New Jersey................                 5         Internal Medicine
Atlantic City, New Jersey................                 3         Primary Care

Hunterdon County, New Jersey.............                 3         Primary Care
Hunterdon County, New Jersey.............                 3         Opthamology
Hunterdon County, New Jersey.............                 2         General Surgery

Somerset County, New Jersey..............                 1         Primary Care
Somerset County, New Jersey..............                 1         Primary Care / Pediatric Medicine

Hudson County, New Jersey................                 1         Primary Care

Monmouth County, New Jersey..............                 1         Primary Care
                                                         --
                                                         42

    Primary care includes family practice, internal medicine, pediatrics, and obstetrics/gynecology. Physicians in such practice categories are regarded as "gatekeepers" for the remainder of the health care industry and, as such, these physicians generally coordinate patient care from various providers in various settings to ensure appropriate care and resource utilization. By initially developing primary care markets, the Company believes it will be able to subsequently build an integrated comprehensive physician network that includes specialty care practices, outpatient services, and ancillary services.

    In April 1997, the Company acquired 100% of the capital stock of PMI. PMI has, for the past seven years, been engaged in the business of the management of IPAs. An IPA is generally composed of a group of geographically diverse independent physicians who form an association for the purpose of contracting as a single entity. PMI provides a number of administrative management services to physician organizations, including, but not limited to, credentialing services, licensing, group purchasing, managed care contracting, benefits administration, and practice management. As a subsidiary of the Company, PMI will continue to offer such services and products to those physician groups which are not yet willing to be acquired by the Company, but are interested in receiving the benefits to be derived from an association with a physician practice management company. By contracting with these physician organizations, the Company believes it will be able to expand its influence in the physician marketplace and will have the opportunity to showcase its products and services. The Company believes that the IPA structure not only increases the purchasing power of the constituent practices, but also provides a foundation for the development of an integrated physician network.

    Effective upon the consummation of this Offering, the Company will acquire 100% of the capital stock of NBS. NBS has, for the past eleven years, been engaged in the business of providing comprehensive medical billing and collection services to physicians and medical practices throughout Pennsylvania. In so doing, NBS has developed computer systems which streamline the collection and processing of the data required for the efficient and cost-effective billing of fees and medical services. Additionally, officials of

NBS are familiar with the rules, regulations, customs, and practices related to the often complex and complicated reimbursement procedures utilized by Medicare, Medicaid, and managed care organizations with respect to payment for physician services. Subsequent to the consummation of this Offering, the Company believes it will benefit from this specialized knowledge and experience as it intends to install the NBS billing and collection practices in each of the Affiliated Practices. In addition, the Company believes that NBS's current customers, which are currently unaffiliated with the Company, will provide it with a pool of prospective acquisitions as well as an outlet for additional third party management services offered by the Company.

    MANAGEMENT AND ADMINISTRATION SERVICES. Upon affiliation with a physician practice, the Company intends to assume most administrative functions of each practice, including billing, collections, accounts payable, payroll, human resources, purchasing, lease administration, property management, and telecommunications, thereby enabling each physician to devote increased time to the provision of medical care. Furthermore, Affiliated Physicians will participate in utilization and quality management committees, which will be responsible for focusing on the assessment and improvement of patient outcomes. The Company anticipates that the Affiliated Physicians will be an integral part of the ongoing evaluation and monitoring of medical care. As a result, the Company anticipates that each Affiliated Practice will benefit from increased efficiency and economies of scale.

    The Company intends to provide medical management services to the Affiliated Practices. These services will include:

    UTILIZATION MANAGEMENT. Utilization management services have been designed to be peer-to-peer. This means that the Affiliated Physicians within each SBU will be responsible for reviewing and advising one another on how to better manage operations and mitigate costs. Utilization management services will encourage the Affiliated Physicians to provide cost-effective care to their patients that emphasizes (i) disease prevention and (ii) the elimination of unnecessary tests, procedures, hospitalizations, surgeries, and referrals to specialty care physicians. In addition, the Company intends to design and implement a management information system to enable the Company and the Affiliated Practices to correct coding errors, which are typically made by individual and small group practices, which the Company believes may result in improved revenues. Additionally, regular chart reviews and billing audits will allow the Company to do its own pre-loss risk management to prevent malpractice claims.

    CASE MANAGEMENT. The Company intends to utilize its management services to advise the Affiliated Practices with respect to workers' compensation and personal injury evaluation and treatment on an as needed basis. The Company's management services will be comprised of both a clinical and an administrative process by which health care services are identified, coordinated, implemented, and evaluated on an ongoing basis for patients experiencing certain health problems, particularly those that require longer-term treatment. In both the workers' compensation and personal injury areas, the Company believes that the case management approach will provide the Affiliated Practices with guidance, prevent costly litigation, and allow for a continuum of care over an extended treatment period. The Company believes that the success of these services with the Affiliated Practices could lead to the future development of a similar service to practices unaffiliated with the Company.

    QUALITY ASSURANCE. The Company intends to implement programs that provide both physicians and payors with quality assurance information on a regular reporting basis. These programs include physician peer review, patient satisfaction surveys, medical records auditing, and continuing education/development for medical staff as required by accrediting organizations, state law, and licensing requirements.

    PHYSICIAN CREDENTIALING. The Company intends to maintain, and comply with, the credentialing standards established by national accreditation bodies for each of the Affiliated Physicians, without exception. The credentialing process is an important part of any managed care contracting arrangement. The

Company intends to comply with the standards of the National Committee on Quality Assurance ("NCQA") and the Joint Commission on Accreditation of Health Care Organizations.

    ANCILLARY SERVICES. The Company intends to add ancillary services, such as laboratory testing, pharmacy, imaging, and medical/surgical specialists to its SBUs, on a SBU-by-SBU basis determined based on need, either by acquisition and affiliation or by direct contracting. The Company believes that including these services and specialists will enable the Company to deliver more comprehensive services, which will increase its bargaining power with managed care companies and payors and intensify its market presence. Management will rely on each SBU to identify the need for services and medical/surgical specialities which will augment its ability to deliver comprehensive health care.

MANAGED CARE


    The Company intends to undertake the identification, evaluation, and negotiation of managed care contracts on behalf of the Affiliated Practices. Upon a physician practice's affiliation, the Company will begin managed care contracting activities designed to increase the practice's revenues and market share, including determining the value of existing third party relationships, identifying desirable managed care contracts and network affiliations, and identifying practice strengths and weaknesses with respect to managed care contracting strategies, including: (i) practice-specific contracting designed to increase access to managed care patients; (ii) development of global-priced products which establish a single price for all the medical costs of a designated procedure; (iii) specialty carve-outs and single specialty networks, such as orthopedics, ophthalmology, and obstetrics/gynecology, that serve as exclusive providers for managed care plans; and (iv) full-risk capitation by contracting with a third party payor to provide all physician services and, in some cases, hospital and other facility services for a fixed price. In addition, the Company intends to "share" risk with licensed insurers, such as HMOs, under the managed care contracts. By forming SBUs, the Company believes that it will be well positioned to assist the Affiliated Physicians in gaining additional market share, growing practice revenues, and efficiently managing practice costs.


INFORMATION SYSTEM


    The Company believes that information technology is essential to the advancement of a quality health care delivery network. When a physician practice becomes affiliated with the Company, the Company will evaluate the administrative and clinical operation of the practice and reengineer the practice to operate within the Company's information system. The Company intends to implement a system that provides for the ongoing collection and review of clinical and administrative data in order to control overhead expenses, maximize reimbursement, and provide effective utilization management. In addition, the Company intends to install a standardized system and set of procedures within each Affiliated Practice. Furthermore, the Company believes that an information system will enable the Affiliated Practices to collect and retrieve clinical data more efficiently.



    The Company believes that information collection, dissemination, analysis, and management is a key to enabling the Company to compete in the managed care marketplace. The Company has designed, and is in the process of purchasing the hardware and software required to operate, a multi-layered, user-friendly, comprehensive information system. The electronic medical record system which the Company intends to purchase and install will enable the Affiliated Practices to store all patient records in a central data bank allowing physicians "real time" access to patient histories and orders. The physicians will record clinical and billing information directly into the computer, using point and click methodology, eliminating redundant work and inconsistencies in recording data. This will improve the accuracy of the billing process while reducing back office costs. In addition, the centralized collection of information in a relational data base will enable the Company to measure, in specific geographic areas, frequencies of illness and disease, treatment plans and protocols utilized, and outcomes and results. The Company believes that this data will be a valuable resource for managed care companies in their quest to control costs and improve utilization and will provide both the Company and the managed care payor with reliable statistics for use in managing risks, evaluating contracts, and improving processes. Another application within the information system will automate patient registration, patient/physician scheduling, insurance eligibility, and transmission of claims. The Company believes that such processes improve efficiency, significantly reduce human error, and reduce administrative costs.



    The Company has estimated that the total resources needed to fully implement the planned management information system, including the applications to be utilized by NBS in the billing process, should approximate $1,650,000. The Company intends to pay such sum from the net proceeds of the Offering. See "Use of Proceeds." The Company expects to be able to have its intended management information system fully operational within one year of the Offering. Until then, the Company believes that the information systems currently used by the Affiliated Practices will enable the Company to provide management services during such transition period.


AFFILIATION STRUCTURE

    The Company utilizes an affiliation structure that aligns the interests of the Company with those of its physicians. Moreover, the affiliation structure is designed to allow each Affiliated Practice to retain professional autonomy and control over its medical practices through continued governance of its professional corporation or similar organization.

    Prior to affiliation with the Company, the medical practices to be acquired practice medicine through sole proprietorships or through PCs owned by one or more medical doctors licensed to practice medicine under applicable state law. When a medical practice has agreed to affiliate with the Company, the Company purchases the practice's non-real estate operating assets and assumes certain of its liabilities, and the practice enters into a long-term PMSA with the Company in exchange for a combination of Common Stock, cash, notes, other securities of the Company, and/or the assumption of certain liabilities. The Company has utilized as partial consideration for the Acquisitions, and intends to continue to utilize, Common Stock in payment of a significant portion of its consideration for Affiliated Practices.

    The PMSAs provide that the physicians are responsible for the provision of all medical services and the Company is responsible solely for the management of the operations of all other aspects of the Affiliated Practice. The Company will provide the physician practice with the facilities, equipment, and supplies used in the medical practice, employ substantially all of the non-physician personnel utilized by the practice, except those whose services are directly related to the provision of medical care, and assume certain of the liabilities of the physician practice.

    The Company's PMSAs are generally for a term of 40 years and generally cannot be terminated by either party without cause, which consists primarily of bankruptcy or material default.

    Under the terms of the PMSAs, the Affiliated Practices will assign all of their revenue to the Company in return for the services and expertise provided to the Affiliated Practices by the Company and for the assumption by the Company of all of the overhead costs of the practice. The Company, in turn, will return to the Affiliated Practices such sums, estimated to be approximately 40% of revenues, as shall be required to pay physician compensation, taxes, benefits and personal expenses. Each Affiliated Physician will provide medical services to the Affiliated Practices pursuant to the terms of an employment agreement, generally three to five years in duration, by which the physician earns a base salary and can earn additional incentive compensation based upon the profitability of the practice with which the physician is assigned. The employment contract provides for the repayment to the Company of all or a portion of the physician's share of the consideration paid by the Company for the practice's non-real estate operating assets in the event of the physician's breach of the contract. This relationship offers the physician an opportunity to maintain a level of compensation equal to that which the physician earned prior to the affiliation, while giving the practice access to capital, managment expertise, information systems, and managed care contracts. Each Affiliated Practice also enters into an agreement not to compete with the Company, and each physician within the group enters into an agreement not to compete with the Affiliated Practice during the period of his or her employment and for a period of time thereafter, typically two years.

COMPETITION

    The physician practice management industry is highly competitive. The Company is subject to significant competition both in affiliating with physician practices and in seeking managed care contracts on behalf of the Affiliated Practices. Its competitors include hospitals, managed care organizations, and other PPMOs. In comparison with the Company, many of its competitors are larger and have substantially greater resources, provide a wider variety of services, and have longer established relationships with purchasers of such services. The Company intends to compete in such market by focusing on the quality of service of its Affiliated Practices and believes its affiliation selection process, the skills and experience of its management and personnel, and its medical information system will all be important competitive factors. There can be no assurance, however, that the Company will be able to compete effectively, that additional competitors will not enter the market, or that such competition will not make it more difficult to enter into affiliations with physician practices on terms beneficial to the Company.

    The Company also experiences competition in the recruitment and retention of qualified physicians and other health care professionals on behalf of the Affiliated Practices. There can be no assurance that the Company will be able to recruit or retain a sufficient number of qualified physicians and other health care professionals to expand its operations.

THIRD PARTY REIMBURSEMENT

    The Company's ability to collect fees in a timely manner, or at all, is affected by whether the Affiliated Practices are reimbursed for their medical services and the amount of reimbursement. Substantially all of the revenue of the Affiliated Practices, on which the Company's revenue will be dependent, will derive from commercial health insurance, state workers' compensation programs, and other third party payors. All of these providers and programs are regulated at the state or federal level. There are increasing and significant public and private sector pressures to contain health care costs and to restrict reimbursement rates for medical services. For example, it has been reported that the Medicare program is expected to experience a deficiency of funds early in the next century. Accordingly, Congress, in its fiscal year 1997 budget legislation, called for, and considered, severe reductions in both the Medicare and Medicaid programs. Several states have taken measures to reduce the reimbursement rates paid to health care providers in their states. The Company believes that additional states will implement reductions from time to time. Reductions in Medicare and Medicaid rates often lead to reductions in the reimbursement rates of other third party payors as well. Thus, changes in the level of support by federal and state governments of health care services, the methods by which health care services may be delivered, and the prices of such services may all have a material impact on the revenue of the Company, which in turn could have a material adverse effect on the Company.

    Third party payors may disagree with the description or coding of a bill for medical services, or may contest a description or code under a lesser fee schedule depending on the medical services rendered. Such disagreements on the description of professional services or bill coding, particularly where the third-party payor is a federal or state funded health care program, could result in lesser reimbursement, which could have a material adverse effect on the Company. Persistent disagreements or alleged "upcoding" could result in allegations of fraud or false billing, both of which constitute felonies. Such an allegation, if proven, could result in forfeitures of payment, civil money penalties, civil fines, suspensions, or exclusion from participation in federal or state funded health care programs, and could have a material adverse effect on the Company. Investigation and prosecution for fraudulent or false billing could have a material adverse effect on the Company, even if such allegations were disproven.

    The Company's income may be materially adversely affected by the uncollectibility of medical fees from third party payors or by delay in the submission of claims. Additionally, there may be long collection cycles for such receivables. Many third party payors, particularly insurance carriers covering automobile no-fault and workers' compensation claims refuse, as a matter of business practice, to pay claims unless submitted to arbitration. Further, third party payors may reject medical claims if, in their judgment, the procedures performed were not medically necessary or if the charges exceed such payor's allowable fee standards. In addition, some receivables may not be collected because of omissions or errors in timely completion of the required claim forms. This does not mean that such claims will not ultimately be paid. The Affiliated Practices normally would resubmit the claim with such revisions as requested and/or forms and documentation. Outstanding claims that continue to be disputed after one year or more could then be submitted to an arbitration process. Often, when final arbitration decisions are about to be rendered, the third party payor will settle. Although the Company will take all legally available steps to collect receivables on behalf of the Affiliated Practices, there is a significant risk that the Affiliated Practice receivables may not be collected, which could materially adversely affect the Company.


GOVERNMENT REGULATION

    As a participant in the health care industry, the Company's operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal, state, and local levels. The Company is also subject to laws and regulations relating to business corporations in general. The Company believes its operations and the operations of the Initial Affiliated Practices and NBS are currently, and will continue to be, in material compliance with all applicable laws. Nevertheless, because of the structure of the intended relationship with the Affiliated Practices, many aspects of the Company's business operations have not been the subject of state or federal regulatory interpretation and there can be no assurance that a review of the Company's or the Affiliated Practices by courts or regulatory authorities will not result in a determination that could adversely affect the operations of the Company or the Affiliated Practices.

    A significant portion of the revenues of the Affiliated Practices will be derived from payments made by government sponsored health care programs principally Medicare and Medicaid. As a result, any change in reimbursement regulations, policies, practices, interpretations, or statutes could adversely affect the future operations of the Company. The federal Medicare program has adopted a system of reimbursement for physician services, known as the resource based relative value scale schedule ("RBRVS"). The Company expects that the RBRVS fee schedule and other future changes in Medicare reimbursement will result in a reduction in the Medicare revenue received by certain Affiliated Practices. However, the Company does not believe such reductions will adversely affect the Company's projected operating results.

    Certain provisions of the Social Security Act, commonly referred to as the "Anti-kickback Statute," prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the recommendation, arrangement, purchase, lease, or order of items or services that are covered by Medicare or state health programs. The Anti-kickback Statute is broad in scope and has been broadly interpreted by courts in many jurisdictions. Read literally, the statute places at risk many legitimate business arrangements, potentially subjecting such arrangements to lengthy, expensive investigations and prosecutions initiated by federal and state governmental officials. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third party payor patients. The Company believes that although it will receive remuneration under the PMSAs for management services, it is not in a position to make or influence the referral of patients or services reimbursed under government programs to the physician groups and, therefore, believes that it will not violate the Anti-kickback Statute. The Company will also not be a separate provider of Medicare or state health program reimbursed services. To the extent the Company is deemed to be either a referral source or a separate provider under the PMSAs the financial provisions of these agreements could be subject to scrutiny and prosecution under the Anti-kickback Statute. Violation of the Anti-kickback Statute is a felony punishable by fines up to $25,000 per violation and imprisonment for up to five years. In addition, the Department of Health and Human Services may impose civil penalties and may exclude violators from participation in Medicare or state health programs.

    In July 1991, in part to address concerns regarding the Anti-kickback Statute, the federal government published regulations that provide exceptions, or "safe harbors," for transactions that will be deemed not to violate the Anti-kickback Statute. Among the safe harbors included in the regulations were provisions relating to the sale of practitioner practices, management and personal service agreements, and employee relationships. Additional safe harbors were published in September 1993 offering new protections under the Anti-kickback Statute to eight activities, including referrals within group practices. Proposed amendments to clarify these safe harbors were published in July 1994 which, if adopted, would cause substantive retroactive changes to the 1991 regulations. Although the Company believes that it will not be in violation of the Anti-kickback Statute, its operations may not fit within any of the existing or proposed safe harbors.

    Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. These prohibitions, commonly known as "Stark II," amended prior physician self-referral legislation known as "Stark I" by dramatically enlarging the field of physician-owned or physician interested entities to which the referral prohibitions apply. Effective January 1, 1995, Stark II prohibits, subject to certain exemptions, a physician or a member of his immediate family from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement, including the physician's own group practice. The designated health services include radiology and other diagnostic services, radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, equipment, and supplies, orthotic and prosthetic devices and supplies, outpatient prescription drugs, home health services, and inpatient and outpatient hospital services. The penalties for violating Stark II include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a "circumvention scheme." The Company believes that its activities, as structured, will not be in violation of Stark I or Stark II. While the Company believes it will be in compliance with the Stark legislation, future regulations could require the Company to modify the form of its relationships with physician groups. Moreover, the violation of Stark I or II by the Affiliated Practices could result in significant fines and loss of reimbursement which would adversely affect the Company.

    Because the Affiliated Practices will remain separate legal entities, they may be deemed competitors subject to a range of antitrust laws which prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and division of market. The Company intends to comply with such state and federal laws as may affect its development of an integrated health care delivery network, but there is no assurance that a review of the Company's business by courts or regulatory authorities will not result in a determination that could adversely affect the operation of the Company and the Affiliated Practices.


    There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on health care providers which fraudulently or wrongfully bill governmental or other third party payors for health care services. The federal law prohibiting false billings allows a private person to bring a civil action in the name of the United States government for violations of the law's provisions. Recent actions of Congress, including the Health Insurance Portability and Accountability Act of 1996 and the Balanced Budget Act of 1997, have expanded the coverage of fraud and abuse provisions, enhanced the enforcement efforts of the federal government in pursuing fraud and abuse, and have increased the penalties related to violations of the various fraud and abuse provisions. The Company believes that it will be in material compliance with such laws, but there is no assurance that the Company's activities will not be challenged or scrutinized by governmental authorities. Moreover, technical Medicare and other reimbursement rules affect the structure of physician billing arrangements. The Company believes that it will be in material compliance with such regulations, but regulatory authorities may differ.

In such event the Company may have to modify its relationship with the Affiliated Practices. Noncompliance with such regulations may adversely affect the operations of the Company and subject it and certain Affiliated Practices to penalties and additional costs.

    Every state imposes licensing requirements on individual physicians and on certain other health care providers and facilities. Many states require regulatory approval, including licensing to render care or certificates of need before establishing certain types of health care services which entail the acquisition of expensive medical equipment or facilities. While the performance of management services on behalf of a medical practice does not currently require any regulatory approval, there can be no assurance that such activities will not be subject to licensure in the future.

    The laws of many states, including New York, New Jersey, and Pennsylvania, prohibit business corporations such as the Company from practicing medicine and employing physicians to practice medicine. The Company will perform only non-medical administrative service, will not represent to the public or its clients that it offers medical services, and will not exercise influence or control over the practice of medicine by the physicians with whom it affiliates. Accordingly, the Company believes that it will not be in violation of any state laws relating to the practice of medicine. The laws in most states regarding the corporate practice of medicine have been subjected to limited judicial and regulatory interpretation and, therefore, no assurances can be given that the Company's activities will be found to be in compliance, if challenged. In addition to prohibiting the practice of medicine, numerous states prohibit entities like the Company from engaging in certain health care related activities such as fee-splitting with physicians. The Company believes it is likely that more states will adapt similar legislation. Accordingly, expansion of the operations of the Company to certain jurisdictions may lead to structural and organizational modifications in the Company's form of contractural relationships with physician practices. Such changes, if any, could have an adverse effect on the Company. Further, there can be no assurance that the Company's arrangements with the Affiliated Practices will not be successfully challenged as constituting the unauthorized practice of medicine.


    Following is a brief summary of the laws of the states in which the Company intends to initially focus its operations:



    NEW YORK



    New York's prohibition against the corporate practice of medicine prohibits, with several exceptions, any corporation from engaging in the practice of medicine. Among the recognized exceptions, physicians may practice medicine through partnerships, professional corporations, professional service limited liability companies, and registered limited liability partnerships. Violations of the corporate practice of medicine in New York often involve "fee splitting" issues as well. Under New York State law, physicians are prohibited from sharing revenues received in connection with the furnishing of medical care, other than with a partner, employee, associate in a professional corporation, subcontractor or physician consultant. Unlike the practice in other states, management service organizations in New York State may not manage a physician's practice in return for a percentage of patient revenues as a result of New York's fee-splitting rules. Accordingly,, management service contracts are generally based on an alternative compensation arrangement including "cost plus" arrangements or fair-market compensation agreed to in advance by the parties. The Company currently has no New York practices under agreement for acquisition. If the Company commences operations in New York, any PMSA entered into will be based on one of the alternative compensation arrangements permissible in New York.



    NEW JERSEY



    The rule against the corporate practice of medicine is not expressly stated in the Medical Practice Act. The Medical Practice Act, however, grants the State Board of Medical Examiners rule making powers. The Board of Medical Examiners has adopted regulations which specifically prescribe "acceptable professional practice forms" for those professionals licensed by the Board. The physicians are to be employed by "Professional Associations" which qualify as an acceptable practice form. Unlike New York there is no "fee-splitting" prohibition and the Company believes that its PMSA fee structure is acceptable in New Jersey.



    PENNSYLVANIA



    The rule is generally recognized that a licensed practitioner of a profession may not lawfully practice his profession among the public as the servant of an unlicensed person or a corporation; and that, if he does so, the unlicensed person or corporation employing him is guilty of practicing that profession without a license. Practice in a professional corporation is an exception to this rule. The Company believes that the structure utilized in New Jersey is acceptable in Pennsylvania.


    Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of health care providers. Many state insurance commissioners have interpreted their states' insurance statutes to prohibit entities from entering into risk-based managed care contracts unless there is an entity licensed to engage in the business of insurance, such as an HMO, in the chain of contracts. An entity not licensed to engage in the business of insurance that contracts directly with a self-insured employer in such a state may be deemed to be engaged in the unlicensed business of insurance. While these laws do not generally apply to the hiring and contracting of physicians by other health care providers, there can be no assurance that regulatory authorities of the states in which the Company operates would not apply these laws to require licensure of the Company's operations as an insurer, as an HMO or as a provider network. The Company believes that it will be in compliance with these laws in the states in which it does business, but there can be no assurance that future interpretations of insurance laws and health care network laws by the regulatory authorities in these states or in the states into which the Company may expand will not require licensure or a restructuring of some or all of the Company's operations.

    In addition to current regulation, the Clinton Administration and several members of Congress have proposed legislation for comprehensive reforms affecting the payment for, and availability of, health care services. Aspects of certain of these health care proposals, such as reductions in Medicare and Medicaid payments, if adopted, could adversely affect the Company. Other aspects of such proposals, such as universal health insurance coverage and coverage of certain previously uncovered services, could have a positive impact on the Company's business. It is not possible at this time to predict what, if any, reforms will be adopted by Congress or state legislatures, or when such reforms will be adopted and implemented.

    As health care reform progresses, and the regulatory environment accommodates reform, it is likely that changes in state and federal regulations will necessitate modifications to the Company's agreements and/or operations. While the Company believes that it will be able to restructure in accordance with applicable laws and regulations, the Company cannot be certain that such restructuring will be possible or profitable in all circumstances.

EMPLOYEES

    At June 30, 1997, the Company had seven employees consisting of four executive officers, the general counsel to the Company, and two employees of PMI.

PROFESSIONAL LIABILITY INSURANCE

    In recent years, physicians, hospitals, and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. The Company does not engage in the practice of medicine or provide medical services, nor does it control the practice of medicine by the Affiliated Practices or the compliance with regulatory and other requirements directly applicable to the

Affiliated Physicians and Affiliated Practices. Although the Company has not been a party to any litigation relating to the practice of medicine, there can be no assurance that the Company will not become involved in such litigation in the future.

    The PMSAs will require the Affiliated Practices to maintain, at their expense, professional liability insurance for themselves and each physician employed by or otherwise providing medical services for the Affiliated Practices in the minimum amount of $1,000,000 per occurrence and $3,000,000 in the aggregate. In addition, each Affiliated Practice will undertake to comply with all applicable regulations and requirements, and the Company will be indemnified under the PMSA for claims against the Company arising in connection with actions by the Affiliated Practices. The Company has applied for general liability insurance for itself and intends to require that it be named as an additional insured party on the professional liability insurance policies of the Affiliated Practices pursuant to the PMSA. In addition, the Company will maintain liability insurance on its non-physician professional employees, such as nurses and midwives.

    There can be no assurance that the Company, its employees, the Affiliated Practices, or the Affiliated Physicians will not be subject to claims in amounts that exceed the coverage limits or that such coverage will be available when needed. Further, there can be no assurance that professional liability or other insurance will continue to be available to the Affiliated Practices in the future at adequate levels, at an acceptable cost, or at all. A successful claim against the Company or an Affiliated Practice in excess of the relevant insurance coverage could have a material adverse effect upon the Company. Claims against the Company or an Affiliated Practice, regardless of the merits or eventual outcomes, may also have a material adverse effect on the Company.

PROPERTIES


    The Company has assumed the lease of PMI, which covers approximately 2,400 square feet, at $29,792 per annum, at 615 Hope Road, Eatontown, New Jersey. Prior to the consummation of this Offering, the Company has been conducting its administration and marketing operations at the offices of Wellness Concepts, Inc., at 2644 Bristol Road, Warrington, Pennsylvania 18976. After this Offering, the Company intends to use both the Hope Road and Bristol Road facilities as its principal places of business. Upon consummation of the Acquisitions, the Company will lease approximately 17 medical practice facilities of the Affiliated Practices in the form of either a sublease of facilities being leased by the PCs or entering into a lease agreement with the sole practitioners who own their facilities. The annual rent payments of such medical facilities are estimated to aggregate approximately $725,000 . In addition, upon the consummation of the Acquisitions, the Company will acquire, as part of the Acquisitions, a medical practice facility currently owned by Reliance, at 3407 Atlantic Avenue, Atlantic City, New Jersey.


LEGAL PROCEEDINGS

    There are no material lawsuits pending, or to the Company's knowledge, threatened against the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the members of the Board of Directors and executive officers of the Company.


NAME                                     AGE                                       TITLE
-----------------------------------      ---      -----------------------------------------------------------------------

Scott G. Pollock(1)................          36   President, Chief Executive Officer, Chief Financial Officer and a
                                                    Director

Dennis B. Liotta, M.D..............          43   Executive Vice President, Chief Operating Officer and a Director

Peter Heisen, M.D.(1)..............          54   Vice President, Chief Medical Officer and a Director

David I. Rosen, M.D................          59   Vice President for Business Development and a Director

Joseph F. Murray...................          41   Secretary and a Director

Walter B. Dunsmore.................          50   Corporate General Counsel and a Director

James M. Foulke....................          41   Director

Randall K. Sprau(2)................          50   Consultant


------------------------

(1) Effective upon the consummation of this Offering, Mr. Pollock will resign his position as President of the Company. At such time the office of President will be assumed by Dr. Heisen.

(2) Effective upon the consummation of this Offering, Mr. Sprau will become a Vice President and the Chief Information Officer of the Company.

    Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until the next annual meeting and until his successor is duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

    Set forth below is a brief summary of the background of each director, executive officer, and key employee of the Company.

    SCOTT G. POLLOCK is a co-founder of the Company, has served as the President and Chief Executive Officer of the Company since August 1, 1996 and has served as a Director and Chief Financial Officer of the Company since April 1995. Since January 1, 1994, Mr. Pollock has served as Chief Financial Officer of Wellness Concepts, Inc. ("Wellness"), an owner and manager of long-term care facilities and other health care related ventures. Effective upon the consummation of this Offering, Mr. Pollock will resign from his position with Wellness. From 1986 through December, 1993, Mr. Pollock was a Director and Senior Manager at Zelenofske, Axelrod & Co., Ltd., a regional health care consulting and certified public accounting firm. Mr. Pollock received a Bachelor of Science degree in accounting from Indiana University of Pennsylvania and is a member of the American Institute of Certified Public Accountants.

    DENNIS B. LIOTTA, M.D., is a co-founder of the Company and has served as the Executive Vice President, Chief Operating Officer and a Director of the Company since April 1995. Since 1990, Dr. Liotta has served as President of PMI, a health care marketing and management firm. In 1986, Dr. Liotta founded, and from 1986 through 1990, served as President of ProHEALTH, a care organization in New Jersey that specifically addressed work-related injuries and illnesses. From 1985 through 1990, Dr. Liotta maintained a private internal medicine practice. Dr. Liotta received his medical training at Northeastern University, completed his residency in internal medicine at Monmouth Medical Center in New Jersey, and received an MBA from Rutgers University.

    PETER R. HEISEN, M.D. will, upon the consummation of this Offering, become President and Chief Medical Officer of the Company. Since 1993, Dr. Heisen has been a principal with William M. Mercer, Inc., a national health care consulting firm, and has worked on a number of projects helping clients design, operate, and build health care delivery systems. From May 1991 through September 1992, Dr. Heisen was Medical Director of PruCare of New Jersey ("PruCare"), a state-wide managed care insurance plan serving more than 250,000 subscribers through affiliations with 3,000 physicians and 42 hospitals. From 1986 through 1991, Dr. Heisen served as the Associate Medical Director at PruCare. From 1971 through 1991, Dr. Heisen engaged in the private practice of medicine, specializing in internal medicine and infectious disease. Dr. Heisen received his medical degree from the University of Pennsylvania and has an undergraduate degree in mathematics from Swarthmore College. Dr. Heisen is a Diplomate of the American Board of Internal Medicine and the National Board of Medical Examiners.


    DAVID I. ROSEN, M.D. has served as Vice President for Business Development and a Director of the Company since April 1995. Dr. Rosen is also a co-founder of the Company. From 1978 to June 1996, Dr. Rosen was the managing partner of Hunterdon Urological Associates, a New Jersey urological practice. Since 1989, Dr. Rosen has also been a general partner of a licensed 68-bed long-term and subacute care facility in Hunterdon County. Dr. Rosen is a board certified urologist who graduated cum laude with a Bachelor of Arts degree from Brooklyn College. He received his medical degree, with honors, from State University of New York at Syracuse School of Medicine. Following three years in the U.S. Navy (Lt. M.C.), he completed his post graduate medical education in urology at Stanford University.



    JOSEPH F. MURRAY has served as Secretary, and a Director of the Company since April 1995. Since 1986, Mr. Murray has served, and currently serves, as Vice President and General Counsel of Wellness. Following the consummation of this Offering, Mr. Murray will maintain a part-time position with Wellness. From 1991 to 1994 he was also Vice President, General Counsel and a Board Member of GraceCare Health Systems, Inc., a long-term care management company. From 1980 until 1986, Mr. Murray was engaged in the private practice of law primarily representing health care clients. Mr. Murray received a Bachelor of Arts degree in Political Science and an L.L.M. in Taxation from Villanova University, and a Juris Doctor from Widener University School of Law. He is a member of the National Health Lawyers Association.



    JAMES M. FOULKE is a co-founder of the Company and has served as a Director of the Company since October 1997. Mr. Foulke is the Chairman of the Board of Directors, President, and Chief Executive Officer, of Wellness. He has been the Chief Executive Officer, and a Director of Wellness and its predecessor and affiliated companies since 1979. From 1991 to 1994 he was President, Chief Executive Officer, and Chairman of the Board of Directors of GraceCare Health Systems, Inc. He has served two terms on the board of directors of the Pennsylvania Healthcare Association (1988-1991 and 1992-1993).


    WALTER B. DUNSMORE, ESQ. is an attorney who has been associated with the Company since April 1996. From April 1991 to September 1995, Mr. Dunsmore was General Counsel and Chief Financial Officer of Nutrition Management Services Company, a national health care food service provider. From 1976 through 1991, Mr. Dunsmore was engaged in the private practice of law with an emphasis on business and health care clients. Mr. Dunsmore received his Bachelor of Business Administration from Temple University and his Juris Doctor degree from Seton Hall University.

    RANDALL K. SPRAU currently serves as a consultant to the Company and will, effective upon the consummation of this Offering, become a Senior Vice President and the Chief Information Officer of the Company. Prior to becoming associated with the Company, Mr. Sprau had been employed, since 1969, by Shared Medical Systems, Inc. ("SMS"). SMS is a provider of information systems and computer products to the health care industry. Mr. Sprau has held a variety of positions with SMS, most recently as Vice President of Information Systems. In addition, from 1981 through 1994, Mr. Sprau managed the development, marketing, and installation of SMS' premier clinical information system for physicians. Mr. Sprau received a degree in mathematics from Mankato State University.

EXECUTIVE COMPENSATION


    The following table sets forth compensation awarded to, earned by, or paid to Scott G. Pollock, the Company's President and Chief Executive Officer, for the year ended December 31, 1996. No executive officer of the Company received compensation in excess of $100,000 during the Company's last fiscal year.


NAME AND PRINCIPAL POSITION                                                 FISCAL YEAR    SALARY
-------------------------------------------------------------------------  -------------  ---------

Scott G. Pollock; President, Chief Executive Officer,
  Chief Financial Officer and a Director.................................         1996    $       0(1)

------------------------------


(1) During 1996 and until December 1, 1997, Mr. Pollock has not and will not receive a salary, but has been and will be reimbursed for all out-of-pocket expenses. At December 1, 1997, Mr. Pollock's employment agreement commences, pursuant to which he is entitled to an annual base salary of $200,000. See "Management--Employment Agreements."


DIRECTOR COMPENSATION

    Members of the Board of Directors will receive compensation at the rate of $200 per meeting attended. All Directors will be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

    On May 1, 1997, the Board of Directors formalized the creation of a Compensation Committee, which is comprised of Messrs. Pollock, Murray, and Dunsmore. The Compensation Committee has (i) full power and authority to interpret the provisions of, and supervise the administration of, the Plan and
(ii) the authority to review all compensation matters relating to the Company.

    On May 1, 1997, the Board formalized the creation of an Audit Committee, which is comprised of Messrs. Heisen, Murray, and Dunsmore. The Audit Committee is responsible for reviewing the plans and results of the audit engagement with the independent auditors; reviewing the adequacy, scope, and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors' fees; and recommending the engagement of auditors to the full Board of Directors.

DIRECTORS' LIMITATION OF LIABILITY

    The Company's Certificate of Incorporation and By-Laws include provisions to
(a) eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty (except for liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit) and (b) indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances under which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

EMPLOYMENT AGREEMENTS


    The Company has entered into employment agreements with Messr. Pollock, and Drs. Heisen and Liotta to serve in their respective positions with the Company. Each of the agreements has a term of three years, commencing on December 1, 1997 and terminating on July 31, 2000. Each of the agreements contains a covenant not to compete with the Company for a period of two years following termination of employment with the Company, although there can be no assurance that such covenants will be enforceable. Such employees are entitled to an annual salary of $200,000, $200,000, and $150,000, respectively, and Company-paid health, life, and disability benefits, as well as a monthly automobile allowance of $600. Each of the employment agreements additionally provides that the employee may receive bonus compensation, to be determined by the Board of Directors of the Company, based upon the achievement of certain financial and operational goals. Each of the agreements provides that in the event that the agreement is terminated for any reason other than a change in control of the Company the employee shall be entitled to receive all accrued compensation and a severance payment equal to two months salary. In the event that such employment is terminated as a result of a change in control of the Company, each of the above-named employees shall be entitled to receive all accrued compensation and a payment equal to two times such employee's (i) base salary and (ii) the maximum potential bonus under the agreement.


    The Company has entered into a memorandum of understanding to enter an employment agreement with Randall K. Sprau upon consummation of this Offering to serve as the Senior Vice President and Chief Information Officer of the Company. The agreement will have a term of three years. Pursuant to the terms of such employment agreement, Mr. Sprau will initially receive an annual salary of $175,000 and Company-paid health, life, and disability benefits. Mr. Sprau additionally may receive bonus compensation of between 10% and 30% of his annual salary, based upon the achievement of certain financial and operational goals. Concurrently with the execution of the emplyment agreement, Mr. Sprau agreed to enter into an agreement not to compete with the Company. Until such employment agreement is executed, Mr. Sprau has agreed to provide consulting services to the Company in consideration of the reimbursement of all of his expenses in connection with his engagement as a consultant.

STOCK OPTION PLAN

    On April 24, 1996, the Board of Directors and the stockholders of the Company adopted the Plan. The Plan provides for the grant of options to purchase up to 300,000 shares of Common Stock to employees, officers, directors, and consultants of the Company. Options may be either "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees of the Company.

    The Plan will be administered by "disinterested members" of the Board of Directors (as defined by Rule 16b-3 of the Exchange Act) or the Compensation Committee thereof, who will determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

    The exercise price per share of Common Stock subject to an incentive option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors.

    The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment of an optionee by reason of death or permanent and total disability, such optionee's options will remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

    Options under the Plan must be issued within ten years from the effective date of the Plan. The effective date of the Plan is April 24, 1996. Incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant. Incentive stock options issued to a 10% Stockholder are limited to five year terms. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, if so provided in an optionee's options, such optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

    Any unexercised options that expire or that terminate upon an employee's cessation of employment with the Company become available again for issuance under the Plan.

    To date, no options have been granted under the Plan.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth, as of the date of this Prospectus, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.



                                                                                    NUMBER OF     PERCENTAGE OF CLASS
                                                                                     SHARES     ------------------------
                                                                                   BENEFICIALLY   BEFORE        AFTER
                     NAME AND ADDRESS OF BENEFICIAL OWNER(2)                        OWNED(1)     OFFERING     OFFERING
---------------------------------------------------------------------------------  -----------  -----------  -----------

Scott G. Pollock.................................................................     225,000         10.3%         5.3%

Dennis B. Liotta, M.D............................................................     180,000          8.2%         4.3%

Peter R. Heisen, M.D.............................................................      60,000          2.7%         1.4%

David I. Rosen, M.D..............................................................     213,750          9.8%         5.1%

Joseph F. Murray.................................................................      20,000          0.9%         0.5%

Walter B. Dunsmore, Esq..........................................................      20,000          0.9%         0.5%

James M. and Ellen Foulke........................................................     420,250         19.2%        10.0%

All directors and executive officers of the
  Company as a group (7 persons).................................................   1,139,000         52.1%        27.2%


------------------------

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all shares shown as beneficially owned by them.

(2) The address of each of the referenced individuals is c/o Integrated Physician Systems, Inc., 2644 Bristol Road, Warrington, Pennsylvania 18976.

                              CERTAIN TRANSACTIONS


    Since the Company's inception, Wellness, the founding stockholder of the Company, has advanced to the Company an aggregate of $245,468 to assist in funding the fees and expenses accrued in connection with this Offering. Such advance bears no interest and is required to be repaid upon the closing of this Offering. As of the date of this Prospectus, the balance owed by the Company on such advance is $199,078, all of which will be paid with a portion of the net proceeds from this Offering. James M. Foulke, Scott G. Pollock, and Joseph F. Murray are currently the President, the Chief Financial Officer, and the Vice President and General Counsel, respectively, of Wellness. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



    The Affiliated PCs, which, upon the consummation of this Offering, will employ the affiliated physicians and enter into the PMSAs with the Company, will be 100% owned by David I. Rosen, M.D., the Vice President for Business Development of the Company. The Company has entered into an agency agreement and other agreements with Dr. Rosen which provide that the Company has control over all significant decisions of the Affiliated PCs, except decisions relating to the practice of medicine, and that the Company may direct Dr. Rosen with respect to the election of officers and directors of the Affiliated PCs, and may effect a change in the identity of the sole stockholder of the Affiliated PC in the event of death, disability, retirement, or termination of employment of Dr. Rosen. Dr. Rosen will receive no payment, whether in the form of dividends or otherwise, by virtue of his being stockholder of the Affiliated PCs. See "Business--Development and Operations."



    In April 1997, pursuant to a stock purchase agreement, the Company purchased all of the outstanding capital stock of PMI from Dr. Dennis B. Liotta, the sole shareholder of PMI, for $2,000. As a result of such transaction, PMI became a wholly-owned subsidiary of the Company. In addition, the Company entered into an employment agreement pursuant to which Dr. Liotta agreed to serve as the Executive Vice President and Chief Operating Officer of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



    On October 21, 1997 certain stockholders of the Company, including a former Director, contributed 1,356,000 shares of Common Stock owned by such stockholders, including 422,000 shares owned by the former Director, to the Company. The shares were simultaneously retired by the Company.


    All future transactions between the Company and its officers, directors, and 5% stockholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested directors of the Company.

                           DESCRIPTION OF DEBENTURES

GENERALLY


    The Debentures will be issued under an Indenture, to be dated as of
           , 1997, (the "Indenture"), between the Company, as issuer, and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement. The descriptions of the Debentures and the Indenture in this Prospectus are summaries, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture. Wherever terms defined in the Indenture are used in this Prospectus, such defined terms are incorporated herein by reference. Article and Section references appearing below refer to the corresponding Articles and Sections of the Indenture.


    The Debentures will be unsecured subordinated obligations of the Company, will be limited to an aggregate principal amount of $28,750,000 (including $3,750,000 subject to the Underwriters' over-allotment option and excluding $2,500,000, subject to the Representative's Warrants) and will mature on
           , 2004. The Debentures will bear interest at the rate per annum stated in their title from the date of the issuance thereof or from the most recent Interest Payment Date to which interest has been paid or provided for,
payable semi-annually on          15 and          15 of each year, commencing
         15, 1998, to each holder in whose name a Debenture (or any predecessor Debenture) is registered at the close of business on the Regular Record Date for
such interest payment, which shall be          1 or             1 (whether or
not a Business Day), as the case may be, next preceding such Interest Payment Date (unless, with certain exceptions, such Debentures are converted or redeemed prior to such Interest Payment Date). Interest on the Debentures will be paid on the basis of a 360-day year consisting of twelve 30-day months (Section 311). Principal of, and interest on, the Debentures will be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, and such other office or agency of the Company as may be maintained for such purpose (initially the corporate trust office of the Trustee in New York, New York). Debentures may be surrendered for transfer, exchange, repurchase, redemption, or conversion at that agency or office. Payment of interest may, at the option of the Company, be made by check mailed to the address of the holder entitled thereto as it appears in the Debenture Register (See Sections 301, 305, 1002 and 1202). The Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof (Section 302). No service charge will be made for any transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). The Company is not required to transfer or exchange any Debenture (i) during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption and ending at the close of business on the date of such mailing or (ii) selected for redemption, in whole or in part, except the unredeemed portion of Debentures being redeemed in part. All moneys paid by the Company to the Trustee or any Paying Agent for the payment of, principal of, and premium, if any, and interest on any Debenture which remain unclaimed for two years after such principal, premium, or interest became due and payable may be repaid to the Company. Thereafter, the holder of such Debenture may, as an unsecured general creditor, look only to the Company for payment thereof.


    The Indenture does not contain any provisions that would provide protection to holders of the Debentures against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization, or similar restructuring, except as described under "--Certain Rights to Require Repurchase of Debentures."


    The Indenture contains no financial covenants or covenants restricting the incurrence of indebtedness by the Company or any Subsidiary (as defined therein). Although certain agreements under which Senior Indebtedness (as defined therein) in the future may be outstanding may contain limitations on the incurrence of indebtedness by the Company or its Subsidiaries, such agreements may be amended or modified as provided therein, may provide only incidental protection to holders of Debentures in the event of a Repurchase Event (as described below), and are not intended for the benefit of the holders of the Debentures. In addition, future agreements under which future Senior Indebtedness may be outstanding may contain provisions which may require repayment of such Senior Indebtedness prior to repayment of the Debentures upon, among other things, a Repurchase Event.

CONVERSION RIGHTS

    The Debentures (or any portion thereof that is an integral multiple of $1,000) will be convertible into Common Stock at the option of the holders thereof at any time and from time to time prior to, and including, the maturity date unless a Debenture or a portion thereof shall have been called for redemption, through optional redemption, a sinking fund or otherwise, in which case it will be convertible if duly surrendered on or before the close of business on the fifth day preceding the Redemption Date at the conversion price stated on the cover hereof (subject to adjustment as described below). The conversion price shall be subject to adjustment upon certain events, including in the event that:

        (a) The Company shall declare a dividend or make a distribution on its outstanding Common Stock payable in Common Stock or shall declare or make a dividend or other distribution on any other class of capital stock of the Company or any subsidiary not wholly owned by the Company which dividend or distribution includes Common Stock.

        (b) The Company shall subdivide the outstanding Common Stock into a greater number of shares, or combine the outstanding Common Stock into a smaller number of shares.

        (c) The Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or having an initial conversion price per share) less than the Current Market Price (as defined in Section 1204(h) of the Indenture) of Common Stock on such record date.

        (d) The Company shall fix a record date for making a distribution to holders of its Common Stock or holders (other than the Company or its wholly-owned subsidiaries) of capital stock of any Subsidiary (as defined in the Indenture) (i) of evidences of indebtedness of the Company or any Subsidiary, (ii) of assets (including shares of any class of capital stock, cash or other securities, but excluding any rights or warrants referred to in subsection (c), above, or securities referred to in subsection (e), below, excluding any dividend or distribution referred to in subsection (a), above, and excluding any dividend or distribution paid exclusively in cash out of retained or current earnings) or (iii) of rights or warrants entitling the holders thereof to receive upon payment of the consideration set forth therein shares of capital stock of the Company (excluding those referred to in subsection (c) above).

        (e) The Company shall issue or distribute Common Stock, (excluding shares issued (i) in any of the transactions described in subsection (a) above, (ii) upon conversion or exchange of securities convertible into or exchangeable for Common Stock described in subsection (f) below, (iii) to employees or consultants under the Plan, as now in effect or hereafter amended, if such shares would otherwise be included in this section (e),
    (iv) to the Company's employees or consultants under bona fide benefit plans, employment agreements, or consulting agreements adopted by the Company's Board of Directors and approved by its stockholders or granted at an exercise price of at least 100% of the fair market value of the shares on the date of grant whether or not approved by stockholders, if such shares would otherwise be included in this Section (e) (but only to the extent that the aggregate number of shares excluded by this subdivision (iv) and issued after the date of the Indenture shall not exceed 10% of the Common Stock outstanding at the time of any such issuance), (v) upon exercise of rights or warrants issued to the holders of Common Stock, (vi) to acquire, or in connection with the acquisition of, all or any portion of a business as a going concern, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (vii) in connection with the entry into a medical practice or other professional practice management agreement by the Company for a term of at least five years, (viii) upon exercise of rights or warrants issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to these conversion price adjustments (without regard to Section 1204(j) of the Indenture) with respect to the transaction giving rise to such rights or (ix) pursuant to an offering effected at a discount of less than 5% from the Current Market Price per share determined as provided in Section 1204(h) of the Indenture) for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares.

        (f) The Company shall issue any securities convertible into, or exchangeable for, its Common Stock (excluding securities issued in transactions described in sections (c) and (d) above, or the Securities (as defined in the Indenture)) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Current Market Price per share in effect immediately prior to the issuance of such securities.

    Upon the termination of the right to convert or exchange such securities, the conversion price shall forthwith be readjusted to such conversion price as would have obtained had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon conversion or exchange of such securities and upon the basis of the consideration actually received by the Company for such securities. No adjustment in the conversion price need be made unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any such adjustment which is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Fractional shares will not be issued upon conversion, but in lieu thereof, the Company will pay cash equal to the market value of such fractional share computed with reference to the Closing Price of the Common Stock on the last business day prior to conversion (Section 1203). Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except Debentures whose maturity is prior to such Interest Payment Date and Debentures called for redemption on a Redemption Date within such period) must be accompanied by payment of an amount equal to the interest thereon to be paid on such Interest Payment Date (provided, however, that if the Company shall default in payment of such interest, such payment shall be returned to the payor thereof.) Except for Debentures surrendered for conversion which must be accompanied by payment as described above, no interest on converted Debentures will be payable by the Company on any Interest Payment Date subsequent to the date of conversion (Sections 307 and 1202).

    Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into, or exchangeable for, Common Stock or for payment of dividends on the Common Stock or any preferred shares of the Company.

    The Company has covenanted under the Indenture to reserve and keep available at all times out of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of Debentures, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Debentures.

CERTAIN RIGHTS TO REQUIRE REPURCHASE OF THE DEBENTURES

    In the event of any Fundamental Change (as described below) affecting the Company which constitutes a Repurchase Event occurring after the date of issuance of the Debentures and on or prior to maturity, each holder of Debentures will have the right, at the holder's option, to require the Company to repurchase all or any part of the holder's Debentures on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Repurchase Event as described below at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. On or prior to the Repurchase Date, the Company shall deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Debentures which are to be repurchased on or promptly following the Repurchase Date (Section 1403). In the event the Company becomes obligated to repurchase some or all of the Debentures, the Company expects that it would seek to finance the Repurchase Price with its available cash and short-term investments, through available bank credit facilities (if any), or through a public or private issuance of debt or equity securities.

    Failure by the Company to repurchase the Debentures when required as described in the second preceding paragraph will result in an Event of Default under the Indenture whether or not such repurchase is permitted by the subordination provisions of the Indenture (Section 501). On or before the 15th day after the occurrence of a Repurchase Event, the Company shall mail (or at its option cause the Trustee to mail) to all holders of record of Debentures notice of the occurrence of such Repurchase Event, setting forth, among other things, the date by which the repurchase right must be exercised, the Repurchase Price and the procedures which the holder must follow to exercise this right. No failure of the Company to give such notice shall limit any holder's right to exercise a repurchase right (Section 1402). Failure to give notice of the Repurchase Event in accordance with the terms of the Indenture will result in an Event of Default. To exercise the repurchase right, the holder of a Debenture must deliver, on or before the fifth day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of such right, together with the certificates evidencing the Debentures with respect to which the right is being exercised, duly endorsed for transfer (Section 1402). Such notice of exercise may be withdrawn by the holder by a written notice of withdrawal delivered to the Trustee at any time prior to the close of business on the fifth day prior to the Repurchase Date and thereafter only with the consent of the Company (Section
1402).


    The term "Fundamental Change" means when (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"); (ii) the stockholders of the Company approve any plan or proposal for the liquidation, dissolution, or winding up of the Company; or (iii) the Company (A) consolidates with, or merges into, any other corporation or any other corporation merges into the Company, and in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged into or for other assets or securities as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction or
(B) conveys, transfers, or leases all or substantially all of its assets to any person.



    The phrase "all or substantially all" of the assets of the Company, as included in the definition of Fundamental Change, is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.


    A Repurchase Event is a right to require the Company to repurchase the Debentures and a Repurchase Event shall have occurred if a Fundamental Change shall have occurred unless (i) the Current Market Price of the Common Stock is at least equal to the conversion price of the Debentures in effect immediately preceding the time of such Fundamental Change or (ii) the consideration in the transaction or event giving rise to such Fundamental Change to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted in the Nasdaq National Market (or in the case of securities which are common stock in any Nasdaq system or any similar system of automated dissemination of quotations of securities prices), or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the daily Closing Prices of such securities during the 10 consecutive trading days commencing with the sixth trading day following consummation of such transaction or event) is at least 105% of the conversion price of the Debentures in effect on the date immediately preceding the closing date of such transaction or event. The right to require the Company to repurchase the Debentures as a result of the occurrence of a Repurchase Event could create an Event of Default under Senior Indebtedness, as a result of which any repurchase could, absent a waiver, be prevented by the subordination provisions of the Debentures. Failure by the Company to repurchase the Debentures when required will result in an Event of Default with respect to the Debentures whether or not such repurchase is permitted by the subordination provisions. The Company's ability to pay cash to the holders of the Debentures upon a repurchase may be limited by certain financial covenants contained in any future Senior Indebtedness. In the event a Repurchase Event occurs and the holders exercise their rights to require the Company to repurchase Debentures, the Company intends to comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase. This right to require repurchase would not necessarily afford holders of the Debentures protection in the event of highly leveraged or other transactions involving the Company that may impair the rights of holders of Debentures.


    The effect of these provisions granting the holders the right to require the Company to repurchase the Debentures upon the occurrence of a Repurchase Event may make it more difficult for any person or group to acquire control of the Company or to effect a business combination with the Company and may discourage open market purchases of the Common Stock or a non-negotiated tender or exchange offer for the Common Stock. Accordingly, such provisions may limit a stockholder's ability to realize a premium over the market price of the Common Stock in connection with any such transaction.


    The foregoing provisions would not necessarily afford holders of the Debentures protection in the event of a highly leveraged transaction, a change in control of the Company or other transactions involving the Company that may adversely affect holders. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company that would not constitute a Fundamental Change, but that would increase the amount of Senior Indebtedness (or other indebtedness) outstanding at such time. There are no restrictions in the Indenture or the Debentures on the creation of additional Senior Indebtedness (or any other indebtedness of the Company or any of its subsidiaries) and the incurrence of significant amounts of additional indebtedness could have an adverse impact on the Company's ability to service its debt, including the Debentures. The Debentures are subordinate in right to payment to all existing and future Senior Indebtedness as described under "--Subordination" below.


SUBORDINATION


    The payment of the principal of, and interest on, the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness whether currently outstanding or hereafter incurred. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or marshaling of assets, whether voluntary, involuntary or in receivership, bankruptcy, insolvency, or similar proceedings, the holders of all Senior Indebtedness will be first entitled to receive payment in full of cash amounts due or to become due thereon before any payment is made on account of the principal of, and premium, if any, or interest on, the indebtedness evidenced by the Debentures or on account of any other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Debentures, before any payment is made to acquire any of the Debentures for cash, property, or securities or before any distribution is made with respect to the Debentures of any cash, property, or securities. Moreover, in the event of any acceleration of the Debentures because of an Event of Default, the holders of any Senior Indebtedness then outstanding would be entitled to payment in full of all obligations in respect of such Senior Indebtedness before the holders of the Debentures are entitled to receive any payment or distribution in respect thereof. No payments on account of principal of, sinking fund requirements, if any, or premium, if any, or interest on the Debentures shall be made, and no Debentures shall be redeemed or repurchased, if at the time thereof: (i) there is a default in the payment of all or any portion of the obligations under any Senior Indebtedness; or (ii) there shall exist a default in any covenant with respect to the Senior Indebtedness (other than as specified in clause (i) of this sentence), and, in such event, such default shall not have been cured or waived or shall not have ceased to exist, the Trustee and the Company shall have received written notice from any holder of such Senior Indebtedness stating that no payment shall be made with respect to the Debentures, and such default would permit the maturity of such Senior Indebtedness to be accelerated provided that no such default will prevent any payment on, or in respect of, the Debentures for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated (Section 1303).

    The holders of the Debentures will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive share of the Debentures (Section 1302).

    By reason of such subordination, in the event of insolvency, creditors of the Company, who are not holders of Senior Indebtedness or of the Debentures, may recover less, ratably, than holders of Senior Indebtedness but may recover more, ratably, than the holders of the Debentures.


    "Senior Indebtedness" is defined in the Indenture as the principal of, premium, if any, interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), and any other payment due pursuant to, any of the following, whether outstanding on the date of the Indenture or thereafter incurred or created: (a) all indebtedness of the Company for money borrowed or evidenced by notes, debentures, bonds, or other securities (including, but not limited to, those which are convertible or exchangeable for securities of the Company) and all other obligations of the Company constituting the deferred purchase price of property or assets; (b) all indebtedness of the Company due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto); (c) all indebtedness or other obligations of the Company due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements and arrangements; (d) all indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to the Company;
(e) all obligations of the Company under leases required or permitted to be capitalized under generally accepted accounting principles or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property; (f) all indebtedness or obligations of others of the kinds described in any of the preceding clauses (a), (b), (c), (d) or (e) assumed by, or guaranteed in any manner by, the Company or in effect guaranteed (directly or indirectly) by the Company through an agreement to purchase, contingent or otherwise, and all obligations of the Company under any such guarantee or other arrangements; and
(g) all renewals, extensions, refundings, deferrals, amendments, or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e) or (f); unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification, or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, obligation, renewal, extension, refunding, amendment, modification, or supplement is subordinate to, or is not superior to, or is pari passau with, the Debentures; provided that Senior Indebtedness shall not include (i) any indebtedness of any kind of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company, (ii) indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business; or (iii) the Debentures.

    Notwithstanding the foregoing, in the event that the Trustee or any holder of Debentures receives any payment or distribution of assets of the Company of any kind in contravention of any of the terms of the Indenture, whether in cash, property, or securities, including, without limitation, by way of set-off or otherwise, in respect of the Debentures before all Senior Indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of the holders of Senior Indebtedness of the Company, and will be immediately paid over, or delivered to, the holders of Senior Indebtedness of the Company or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full of all Senior Indebtedness of the Company remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of the Senior Indebtedness of the Company.



    No provision contained in the Indenture or the Debentures will affect the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on, the Debentures. The subordination provisions of the Indenture and the Debentures will not prevent the occurrence of any default or Event of Default or limit the rights of any holder of Debentures to pursue any other rights or remedies with respect to the Debentures.


    The Debentures are obligations exclusively of the Company. Certain operations of the Company will be conducted through its subsidiaries, principally PMI and, upon completion of this Offering, NBS (the "Subsidiaries"). The Subsidiaries are separate distinct entities that have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debentures. In addition, the payment of dividends, interest, and the repayment of certain loans and advances to the Company by the Subsidiaries may be subject to certain statutory or contractual restrictions and are contingent upon the earnings of such Subsidiaries. The Debentures will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Subsidiaries. In addition, the right of the Company and, therefore, the right of creditors of the Company (including holders of Debentures) to receive assets of any such Subsidiary upon the liquidation or reorganization of any such Subsidiary or otherwise will be effectively subordinated to the claims of the Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any secured claim on the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company.


    At June 30, 1997, Senior Indebtedness and indebtedness of the Subsidiaries and the Initial Affiliated Practices aggregated approximately $572,000 on a pro forma basis, giving effect to the Acquisitions. The Company expects that it and its Subsidiaries will from time to time incur additional indebtedness, including Senior Indebtedness. The Indenture does not prohibit or limit the incurrence, assumption, or guarantee by the Company or its Subsidiaries of additional indebtedness, including Senior Indebtedness.


EVENTS OF DEFAULT

    Events of Default under the Indenture are: (i) failure to pay principal of any Debenture when due, whether at maturity, upon redemption or acceleration, or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) failure to pay any interest on any Debenture when due or within 30 days thereafter, whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) failure to deposit when due or within 30 days thereafter any sinking fund payment for the Debentures, whether or not such deposits are prohibited by the subordination provisions of the Indenture; (iv) failure to pay any Repurchase Price when due or within 10 days thereafter on any Debenture, whether or not such payments are prohibited by the subordination provisions of the Indenture; (v) failure to perform any other covenant of the Company in the Indenture, which default continues for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Debentures;

(vi) default on any indebtedness of the Company or the Subsidiaries in excess of $1,000,000 for borrowed money or on any Senior Indebtedness resulting in such indebtedness being declared due and payable after the expiration of any applicable grace period or becoming due and payable and the holders thereof taking any action to collect such indebtedness; and (vii) certain events in bankruptcy, insolvency, or reorganization of the Company or significant Subsidiaries (Section 501). Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity (Section 514). Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debentures will have the right to determine the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee (Section 512). If an Event of Default (other than those relating to certain events of bankruptcy, insolvency, and reorganization) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may by written notice to the Company and, if applicable, to the Trustee, accelerate the maturity of all Debentures; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture (Section 502). If an Event of Default occurs by reason of certain events in bankruptcy, insolvency, and reorganization, all principal and accrued and unpaid interest due under the Debentures then outstanding shall automatically become immediately due and payable. No holder of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default, the holders of at least 25% in aggregate principal amount of the outstanding Debentures shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the holders of a majority in principal amount of the outstanding Debentures a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days after such notice (Section 507). However, such limitations do not apply to a suit instituted by a holder of a Debenture for the enforcement of payment of the principal or Repurchase Price of, sinking fund payment for, if any, or interest on such Debenture on or after the respective due dates expressed in such Debenture or of the right to convert such Debenture in accordance with the Indenture (Section 508).

    The Indenture provides that the Trustee shall, within 90 days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of a default (not including any grace period allowed), mail to the holders of the Debentures, as their names and addresses appear on the Debenture Register, notice of all uncured defaults known to it; provided, however, that except in the case of default in the payment of principal or Repurchase Price of, sinking fund payment for, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debentures (Section 602).

    The Company will be required to furnish to the Trustee annually a certificate with respect to its compliance with the terms, provisions, and conditions of the Indenture and as to any default with respect thereto (Section
1004).

OPTIONAL REDEMPTION

    The Debentures are not redeemable prior to            , 2000. Thereafter,
the Debentures will be redeemable until maturity, at the Company's option, in whole or from time to time in part, upon not less than 45 nor more than 60 days' notice mailed to each holder of the Debentures at such holder's address appearing in the Debenture Register at a redemption price equal to 100% of the principal amount thereof plus accrued but unpaid interest thereon to the date fixed for redemption (subject to the right of holders of record on a relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date fixed for redemption), except that the Debentures may not be redeemed prior to maturity unless, for the 20 consecutive trading days immediately preceding the date of the notice of redemption, the
Closing Price has equaled or exceeded $         [150% of the Closing Price of
the Common Stock on the effective date of this offering], subject to adjustment in the case of the same events which result in an adjustment of the conversion price. For purposes of optional redemption, the "Closing Price" on any trading day shall mean the last reported sales price of the Common Stock, or, in case no such reported sale takes place on such day, the closing bid price of the Common Stock, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or Nasdaq, as the case may be, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Nasdaq, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee. If less than all of the Debentures are to be redeemed, the Trustee, in its discretion, will select those to be redeemed as a whole or in part by such method as the Trustee shall deem fair and appropriate (as long as such method is not prohibited by the rules of any United States national securities exchange or an established automated over-the-counter trading market in the United States on which the Debentures are listed). Notice of redemption will be given to holders of the Debentures to be redeemed by first class mail at their last address appearing on the Debenture Register. If any Debenture is to be redeemed in part only, a new Debenture or Debentures in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a holder's Debenture is selected for partial redemption, and such holder converts a portion of such Debenture, such converted portion shall be deemed to have been redeemed as the portion selected for redemption.


SINKING FUND

    If the Company provides for one or more sinking funds for securities representing indebtedness for money borrowed ranking equal or junior to the Debentures, and such indebtedness has a maturity or weighted average time to
maturity which is on or prior to            , 2004, the Company will provide a
sinking fund for the Debentures calculated to retire that amount of Debentures equal to the lesser of (i) the same percentage of outstanding Debentures prior to maturity as the percentage of the principal amount of such other indebtedness to be retired prior to maturity on the same payment schedule as such other indebtedness or (ii) such amount of Debentures necessary to result in the Debentures having the same weighted average time to maturity as other indebtedness. Except as set forth herein with respect to the credit against mandatory sinking fund payments, the redemption price and other terms of the sinking fund applicable to the Debentures shall be the same as those applicable to the relevant indebtedness, except that the redemption price of the Debentures in connection with the sinking fund shall be 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption. The Company may, at its option, receive credit against mandatory sinking fund payments for the principal amount of (i) Debentures acquired by the Company and surrendered for cancellation, (ii) Debentures previously converted into Common Stock, and (iii) Debentures redeemed or called for redemption otherwise than through the operation of the sinking fund.

LIMITATIONS ON DIVIDENDS AND REDEMPTIONS

    The Indenture provides that the Company will not (i) declare or pay any dividend or make any other distribution on any Junior Securities (as described below), except dividends or distributions payable in Junior Securities, or (ii) purchase, redeem or otherwise acquire or retire for value any Junior Securities, except Junior Securities acquired upon conversion thereof into other Junior Securities, or (iii) permit a Subsidiary to purchase, redeem or otherwise acquire or retire for value any Junior Securities, if, upon giving effect to such dividend, distribution, purchase, redemption, retirement or other acquisition, a default in the payment of any principal or Repurchase Price of, sinking fund payment for, if any, premium, if any, or interest on any Debenture shall have occurred and be continuing.

    The term "Junior Securities" means (i) the Common Stock, (ii) shares of any other class or classes of capital stock of the Company, (iii) any other non-debt securities of the Company (whether or not such other securities are convertible into Junior Securities), and (iv) debt securities of the Company (other than Senior Indebtedness and the Debentures) as to which, in the instrument creating or evidencing Senior Indebtedness and the same or pursuant to which the same is outstanding, it is expressly provided that such debt securities are not Senior Indebtedness with respect to, or do not rank PARI PASSU with, the Debentures.

CONSOLIDATION, MERGER, AND SALE OF ASSETS


    The Company, without the consent of the holders of any of the Debentures, may consolidate with or merge into any other Person or convey, transfer, sell, or lease its assets substantially as an entirety to any Person, provided that:
(i) either (a) the Company is the continuing corporation or (b) the corporation or other entity formed by such consolidation or into which the Company is merged or the Person to which such assets are conveyed, transferred, sold or leased is organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all obligations of the Company under the Debentures and the Indenture; (ii) immediately after and giving effect to such merger, consolidation, conveyance, transfer, sale, or lease no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, under the Indenture shall have occurred and be continuing;
(iii) upon consummation of such consolidation, merger, conveyance, transfer, sale, or lease, the Debentures and the Indenture will be valid and enforceable obligations of the Company or such successor Person, corporation, or other entity and (iv) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, or lease complies with the provisions of the Indenture (Sections 801 and 802).


MODIFICATION AND WAIVER


    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debentures; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debenture affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, (ii) reduce the principal amount of any Debenture or reduce the rate or extend the time of payment of interest thereon, (iii) change the place or currency of payment of principal of, or Repurchase Price or interest on, any Debenture, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture, (v) adversely affect the right to convert Debentures, (vi) reduce the percentage of the aggregate principal amount of outstanding Debentures, the consent of the holders of which is necessary to modify or amend the Indenture,
(vii) reduce the percentage of the aggregate principal amount of outstanding Debentures, the consent of the holders of which is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (viii) modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the holders of the Debentures, or (ix) modify the provisions of the Indenture with respect to the right to require the Company to repurchase Debentures in a manner adverse to the holders of the Debentures (Section 902). The holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the holders of all Debentures waive any past defaults, except (i) a default in payment of the principal of, or premium, if any, or interest on, any Debenture when due,
(ii) a failure by the Company to convert any Debentures into Common Stock or
(iii) a default in respect of certain provisions of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Debenture affected thereby.

SATISFACTION AND DISCHARGE

    The Indenture provides that the Company may discharge its obligations under the Indenture while Debentures remaining outstanding if (i) all outstanding Debentures will become due and payable at their scheduled maturity within one year or (ii) all outstanding Debentures are scheduled for redemption within one year, and in either case the Company has deposited with the Trustee an amount sufficient to pay and discharge all outstanding Debentures on the date of their scheduled maturity or scheduled redemption (Section 401).

GOVERNING LAW

    The Indenture and the Debentures will be governed and construed in accordance with the laws of the State of New York without giving effect to such state's conflicts of laws principles.

INFORMATION CONCERNING THE TRUSTEE

    The Company and its Subsidiaries may maintain deposit accounts and conduct other banking transactions with the Trustee or its affiliates in the ordinary course of business, and the Trustee and its affiliates may from time to time in the future provide the Company and its Subsidiaries with banking and financial services in the ordinary course of their businesses.

                           DESCRIPTION OF SECURITIES


GENERAL


    The Company is authorized by its Certificate of Incorporation to issue an aggregate of 50,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of October 22, 1997, 1,702,000 shares of Common Stock were outstanding and held of record by 46 stockholders, and no shares of preferred stock were outstanding. Following the completion of this Offering, an aggregate of 4,183,067 shares of Common Stock outstanding (4,483,067 shares if the Underwriters' over-allotment option is exercised in full) and no shares of preferred stock will be outstanding.


COMMON STOCK

    Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for the election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully-paid, and nonassessable. In the event the Company were to elect to sell additional shares of Common Stock following this Offering, investors in this Offering would have no prior right to purchase such additional shares. As a result, their percentage equity interest in the Company would be diluted. The shares of Common Stock offered hereby will be, when issued and paid for, fully paid and not liable for further call or assessment. Holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares of Common Stock (subject to the rights of the holders of the preferred stock) can elect all of the Company's directors, if they choose to do so. In such event, the holders of the remaining shares of Common Stock would not be able to elect any directors. The Board of Directors is empowered to fill any vacancies thereon. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of Common Stock voting as a single class present at a meeting of stockholders at which a quorum (consisting of a majority of the outstanding shares of Common Stock) is present in person or proxy, or by written consent in lieu of such meeting.

PREFERRED STOCK

    Preferred stock may be issued in one or more series and having such rights, privileges, and limitations, including voting rights, conversion privileges, and/or redemption rights, as may, from time to time, be determined by the Board of Directors of the Company. Preferred stock may be issued in the future in connection with acquisitions, financings, or such other matters as the Board of Directors deems appropriate. In the event that any such shares of preferred stock are to be issued, a Certificate of Designation, setting forth the series of such preferred stock and the rights, privileges, and limitations with respect thereto, shall be filed with the Secretary of State of the State of Delaware. The effect of such preferred stock is that the Company's Board of Directors alone, subject to, federal securities laws and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the Common Stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

WARRANTS



    The following is a brief summary of certain provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."



    EXERCISE PRICE AND TERMS.  Each Warrant entitles the registered holder
thereof to purchase, at any time commencing       , 1997 [the date of this
Prospectus] until       , 2002 [five years after the date of this Prospectus],
one share of Common Stock at a price of $    per share [140% of the initial
public offering price per share of Common Stock], subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the Warrants. The exercise price of the Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby.



    ADJUSTMENTS. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations, reclassifications of the Common Stock or, for a period of two years after the date of this Prospectus, except under certain circumstances, the sale by the Company of its Common Stock or other securities convertible into Common Stock at a price below the exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation, or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.



    REDEMPTION PROVISIONS.  Commencing       , 1999 [18 months after the date of
this Prospectus], the Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on 30 days prior written notice to the warrantholders, if the average closing sale price of the Common Stock as
reported on AMEX equals or exceeds $         per share [210% of the initial
public offering price per share of Common Stock] for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.



    TRANSFER, EXCHANGE AND EXERCISE. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange, or exercise at any time on or prior to their expiration date five years from the date of this Prospectus, at which time the Warrants will become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants in lieu of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.



    WARRANTHOLDER NOT A STOCKHOLDER. The Warrants do not confer upon holders thereof any voting, dividend, or other rights as stockholders of the Company.



    MODIFICATION OF WARRANTS. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than 30 days on not less than thirty 30 days' prior written notice to the warrantholders and the

Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price (other than as provided in the preceding sentence), and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders.



    The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified, or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. Although the Company has undertaken to use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.



    Although the Securities will not be knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, investors in such jurisdictions may purchase Warrants in the secondary market or investors may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.



REGISTRATION RIGHTS



    The holders of the 58,000 shares of Common Stock issued in connection with the Bridge Financing are entitled to certain rights with respect to the registration of such shares under the Securities Act. In the event that the Company proposes to register any of its securities in a secondary public offering under the Securities Act, except in connection with this Offering or pursuant to a registration statement on Forms S-4 or S-8, or similar or successor forms, such holders are entitled to include such shares of Common Stock in such registration, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration. The Company is required to use its best efforts to effect the registration described above and is generally required to bear the expenses of all such registrations.



TRANSFER AND WARRANT AGENT



    The Company has appointed Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as transfer agent for the Common Stock and as Warrant Agent for the Warrants.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary sets forth the principal federal income tax consequences of holding and disposing of Debentures. This summary is based upon laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary is presented for informational purposes only and relates only to Debentures or Common Stock received in exchange therefor that are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The summary discusses certain federal income tax consequences to holders of Debentures ("holders") that are citizens or residents of the United States. It does not discuss state, local or foreign tax consequences, nor does it discuss tax consequences to categories of holders that may be subject to special rules, such as tax exempt organizations, insurance companies, financial institutions and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor.

    This summary does not purport to deal with all aspects of federal income taxation that may be relevant to an investor's decision to purchase the Debentures. Each investor should consult his or her own tax advisor as to the particular tax consequences to such person of purchasing, holding and disposing of the Debentures, including the applicability and effect of any state, local or foreign tax laws and any recent proposed changes in applicable income tax laws.

STATED INTEREST

    A holder using the accrual method of accounting for tax purposes generally will be required to include interest in income as such interest accrues, while a cash basis holder generally will be required to include interest in income when cash payments are received (or made available for receipt) by such holder.

CONVERSION OF DEBENTURES

    Except as otherwise indicated below, no gain or loss will be recognized for federal income tax purposes upon the conversion of the Debentures into Common Stock. Cash paid in lieu of fractional Common Stock will be taxed as if the fractional Common Stock was issued and then redeemed for cash, resulting in either sale or exchange treatment or dividend treatment. The tax basis of the Common Stock received upon conversion will be equal to the tax basis of the Debentures converted reduced by the portion of such basis, if any, allocable to any fractional share interest exchanged for cash. The holding period of the Common Stock received upon conversion will include the holding period of the Debentures converted.

    If at any time the Company makes a distribution of property to its shareholders that would be taxable to such shareholders as a dividend for federal income tax purposes (e.g. distributions of cash, evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Indenture, the conversion price of the Debentures is reduced, such reduction will be deemed to be the payment of a stock distribution to holders which may be taxable as a dividend. If the Company voluntarily reduces the conversion price for a period of time, holders may, in certain circumstances, have to include in gross income an amount equal to the value of the reduction in the conversion price. Holders could, therefore, have taxable income as a result of an event pursuant to which they received no cash or property that could be used to pay the related income tax.

POSSIBLE ORIGINAL ISSUE DISCOUNT

    Because the Debentures have an initial interest accrual period that is longer than each subsequent interest accrual period, it is possible that upon retirement of the Debentures, the holders thereof would be required to recognize income equal to the "de minimis OID" amount, within the meaning of Section

1.1273-1 (d)(6) of the regulations under the Code. Assuming a holder holds the Debenture as a capital asset, any such income required to be recognized thereunder will be characterized as capital gain.

DISPOSITION OF DEBENTURES OR SHARES OF COMMON STOCK

    In general, the holder of a Debenture or the Common Stock into which it is converted will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Debenture or Common Stock in an amount equal to the difference between the amount of cash and the fair market value of property received (except to the extent attributable to the payment of accrued interest) and the holder's adjusted tax basis in the Debenture or Common Stock. The holder's tax basis in a Debenture generally will be such holder's cost, increased by the amount of accrued market discount a holder elects to include in income with respect to the Debenture (discussed below), and reduced by (i) any principal payments received by such holder and (ii) the amount of any amortizable bond premium the holder elects to amortize with respect to the Debenture. If a holder holds a Debenture as a capital asset, such gain or loss will be a capital gain or loss except to the extent of any accrued market discount (see "Market Discount on Resale") if the Debenture has been held for the then requisite holding period at the time of the sale, exchange, redemption or retirement.

MARKET DISCOUNT ON RESALE

    The tax consequences of the sale of a Debenture by a holder may be affected by the market discount provisions of the Code. Market discount is defined as the excess of a debt instrument's stated redemption price (or its revised issue price in the case of a debt instrument issued with original issue discount) at maturity over the holder's tax basis in such debt instrument immediately after its acquisition. If the market discount is less than 25% of the stated redemption price (or the revised issue price, as the case may be) at maturity multiplied by the number of complete years to maturity (after the holder acquired the debt instrument), then the market discount will be considered to be zero.

    If a holder purchases a Debenture at a market discount and thereafter recognizes gain on its disposition (or the disposition of the Common Stock into which such Debenture is converted) such gain is treated as ordinary interest income to the extent it does not exceed the accrued market discount on such Debenture. In addition, recognition of gain to the extent of accrued market discount may be required in the case of some dispositions which would otherwise be nonrecognition transactions. Unless a holder elects to use a constant rate method, accrued market discount equals a Debenture market discount multiplied by a fraction, the numerator of which equals the number of days the holder holds such Debenture and the denominator of which equals the total number of days following the date the holder acquires such Debenture up to and including the date of its maturity. If a holder of a Debenture acquired at a market discount receives a partial principal payment prior to maturity, that payment is treated as ordinary income to the extent of the accrued market discount on the Debenture at the time payment is received. However, when the holder disposes of the Debenture, the accrued market discount is reduced by the amount of the partial principal payment previously included in income.

    A holder that acquires a Debenture at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred to purchase such Debenture until the holder disposes of such Debenture in a taxable transaction. A holder of Debentures acquired at a market discount may elect to include the market discount in income as the discount accrues, either on a ratable basis, or, if elected, on a constant interest rate basis. Once made, the current inclusion election applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). If a holder of a Debenture elects to include the market discount in income as it accrues, the foregoing rules with respect to the recognition of ordinary income on sales and certain other dispositions and with respect to the deferral of interest deductions on related indebtedness, would not apply.

BOND PREMIUM

    If, as a result of a purchase at a premium, a holder's adjusted tax basis in a Debenture exceeds the Debenture's stated redemption price at maturity, such excess may constitute amortizable bond premium. If the Debenture is a capital asset in the hands of the holder, Section 171 of the Code allows the holder to elect to amortize any such bond premium under the constant interest rate method as an offset against interest income earned on the Debenture. The amount of amortizable bond premium equals the excess of the holder's basis (for determining loss on sale or exchange) in the Debenture over the amount payable at maturity or, if it results in a smaller amortizable bond premium, an earlier call date. If a holder is required to amortize bond premium by reference to such a call date and the Debenture is not in fact called on such date, the remaining unamortized premium must be amortized to a succeeding call date or to maturity.

    A holder's tax basis in a Debenture must be reduced by the amount of amortized bond premium. An election to amortize bond premium applies to all bonds (other than tax-exempt bonds) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder and is irrevocable without the consent of the IRS.

BACKUP WITHHOLDING

    Under the "backup withholding" provisions of federal income tax law, the Company, its agent, a broker or any paying agent, as the case may be, will be required to withhold a tax equal to 31% of any payment of (i) principal, premium, if any, and interest on the Debentures, (ii) proceeds from the sale or redemption of the Debentures, (iii) dividends on the Common Stock and (iv) proceeds from the sale or redemption of the Common Stock, unless the holder (a) is exempt from backup withholding and, when required, demonstrates this fact to the payor or (b) provides a taxpayer identification number to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain holders (including corporations, tax-exempt organizations, individual retirement accounts and, to a limited extent, nonresident aliens) are not subject to the backup withholding importing requirements. A nonresident alien must submit a statement, signed under penalties of perjury, attesting to that individual's exemption from backup withholding. A holder of Debentures or Common Stock that is otherwise required to but does not provide the Company with a correct taxpayer identification number may be subject to penalties imposed by the Code. Any amounts paid as backup withholding with respect to the Debentures or Common Stock will be credited to the income tax liability of the person receiving the payment from which such amount was withheld. Holders of Debentures and Common Stock should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon consummation of this Offering, and giving effect to the Acquisitions, the Company will have 4,183,067 shares of Common Stock outstanding (4,483,067 shares of Common Stock outstanding if the Underwriters' over-allotment option is exercised in full). Of these shares, the 2,000,000 shares of Common Stock offered hereby (2,300,000 shares if the Underwriters' over-allotment option is exercised in full), will be freely tradeable without restriction under the Securities Act unless purchased by affiliates as that term is defined in Rule 144 under the Securities Act.



    The remaining 2,183,067 shares of Common Stock are "restricted securities" within the meaning of Rule 144 of the Securities Act and, if held for at least one year, would be eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144 following the expiration of such one-year period. In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, would be entitled to sell within any three-month period a number of shares beneficially owned for at least one year that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned such shares of Common Stock for at least two years may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144. All officers and directors of the Company, current stockholders, and option holders under the Plan have agreed not, directly or indirectly, to offer, agree to offer to sell, transfer, pledge, assign, encumber, grant an option for the purchase or sale of, hypothecate, or otherwise dispose of any securities of the Company for a period of 18 months from the date of this Prospectus without the Representative's prior written consent. After such 18-month period, all 2,183,067 shares may be sold in accordance with Rule 144.



    Prior to this offering, there has been no public market for the Company's securities. Following this offering, the Company cannot predict the effect, if any, that sales of shares of Common Stock and Warrants pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the current stockholders of a substantial number of shares of Common Stock and Warrants in the public market could materially adversely affect prevailing market prices for the Common Stock and Warrants. In addition, the availability for sale of a substantial number of shares of Common Stock Warrants acquired through the exercise of the Representative's Warrants or the outstanding options under the Plan could materially adversely affect prevailing market prices for such securities.

                                  UNDERWRITING


    The Underwriters named below (the "Underwriters"), for whom Nolan Securities Corp., SouthWall Capital Corp., and Dirks & Company, Inc. are acting as representatives (in such capacity, the "Representatives"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") to purchase from the Company, and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective amount of Debentures, and number of shares of Common Stock, and the number of Warrants set forth opposite their names:



                                                         AMOUNT OF    NUMBER OF   NUMBER OF
UNDERWRITERS                                            DEBENTURES      SHARES     WARRANTS
-----------------------------------------------------  -------------  ----------  ----------
Nolan Securities Corp................................
SouthWall Capital Corp...............................
Dirks & Company, Inc.................................
                                                       -------------  ----------  ----------
      Total..........................................  $  25,000,000   2,000,000   2,000,000
                                                       -------------  ----------  ----------
                                                       -------------  ----------  ----------



    The Underwriters are committed to purchase all the Securities offered hereby, if any of such Securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.



    The Company has been advised by the Representatives that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to such
dealers at such prices less concessions not in excess of    % of the principal
amount of Debentures, $         per share of Common Stock, and $         per
Warrant. Such dealers may reallow a concession not in excess of    % of the
Debentures, $         per share of Common Stock, and $         per Warrant to
certain other dealers. After the commencement of the Offering, the public offering prices, concession, and reallowance may be changed by the Representatives.



    The Representatives have informed the Company that they do not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Securities offered hereby.



    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has also agreed to pay to the Representatives a non-accountable expense allowance equal to 2% of the gross proceeds derived from the sale of the Securities underwritten, of which $25,000 has been paid to date.



    The Company has granted to the Underwriters an over-allotment option, exercisable during the 45 day period from the date of this Prospectus, to purchase up to an aggregate of $3,750,000 principal amount of Debentures, an additional 300,000 shares of Common Stock, and/or 300,000 Warrants at the initial offering price per Debenture, share of Common Stock, and Warrant, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the amount of additional Securities proportionate to its initial commitment.



    The Company has agreed, at the request of the Representatives, that for five years after the date of this Prospectus, it will use its best efforts to cause one individual designated by the Representatives to be elected to the Company's Board of Directors.

    In connection with this Offering, the Company has agreed to sell to the Representatives, for nominal consideration, warrants to purchase from the Company up to an aggregate of $2,500,000 principal amount of Debentures, up to 200,000 shares of Common Stock, and/or up to 200,000 Warrants (the "Representatives' Warrants"). The Representatives' Warrants are initially exercisable at a price of 100% of the principal amount of Debentures, $
per share of Common Stock [140% of the initial public offering price per share
of Common Stock], and $         per Warrant [140% of the initial public offering
price per Warrant] for a period of four years, commencing at the beginning of the second year after their issuance and sale and are restricted from sale, transfer, assignment, or hypothecation for a period of 12 months from the date hereof, except to officers of the Representatives. The Warrants obtained upon exercise of the Representatives' Warrants will be exercisable for a period of four years commencing at the beginning of the second year after the effective date of this Offering, at an exercise price of $____ per share [140% of the exercise price of the Warrants]. The Representatives' Warrants provide for adjustment in the number of shares of Common Stock and Warrants issuable upon the exercise thereof and in the exercise price of the Representatives' Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Representatives' Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.



    All officers and directors of the Company, all holders of the issued and outstanding Common Stock, and all holders of options, warrants, or other securities convertible exercisable, or exchangeable for the issued or outstanding Common Stock have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate, or otherwise dispose of any beneficial interest in such securities for a period of 18 months following the effective date of the Registration Statement without the prior written consent of the Company and the Representatives (the "Lock-up Agreements"). An appropriate legend shall be marked on the face of the certificates representing all such certificates.



    In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain, or otherwise affect the market prices of the Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for purchase of the Securities for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Securities in connection with the Offering than they are committed to purchase from the Company, and in such case, may purchase Securities in the open market following completion of the Offering, to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to an aggregate of $3,750,000 principal amount of Debentures, 300,000 shares of Common Stock, and/or 300,000 Warrants, by exercising the Underwriters' over-allotment option referred to above. In addition, the Representatives may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to the Securities which are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. None of the transactions described in this paragraph is required , and, if they are undertaken, they may be discontinued at any time.



    Nolan Securities Corp. has been in business since February 1991 and has participated in two public offerings as a co-manager and two public offerings as a member of the underwriting syndicate. Dirks & Company, Inc. commenced operations in July 1997 and has not co-managed or participated as an underwriter in any public offering of securities. SouthWall Capital Corp. commenced operations as an underwriter in May 1996 and has co-managed one public offering and participated as an underwriter in nine public offerings to date. Accordingly, none of the Representatives have extensive experience as a co-manager or underwriter of public offerings of securities. In addition, each of the Representatives are relatively small firms and no assurance can be given that any of the Representatives will be able to participate as a market maker in any of the Securities. No assuance can be given that any broker-dealer will make a market in any of the Securities.



    Prior to this Offering, there has been no public market for any of the Securities. Consequently, the initial public offering prices of the Securities has been determined by negotiation between the Company and the Representatives and does not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. The factors considered in these negotiations, in addition to prevailing market conditions, included the history of, and prospects for, the industry in which the Company competes, an assessment of the Company's management, the prospects for the Company, its capital structure, the market for initial public offerings, and certain other factors as were deemed relevant.


    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement, which are filed as exhibits to the Registration Statement. See "Additional Information."

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Brock Fensterstock Silverstein McAuliffe & Wade LLC, New York, New York. Orrick, Herrington & Sutcliffe, LLP, New York, New York, has acted as counsel to the Underwriters in connection with this Offering.

                                    EXPERTS


    The financial statements of the Company, the Initial Affiliated Practices, and PMI as at December 31, 1996, and for the period then ended have been audited by Feldman Radin & Co., P.C., independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon such reports upon the authority of said firm as experts in accounting and auditing. Certain health care-related legal matters will be passed upon for the Company by Kalogredis, Tsoules and Sweeney Ltd., Wayne, Pennsylvania.


                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington D.C. 20549, a registration statement on Form S-1 (the "Registration Statement"), including amendments thereto, under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed therewith, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Offering, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and the exhibits and schedules thereto may be inspected without charge at the offices of the Commission and copies of all or any part thereof may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington D.C. 20549 or at certain of the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov). Following the consummation of this Offering and the listing of the Debentures and the Common Stock on the AMEX, reports and other information concerning the Company may be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                           ---------
Unaudited Pro Forma Financial Statements of
  INTEGRATED PHYSICIAN SYSTEMS, INC.
  Basis of Presentation..................................................................................     F-4
  Unaudited Pro Forma Balance Sheet......................................................................     F-6
  Unaudited Pro Forma Statement of Operations............................................................     F-7
  Notes to Unaudited Pro Forma Financial Statements......................................................    F-10

INTEGRATED PHYSICIAN SYSTEMS, INC.
  Report of Independent Public Accountants...............................................................    F-12
  Balance Sheets.........................................................................................    F-13
  Statements of Operations...............................................................................    F-14
  Statements of Changes in Stockholders' Equity (Deficit)................................................    F-15
  Statements of Cash Flows...............................................................................    F-16
  Notes to Financial Statements..........................................................................    F-17

RELIANCE HEALTHCARE GROUP
  Report of Independent Public Accountants...............................................................    F-20
  Combined Balance Sheets................................................................................    F-21
  Combined Statements of Operations......................................................................    F-22
  Combined Statements of Changes in Stockholders' Equity (Deficit).......................................    F-23
  Combined Statements of Cash Flows......................................................................    F-24
  Notes to Financial Statements..........................................................................    F-25

MEDICAL BILLING AND MANAGEMENT SERVICES, INC. AND SUBSIDIARY
  Report of Independent Public Accountants...............................................................    F-31
  Balance Sheets.........................................................................................    F-32
  Statements of Operations...............................................................................    F-33
  Statements of Changes in Stockholder's Equity (Deficit)................................................    F-34
  Statements of Cash Flows...............................................................................    F-35
  Notes to Financial Statements..........................................................................    F-36

BRANCHBURG EYE PHYSICIANS, P.A.
  Report of Independent Public Accountants...............................................................    F-40
  Balance Sheets.........................................................................................    F-41
  Statements of Operations...............................................................................    F-42
  Statements of Changes in Stockholder's Equity (Deficit)................................................    F-43
  Statements of Cash Flows...............................................................................    F-44
  Notes to Financial Statements..........................................................................    F-45

FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D.
  Report of Independent Public Accountants...............................................................    F-49
  Balance Sheets.........................................................................................    F-50
  Statements of Operations...............................................................................    F-51
  Combined Statements of Proprietors' Capital............................................................    F-52
  Statements of Cash Flows...............................................................................    F-53
  Notes to Financial Statements..........................................................................    F-54

                                                                                                             PAGE
                                                                                                           ---------
FLEMINGTON MEDICAL GROUP, P.A.
  Report of Independent Public Accountants...............................................................    F-56
  Balance Sheets.........................................................................................    F-57
  Statements of Operations...............................................................................    F-58
  Statements of Changes in Stockholder's Equity..........................................................    F-59
  Statements of Cash Flows...............................................................................    F-60
  Notes to Financial Statements..........................................................................    F-61

HUNTERDON OPTHALMOLOGISTS, P.A.
  Report of Independent Public Accountants...............................................................    F-64
  Balance Sheets.........................................................................................    F-65
  Statements of Operations...............................................................................    F-66
  Statements of Changes in Stockholders' Equity..........................................................    F-67
  Statements of Cash Flows...............................................................................    F-68
  Notes to Financial Statements..........................................................................    F-69

JOEL FUHRMAN M.D., P.C. D/B/A AMWELL HEALTH CENTER
  Report of Independent Public Accountants...............................................................    F-72
  Balance Sheets.........................................................................................    F-73
  Statements of Operations...............................................................................    F-74
  Statements of Changes in Stockholder's Equity..........................................................    F-75
  Statements of Cash Flows...............................................................................    F-76
  Notes to Financial Statements..........................................................................    F-77

KENNETH G. STERN, M.D., P.A.
  Report of Independent Public Accountants...............................................................    F-80
  Balance Sheets.........................................................................................    F-81
  Statements of Operations...............................................................................    F-82
  Statements of Changes in Stockholder's Equity..........................................................    F-83
  Statements of Cash Flows...............................................................................    F-84
  Notes to Financial Statements..........................................................................    F-85

ALEXANDER KUDRYK, M.D.
  Report of Independent Public Accountants...............................................................    F-88
  Balance Sheets.........................................................................................    F-89
  Statements of Operations...............................................................................    F-90
  Statements of Proprietor's Capital.....................................................................    F-91
  Statements of Cash Flows...............................................................................    F-92
  Notes to Financial Statements..........................................................................    F-93

BOUND BROOK PEDIATRIC ASSOCIATION, P.A.
  Report of Independent Public Accountants...............................................................    F-96
  Balance Sheets.........................................................................................    F-97
  Statements of Operations...............................................................................    F-98
  Statements of Changes in Stockholder's Equity..........................................................    F-99
  Statements of Cash Flows...............................................................................    F-100
  Notes to Financial Statements..........................................................................    F-101

                                                                                                             PAGE
                                                                                                           ---------
AUDREY HINDS-MCDONALD, M.D.
  Report of Independent Public Accountants...............................................................    F-104
  Balance Sheets.........................................................................................    F-105
  Statements of Operations...............................................................................    F-106
  Statements of Proprietor's Capital.....................................................................    F-107
  Statements of Cash Flows...............................................................................    F-108
  Notes to Financial Statements..........................................................................    F-109

JOHN E. DURST, M.D.
  Report of Independent Public Accountants...............................................................    F-112
  Balance Sheets.........................................................................................    F-113
  Statements of Operations...............................................................................    F-114
  Statements of Proprietor's Capital.....................................................................    F-115
  Statements of Cash Flows...............................................................................    F-116
  Notes to Financial Statements..........................................................................    F-117

PROFESSIONAL MEDICAL IMAGES, LTD.
  Report of Independent Public Accountants...............................................................    F-119
  Balance Sheets.........................................................................................    F-120
  Statements of Operations...............................................................................    F-121
  Statements of Changes in Stockholders' Equity (Deficit)................................................    F-122
  Statements of Cash Flows...............................................................................    F-123
  Notes to Financial Statements..........................................................................    F-124

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION


The following pro forma financial statements include the unaudited consolidated balance sheet of Integrated Physician Systems, Inc. ("IPS" or the "Company"), as of June 30, 1997, the audited statements of operations for the year ended December 31, 1996, and the unaudited statements of operations for the six months ended June 30, 1996 and 1997.



    The following unaudited pro forma financial statements (i) give effect to the acquisitions of the individual Initial Affiliated Practices, pursuant to which the Company will acquire certain assets and assume certain liabilities in exchange for 481,067 shares of the Company's Common Stock, cash and notes payable (ii) reflect the effects of the provisions of the Practice Management Service Agreements between the Company and each of the Initial Affiliated Practices (except for the medical billing company) and (iii) give effect to the consummation of the IPO. For purposes of developing the unaudited pro forma balance sheet the value of the Company's Common Stock is based upon the assumed initial public offering price of $7.50 per share. The estimated aggregate amounts to be allocated to the assets acquired and liabilities assumed consist of:


Common stock...................................................  $3,608,000
Cash...........................................................   7,937,000
Notes payable..................................................     114,000
                                                                 ----------
                                                                 $11,659,000
                                                                 ----------
                                                                 ----------

    The allocation is based upon preliminary estimates in accordance with generally accepted accounting principles. The actual allocation will be based on the estimated fair market value of the tangible and intangible assets and liabilities of such Initial Affiliated Practices as of the date of the Acquisition. For purposes of the pro forma financial statements, such allocation has been estimated as follows:

Current assets.................................................  $  146,000
Intangible assets..............................................   9,980,000
Property, equipment and improvements...........................   2,000,000
Liabilities assumed............................................    (467,000)
                                                                 ----------
                                                                 $11,659,000
                                                                 ----------
                                                                 ----------

    The unaudited pro forma financial statements have been prepared by the Company based upon the historical financial statements of Integrated Physician Systems, Inc. and the individual Initial Affiliated Practices included in this Prospectus and certain preliminary estimates and assumptions deemed appropriate by management of the Company. The pro forma balance sheet as of June 30, 1997 gives effect to the Acquisitions and the consummation of the IPO as if such transactions had occurred on June 30, 1997 and reflects certain transactions occurring subsequent to June 30, 1997. The pro forma statements of operations for the year ended December 31, 1996 and six months ended June 30, 1996 and 1997 assumes the Acquisitions and the IPO were completed on January 1, 1996. These pro forma financial statements may not be indicative of actual results as if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost efficiencies anticipated by the Company following consummation of the Acquisitions have been reflected in such pro forma financial statements: however, cost reductions as contractually agreed per the Practice Management Service Agreements have been reflected in the pro forma financial statements. The pro forma general and administrative expenses do not include the anticipated incremental costs of managing such additional Affiliated Practices as the

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                             BASIS OF PRESENTATION

related management fees are not included in the pro forma revenues. Such costs may also be substantial and may vary according to the operations of each new Initial Affiliated Practice.

    The pro forma financial statements should be read in conjunction with the historical financial statements of Integrated Physicians Systems, Inc. and the individual Initial Affiliated Practices, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear elsewhere in this Prospectus.

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                                                                    JUNE 30, 1997
                                                                      -----------------------------------------
                                                                      HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                      -----------  -------------  -------------

                                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $    35,000  $  12,850,000(B) $  27,378,000
                                                                                      22,625,000(B)
                                                                                         181,000(B)
                                                                                          63,000(C)
                                                                                      (7,937,000 (C)
                                                                                        (435,000 (D)
                                                                                         125,000(C)
                                                                                        (129,000 (A)
  Accounts receivable, net..........................................       67,000         83,000(C)       150,000
                                                                      -----------  -------------  -------------
      Total current assets..........................................      102,000     27,426,000     27,528,000
                                                                      -----------  -------------  -------------
PROPERTY AND EQUIPMENT, net.........................................        6,000      2,000,000      2,006,000
                                                                      -----------  -------------  -------------
OTHER NONCURRENT ASSETS
  Organization costs, net...........................................        6,000       --                6,000
  Discount on notes.................................................      113,000       (113,000 (E)      --
  Deferred registration costs.......................................      393,000        570,000(B)      --
                                                                                        (963,000 (B)
  Goodwill..........................................................       38,000      9,130,000(C)     9,168,000
  Deferred financing costs..........................................      --           2,375,000(B)     2,375,000
  Other intangibles.................................................      --             850,000(C)       850,000
                                                                      -----------  -------------  -------------
                                                                          550,000     11,849,000     12,399,000
                                                                      -----------  -------------  -------------
                                                                      $   658,000  $  41,275,000  $  41,933,000
                                                                      -----------  -------------  -------------
                                                                      -----------  -------------  -------------
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..........................  $   105,000  $       9,000(C) $     114,000
  Due to related party..............................................      129,000       (129,000 (A)      --
  Notes payables and current portion of long-term debt..............      --             128,000(C)       128,000
  Current portion of obligations under capital lease................      --              37,000(C)        37,000
  Senior notes......................................................      310,000        125,000(D)      --
                                                                                        (435,000 (D)
                                                                      -----------  -------------  -------------
    Total current liabilities.......................................      544,000       (265,000)       279,000
                                                                      -----------  -------------  -------------
LONG-TERM DEBT:
  Notes payable, net of current portion.............................      --             273,000(C)       387,000
                                                                                         114,000(C)
  Obligations under capital lease, net of current portion...........      --              20,000(C)        20,000
   % Convertible subordinated debentures............................      --          25,000,000(B)    25,000,000
                                                                      -----------  -------------  -------------
      Total long-term debt..........................................      --          25,407,000     25,407,000
                                                                      -----------  -------------  -------------
        Total liabilities...........................................      544,000     25,142,000     25,686,000
                                                                      -----------  -------------  -------------
STOCKHOLDERS' EQUITY
  Common stock......................................................       30,000         20,000(B)        42,000
                                                                                           5,000(C)
                                                                                         (13,000 (F)
  Additional paid-in capital........................................      245,000     12,618,000(B)    16,479,000
                                                                                       3,603,000(C)
                                                                                          13,000(F)
  Accumulated deficit...............................................     (161,000)      (113,000 (E)      (274,000)
                                                                      -----------  -------------  -------------
      Total stockholders' equity....................................      114,000     16,133,000     16,247,000
                                                                      -----------  -------------  -------------
                                                                      $   658,000  $  41,275,000  $  41,933,000
                                                                      -----------  -------------  -------------
                                                                      -----------  -------------  -------------


                  See notes to pro forma financial statements.

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS


                                                                                           SIX MONTHS ENDED JUNE 30, 1997
                                                                                     ------------------------------------------
                                                                                     HISTORICAL   ADJUSTMENTS        PRO FORMA
                                                                                     ----------   ------------      -----------
REVENUE:
  Medical service revenue..........................................................  $   --       $  7,962,000(AA)  $ 7,962,000
  Management fees..................................................................     111,000        --               111,000
  Medical billing and service fees.................................................      --          1,101,000(AA)    1,101,000
  Other revenue....................................................................      --             63,000(AA)       63,000
                                                                                     ----------   ------------      -----------
      Total revenue................................................................     111,000      9,126,000        9,237,000
                                                                                     ----------   ------------      -----------

COSTS AND EXPENSES:
  Salaries and wages...............................................................      51,000      5,133,000(BB)    5,184,000
  Medical supplies and expenses....................................................      --            239,000(CC)      239,000
  General and administrative expenses..............................................      78,000      3,312,000(DD)    3,390,000
  Depreciation and amortization....................................................       1,000        619,000(EE)      620,000
  Interest expense.................................................................     135,000        875,000(FF)    1,010,000
                                                                                     ----------   ------------      -----------
    Total costs and expenses.......................................................     265,000     10,178,000       10,443,000
                                                                                     ----------   ------------      -----------

LOSS BEFORE INCOME TAXES...........................................................    (154,000)    (1,052,000)      (1,206,000)

PROVISION FOR INCOME TAXES.........................................................      --            --    (GG)       --
                                                                                     ----------   ------------      -----------

NET LOSS...........................................................................  $ (154,000)  $ (1,052,000)     $(1,206,000)
                                                                                     ----------   ------------      -----------
                                                                                     ----------   ------------      -----------

LOSS PER SHARE.....................................................................                          (HH)   $     (0.29)
                                                                                                                    -----------
                                                                                                                    -----------


                  See notes to pro forma financial statements.

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS


                                                                                 YEAR ENDED DECEMBER 31, 1996
                                                                           -----------------------------------------
                                                                           HISTORICAL ADJUSTMENTS        PRO FORMA
                                                                           --------   ------------      ------------
REVENUE:
  Medical service revenue................................................  $  --      $ 17,130,000(AA)  $ 17,130,000
  Medical billing and service fees.......................................     --         1,398,000(AA)     1,398,000
  Other revenue..........................................................     --            38,000(AA)        38,000
                                                                           --------   ------------      ------------
      Total revenue......................................................     --        18,566,000        18,566,000
                                                                           --------   ------------      ------------

COSTS AND EXPENSES:
  Salaries and wages.....................................................     --        13,294,000(BB)    13,294,000
  Medical supplies and expenses..........................................     --           426,000(CC)       426,000
  General and administrative expenses....................................     4,000      4,170,000(DD)     4,174,000
  Depreciation and amortization..........................................     2,000      1,237,000(EE)     1,239,000
  Interest expense.......................................................     --         2,020,000(FF)     2,020,000
                                                                           --------   ------------      ------------
    Total costs and expenses.............................................     6,000     21,147,000        21,153,000
                                                                           --------   ------------      ------------

LOSS BEFORE INCOME TAXES.................................................    (6,000)    (2,581,000)       (2,587,000)

PROVISION FOR INCOME TAXES...............................................     --           --    (GG)        --
                                                                           --------   ------------      ------------

NET LOSS.................................................................  $ (6,000)  $ (2,581,000)     $ (2,587,000)
                                                                           --------   ------------      ------------
                                                                           --------   ------------      ------------

LOSS PER SHARE...........................................................                        (HH)   $      (0.62)
                                                                                                        ------------
                                                                                                        ------------


                  See notes to pro forma financial statements.

                       INTEGRATED PHYSICIAN SYSTEMS INC.


                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS



                                                                                           SIX MONTHS ENDED JUNE 30, 1996
                                                                                     -------------------------------------------
                                                                                     HISTORICAL   ADJUSTMENTS        PRO FORMA
                                                                                     ----------   ------------      ------------
REVENUE:
  Medical service revenue..........................................................  $   --       $  8,754,000(AA)  $  8,754,000
  Medical billing and service fees.................................................      --            576,000(AA)       576,000
  Other revenue....................................................................      --             48,000(AA)        48,000
                                                                                     ----------   ------------      ------------
    Total revenue..................................................................      --          9,378,000         9,378,000
                                                                                     ----------   ------------      ------------

COSTS AND EXPENSES:
  Salaries and wages...............................................................      --          6,624,000(BB)     6,624,000
  Medical supplies and expenses....................................................      --            205,000(CC)       205,000
  General and administrative expenses..............................................       2,000      2,606,000(DD)     2,608,000
  Depreciation and amortization....................................................       1,000        619,000(EE)       620,000
  Interest expense.................................................................      --          1,010,000(FF)     1,010,000
                                                                                     ----------   ------------      ------------
    Total costs and expenses.......................................................       3,000     11,064,000        11,067,000
                                                                                     ----------   ------------      ------------

LOSS BEFORE INCOME TAXES...........................................................      (3,000)    (1,686,000)       (1,689,000)

PROVISION FOR INCOME TAXES.........................................................      --            --    (GG)        --
                                                                                     ----------   ------------      ------------
                                                                                     ----------   ------------      ------------

NET LOSS...........................................................................  $   (3,000)  $ (1,686,000)     $ (1,689,000)
                                                                                     ----------   ------------      ------------
                                                                                     ----------   ------------

LOSS PER SHARE.....................................................................                          (HH)   $      (0.41)
                                                                                                                    ------------
                                                                                                                    ------------


                  See notes to pro forma financial statements.

                      INTEGRATED PHYSICIANS SYSTEMS, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

   (A) Reflects the repayment of monies borrowed for the purposes of funding the initial operations of the Company from Wellness Concepts, Inc., a related party, in the amount of $129,000 from the net proceeds of the IPO.


    (B) Reflects the issuance of 2,000,000 shares of common stock by the Company at an assumed initial public offering price of $7.50 per share, and the issuance of 2,000,000 warrants to purchase a share of common stock, at an assumed initial public offering price of $0.10 per warrant and the
        issuance of the aggregate principal amount of $25,000,000 of the   %
        convertible subordinated debentures, less underwriters' discount, offering expenses, and non-accountable expense allowance and other expenses of the IPO.



    (C) Reflects the purchase of the Initial Affiliated Practices which includes
        (a) the issuance of 481,067 shares of common stock of the Company at a price of $7.50 per share (b) the issuance of a $114,000 note by the Company and (c) the assumption of certain liabilities of the Initial Affiliated Practices.



Cash.............................................................  $  63,000
Accounts receivable..............................................     83,000
Property and equipment...........................................  2,000,000
Other intangibles................................................    850,000
Goodwill.........................................................  9,130,000
Accounts payable.................................................     (9,000)
Issued long-term notes payable...................................   (114,000)
Short term notes payable and current portion of long-term debt...   (128,000)
Current portion of obligations under capital lease...............    (37,000)
Long-term debt, net of current portion...........................   (273,000)
Long-term obligations under capital lease, net of current
  portion........................................................    (20,000)
Common stock issued..............................................     (5,000)
Additional paid-in-capital.......................................  (3,603,000)
                                                                   ---------
Net cash payment made to Initial Affiliated Practices............  $7,937,000
                                                                   ---------
                                                                   ---------


   (D) Reflects the issuance after June 30, 1997 of an aggregate principal amount of $125,000 Senior Notes as part of the Bridge Financing and the repayment of the Senior Notes in the aggregate principal amount of $435,000 from the net proceeds of the IPO.


    (E) Represents the write off of the remaining unamortized portion of the discount on the Senior notes.



    (F) Represents the contribution on October 21, 1997 to the Company by certain stockholders of 1,356,000 shares of Common Stock.



UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS



  (AA) To record the accounts receivables of the Initial Affiliates Practices assigned to the Company pursuant to the terms of the practice management service agreements.

                      INTEGRATED PHYSICIANS SYSTEMS, INC.

  (BB) To record the physician and management/owner compensation to agree with the contracted physician salaries, management salaries and incentive compensation as contained in each of the physician and management contracts with the Company and the Affiliated PCs. These adjustments include compensation to three officers of the Company pursuant to their employment agreements in the amount of $275,000 for the six month periods ending June 30, 1996 and June 30, 1997, and $550,000 for the year ended December 31, 1996.



  (CC) To record the medical supplies expenses paid by the Company pursuant to the terms of the practice management service agreements.



  (DD) To record the general and administrative expenses paid by the Company pursuant to the terms of the practice management service agreements.


  (EE) To record the depreciation and amortization expenses associated with the assets acquired from the Initial Affiliated Practices. Goodwill is being amortized over 20 years. Other intangibles are being amortized over periods ranging from 3 to 7 years. Deferred financing costs associated with the convertible subordinated debentures are being amortized over 7 years.

  (FF) Represents recording of interest expense on the convertible subordinated debentures to be offered in the IPO. No estimated interest income on idle funds associated with the proceeds from the issuance of the convertible subordinated debentures has been assumed.

  (GG) The Company has generated pro forma pre-tax losses for financial reporting purposes. Recognition of deferred tax assets will require the generation of future taxable income. Because there can be no assurance that the Company will generate any earnings in future years, a valuation allowance has been established equal to the deferred tax assets created by the pro forma losses.

  (HH) The number of shares used in the pro forma loss per share calculations are determined as follows:


                                                                                   NUMBER OF
                                                                                     SHARES
                                                                                   ----------
Outstanding shares after the Initial Public Offering.............................   3,644,000
Shares issued in connection with Bridge Financing................................      58,000
Shares issued to acquire the Initial Affiliated Practices........................     481,067
                                                                                   ----------
Shares used to compute primary loss per share....................................   4,183,067
Share issued in connection with conversion of subordinated convertible
  debentures.....................................................................   2,381,000
                                                                                   ----------
Shares used to compute fully diluted earnings per share(1).......................   6,564,067
                                                                                   ----------
                                                                                   ----------


------------------------

(1) Fully diluted loss per share has not been computed as it would be anti-dilutive.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

Integrated Physician Systems, Inc.

    We have audited the accompanying balance sheets of Integrated Physician Systems, Inc., a Delaware corporation, as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, April 25, 1995, through December 31, 1995, and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Physician Systems, Inc., as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the period from inception, April 25, 1995 through December 31, 1995, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants


New York, New York
May 9, 1997 and October 23, 1997
as to Notes 7A and 7E

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                                 BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                                              ----------------------   JUNE 30,
                                                                                 1995        1996        1997
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)

                                   ASSETS

CURRENT ASSETS:
  Cash......................................................................  $   --      $   30,000   $  35,000
  Accounts receivable.......................................................      --          --          67,000
                                                                              ----------  ----------  -----------
      Total current assets..................................................      --          30,000     102,000
                                                                              ----------  ----------  -----------
PROPERTY AND EQUIPMENT, net of
  accumulated depreciation of $25,000.......................................      --          --           6,000

OTHER ASSETS:
  Deferred registration costs...............................................      64,000     259,000     393,000
  Goodwill..................................................................      --          --          38,000
  Organization costs, net of accumulated amortization
  of $1,000, $3,000 and $4,000 respectively.................................       9,000       7,000       6,000
                                                                              ----------  ----------  -----------
      Total other assets....................................................      73,000     266,000     437,000
                                                                              ----------  ----------  -----------
                                                                              $   73,000  $  296,000   $ 545,000
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..................................  $   --      $   30,000   $ 105,000
  Due to related party......................................................      74,000     118,000     129,000
  Senior notes, net of discount of $0, $94,000 and $113,000, respectively...      --          31,000     197,000
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................      74,000     179,000     431,000
                                                                              ----------  ----------  -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):

  Preferred Stock, $.01 par value, authorized 1,000,000,
    shares; none issued and outstanding.....................................      --          --          --
  Common Stock, $.01 par value, authorized 50,000,000 shares, issued and outstanding 1,000, 3,012,500,
    and 3,031,000, respectively.............................................      --          30,000      30,000
  Additional paid-in capital................................................      --          94,000     245,000
  Accumulated deficit.......................................................      (1,000)     (7,000)   (161,000)
                                                                              ----------  ----------  -----------
      Total stockholders' equity (deficit)..................................      (1,000)    117,000     114,000
                                                                              ----------  ----------  -----------
                                                                              $   73,000  $  296,000   $ 545,000
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------


                       See notes to financial statements

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS


                                                            FOR THE PERIOD
                                                            FROM APRIL 25,
                                                                 1995
                                                              (INCEPTION)                        SIX MONTHS
                                                                THROUGH       YEAR ENDED       ENDED JUNE 30,
                                                             DECEMBER 31,    DECEMBER 31,  ----------------------
                                                                 1995            1996        1996        1997
                                                            ---------------  ------------  ---------  -----------
                                                                                                (UNAUDITED)
REVENUES
  Management fees.........................................     $  --          $   --       $  --      $   111,000
                                                                 -------     ------------  ---------  -----------
COSTS AND EXPENSES:
  Salaries and wages......................................                                                 51,000
  General and administrative expenses.....................        --               4,000       2,000       78,000
  Interest expense........................................        --              --          --          135,000
  Amortization of organization costs......................         1,000           2,000       1,000        1,000
                                                                 -------     ------------  ---------  -----------
      Total costs and expenses............................         1,000           6,000       3,000      265,000
                                                                 -------     ------------  ---------  -----------
LOSS BEFORE PROVISION FOR INCOME TAXES....................        (1,000)         (6,000)     (3,000)    (154,000)
PROVISION FOR INCOME TAXES................................        --              --          --          --
                                                                 -------     ------------  ---------  -----------
NET LOSS..................................................     $  (1,000)     $   (6,000)  $  (3,000) $  (154,000)
                                                                 -------     ------------  ---------  -----------
                                                                 -------     ------------  ---------  -----------
NET LOSS PER SHARE........................................     $   (1.00)     $    (0.00)  $   (0.00) $     (0.05)
                                                                 -------     ------------  ---------  -----------
                                                                 -------     ------------  ---------  -----------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING.............         1,000       2,251,292   1,000,667    3,027,000
                                                                 -------     ------------  ---------  -----------
                                                                 -------     ------------  ---------  -----------


                       See notes to financial statements

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                      TOTAL
                                                     COMMON STOCK       ADDITIONAL                STOCKHOLDERS'
                                                 ---------------------   PAID-IN    ACCUMULATED       EQUITY
                                                   SHARES     AMOUNT     CAPITAL      DEFICIT       (DEFICIT)
                                                 ----------  ---------  ----------  ------------  --------------
BALANCE, April 25, 1995........................      --      $  --      $   --       $   --        $    --
  Issuance of common stock.....................       1,000     --          --           --             --
  Net loss.....................................      --         --          --           (1,000)         (1,000)
                                                 ----------  ---------  ----------  ------------  --------------
BALANCE, December 31, 1995.....................       1,000     --          --           (1,000)         (1,000)
  Issuance of common stock.....................   3,011,500     30,000      --           --              30,000
  Net loss.....................................      --         --                       (6,000)         (6,000)
  Additional paid-in capital...................      --         --          94,000       --              94,000
                                                 ----------  ---------  ----------  ------------  --------------
BALANCE, December 31, 1996.....................   3,012,500     30,000      94,000       (7,000)        117,000
  Issuance of common stock (unaudited).........      18,500     --          --           --             --
  Net loss (unaudited).........................      --         --          --         (154,000)       (154,000)
  Additional paid-in capital...................      --         --         151,000       --             151,000
                                                 ----------  ---------  ----------  ------------  --------------
BALANCE, June 30, 1997 (unaudited).............   3,031,000  $  30,000  $  245,000   $ (161,000)   $    114,000
                                                 ----------  ---------  ----------  ------------  --------------
                                                 ----------  ---------  ----------  ------------  --------------


                       See notes to financial statements

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS


                                                                 FOR THE PERIOD
                                                                 FROM APRIL 25,
                                                                      1995
                                                                   (INCEPTION)                        SIX MONTHS
                                                                     THROUGH       YEAR ENDED       ENDED JUNE 30,
                                                                  DECEMBER 31,    DECEMBER 31,  ----------------------
                                                                      1995            1996        1996        1997
                                                                 ---------------  ------------  ---------  -----------
                                                                                                     (UNAUDITED)
CASH FLOWS USED IN OPERATING ACTIVITIES:
  Cash received for revenues...................................                                                111,000
  Cash paid for general and administrative expenses............    $   --          $   (4,000)  $  (2,000) $  (122,000)
                                                                 ---------------  ------------  ---------  -----------
      Net cash used in operating activities....................        --              (4,000)     (2,000)     (11,000)
                                                                 ---------------  ------------  ---------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in deferred registration costs......................        (74,000)      (195,000)     --         (134,000)
  Increase in accounts receivable..............................        --              --          --          (67,000)
                                                                 ---------------  ------------  ---------  -----------
      Net cash used in investing activities....................        (74,000)      (195,000)     --         (201,000)
                                                                 ---------------  ------------  ---------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in accounts payable and accrued expenses............        --              30,000      --           21,000
  Proceeds from senior notes...................................        --             125,000      --          185,000
  Advances from related party..................................         74,000         74,000       2,000       11,000
  Advances to related party....................................        --             (30,000)     --          --
  Issuance of common stock.....................................        --              30,000      --          --
                                                                 ---------------  ------------  ---------  -----------
      Net cash provided by financing activities................         74,000        229,000       2,000      217,000
                                                                 ---------------  ------------  ---------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS......................        --              30,000      --            5,000
CASH AND CASH EQUIVALENTS, beginning of period.................        --              --          --           30,000
                                                                 ---------------  ------------  ---------  -----------
CASH AND CASH EQUIVALENTS, end of period.......................    $   --          $   30,000   $  --      $    35,000
                                                                 ---------------  ------------  ---------  -----------
                                                                 ---------------  ------------  ---------  -----------
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING
  ACTIVITIES:
    Net loss...................................................    $    (1,000)    $   (6,000)  $  (3,000) $  (154,000)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
      Amortization of organization cost........................          1,000          2,000       1,000        1,000
      Amortization of discount.................................        --              --          --          132,000
                                                                 ---------------  ------------  ---------  -----------
                                                                         1,000          2,000       1,000      133,000
                                                                 ---------------  ------------  ---------  -----------
      Net cash used in operating activities....................    $   --          $   (4,000)  $  (2,000) $   (21,000)
                                                                 ---------------  ------------  ---------  -----------
                                                                 ---------------  ------------  ---------  -----------

SUPPLEMENTAL INFORMATION ON NON CASH FINANCING ACTIVITIES:
  Stock issued in connection with senior notes.................    $   --          $   94,000   $  --      $   151,000
                                                                 ---------------  ------------  ---------  -----------
                                                                 ---------------  ------------  ---------  -----------


                       See notes to financial statements

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION


    Integrated Physician Systems, Inc. ("IPS" or the "Company"), was established as a Delaware corporation on April 25, 1995, for the purpose of creating a physician practice management company which will (i) own the assets of and manage physician groups, (ii) own or manage Independent Practice Associations,
(iii) provide management services to independent physicians including hospital-based physicians and (iv) own or manage medically related ancillary services. The Company's operations to date have consisted primarily of seeking affiliations with physicians, negotiating acquisitions of the assets of such physician practices and negotiating agreements to provide management services to such practices. The Company plans to make an initial public offering of its common stock, warrants and convertible subordinated debentures (the "IPO") and simultaneously exchange cash, notes and shares of its common stock for selected assets and liabilities associated with 12 physician practices and a medical billing company (referred to collectively as the "Initial Affiliated Practices").


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION COSTS

    Organization costs incurred in the formation of the Company are amortized on a straight-line basis over a five-year period.

B. DEFERRED REGISTRATION COSTS


    Substantially all costs incurred to date have been in conjunction with the anticipated initial public offering of the Company's common stock, warrants and convertible subordinated debentures. All costs incurred in connection with such efforts have been capitalized and will be charged against the proceeds of the IPO upon its successful completion.


C. INCOME TAXES


    As reflected in the accompanying statements of operations, the Company incurred losses from operations during the period from inception, April 25, 1995, through December 31, 1995, the year ended December 31, 1996, and the six months ended June 30, 1997. Due to the limited operations of the Company since its inception and pending the IPO of its common stock, warrants and convertible subordinated debentures, a valuation allowance has been recorded to fully reserve for the deferred tax benefits generated by net operating losses. There is no significant difference in the tax and book basis of the Company's assets or liabilities that would give rise to deferred tax balances.


D. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


E. LONG-LIVED ASSETS



    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company is obligated to recognize an impairment loss on its long-lived

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to the Company's long-lived assets.



F. PROPERTY AND EQUIPMENT


    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

3. RELATED PARTY

    The founding stockholder of the Company, Wellness Concepts, Inc., has advanced funds on behalf of the Company in connection with the IPO. Such payments have been reflected as amounts due to a related party in the accompanying balance sheets and will be repaid at the closing of the IPO. The Company has no resources to repay such amounts should the IPO not be successfully completed.

4. SENIOR NOTES


    As of June 30, 1997, the Company is obligated to pay an aggregate amount of $310,000 pursuant to the terms of the series A 10% Senior Notes (the "Senior Notes") in varying amounts issued by the Company in connection with its Bridge Financing in contemplation of its IPO. The Senior Notes bear interest at the rate of 10% per annum until the Senior Notes maturity which is the earlier of 12 months from the date of issuance or the closing of the IPO. Interest on the Senior Notes is payable in arrears on the maturity date. In connection with the issuance of the Senior Notes, the Company issued, as additional consideration, 41,333 shares of common stock, par value $.01 per share. Such 41,333 shares have been recorded at 79% of the expected IPO price and the cost of same is reflected as a discount against the Senior Notes. The amount assigned to the discount in connection with the Senior Notes has been netted against the outstanding balance at June 30, 1997 and is being amortized to interest expense over the life of the notes.


5. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS


    Statement of Financial Accounting Standards (SFAS) No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996 and June 30, 1997.


6. INTERIM FINANCIAL STATEMENTS

    The balance sheet at June 30, 1997, and the statements of operations and cash flows for the six months ended June 30, 1997 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for the interim period. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.

                       INTEGRATED PHYSICIAN SYSTEMS, INC.

7. SUBSEQUENT EVENTS

A. ISSUANCE OF ADDITIONAL SENIOR NOTES


    During July 1997, the Company issued an additional aggregate principal amount of $125,000 of Senior Notes in connection with its Bridge Financing in contemplation of its IPO. The Senior Notes are more fully described in Note 4 to the financial statements. In connection with the issuance of the additional Senior Notes, the Company issued, as additional consideration, 16,667 shares of common stock, par value $.01 per share.


B. ACQUISITION OF PROFESSIONAL MEDICAL IMAGES, INC. (PMI)

    On April 1, 1997, the Company acquired 100% of the outstanding common stock of PMI. PMI is a New Jersey corporation engaged in the business of managing and developing IPAs and providing a full range of consulting services to physicians, hospitals and managed care organizations. Goodwill of $38,000 resulting from the acquisition is being amortized over 20 years.

C. CONSULTING AGREEMENT

    Effective April 1, 1997, the Company entered into a Consulting Agreement with several physician practices and a management service organization collectively known as the Reliance Medical Group ("Reliance"). Under the terms of a one year consulting agreement, the Company provides physician practice management services to Reliance in return for fixed monthly compensation in the amount of $25,000. It is anticipated that the Reliance medical practices and management service organization will be acquired as part of the Initial Affiliated Practices as described in Note 1.

D. COMMITMENTS AND CONTINGENCIES


    The Company intends to consummate an initial public offering of its common stock, warrants and convertible subordinated debentures and contemporaneously exchange approximately $7,937,000 in cash, $114,000 in notes and 481,067 shares of its common stock for selected assets of, and certain liabilities associated with the Initial Affiliated Practices. The Company has entered into purchase and sale and other related acquisition agreements with the Initial Affiliated Practices the closing of which will occur upon consummation of the IPO.



E. RECAPITALIZATION



    On October 21, 1997 certain stockholders of the Company contributed 1,356,000 shares of common stock owned by such stockholders to the Company. The shares were simultaneously retired by the Company.


8. STOCK OPTION PLAN


    In 1996, the Company adopted the 1996 Stock Option Plan ( the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and certain advisors with additional incentives by increasing their proprietary interest in the Company. The Company has authorized 300,000 shares of Common Stock to be issued pursuant to the Plan. As of December 31, 1995, 1996, and June 30, 1997 there were no options outstanding under the Plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

Reliance Healthcare Group

    We have audited the accompanying combined balance sheets of the Reliance Healthcare Group as of December 31, 1995 and 1996, and the related combined statements of operations, changes in stockholders' deficit and cash flows for each of three years in the period ended December 31, 1996. These combined financial statements are the responsibility of Reliance Healthcare Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Reliance Healthcare Group as of December 31, 1995 and 1996, and the results of its operations, changes in stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is currently in default under two of its debt agreements and its current liabilities exceed its current assets by $4,996,000 as of December 31, 1996. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                           RELIANCE HEALTHCARE GROUP

                            COMBINED BALANCE SHEETS


                                                                                 DECEMBER 31,
                                                                          --------------------------    JUNE 30,
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents...........................................  $    --       $    --       $    181,828
    Accounts receivable, less allowance for contractual adjustments of
      $5,661,976 in 1995, $5,720,689 in 1996 and $5,730,529 in 1997 and
      an allowance for doubtful accounts of $250,000 in 1995, $280,000
      in 1996 and $310,000 in 1997......................................       961,899     1,558,202     1,669,445
    Prepaid expenses and other current assets...........................       259,917       503,416       637,333
                                                                          ------------  ------------  ------------
        Total current assets............................................     1,221,816     2,061,618     2,488,606
                                                                          ------------  ------------  ------------

PROPERTY AND EQUIPMENT, net.............................................       837,190       718,976       650,813
                                                                          ------------  ------------  ------------

OTHER NONCURRENT ASSETS, net............................................        62,344        36,094        76,623
                                                                          ------------  ------------  ------------
                                                                          $  2,121,350  $  2,816,688  $  3,216,042
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Bank overdrafts.....................................................  $    168,651  $    --       $    --
    Short-term notes payable............................................     1,611,530     1,931,196     2,397,633
    Current portion of long-term debt...................................       217,175       130,364       --
    Current portion of obligations under capital lease..................        53,390        39,099        34,500
    Accounts payable and accrued expenses...............................     1,049,736     1,440,390     1,227,913
    Accrued payroll.....................................................       617,806       315,781       373,826
    Accrued payroll taxes...............................................     1,362,682     2,875,479     3,280,075
                                                                          ------------  ------------  ------------
        Total current liabilities.......................................     5,080,970     6,732,309     7,313,947
                                                                          ------------  ------------  ------------

LONG-TERM DEBT, net of current portion..................................       384,698       273,137       255,817
                                                                          ------------  ------------  ------------

LONG-TERM OBLIGATIONS UNDER CAPITAL LEASE,
      net of current portion............................................        49,919        26,724        31,124
                                                                          ------------  ------------  ------------
        Total liabilities...............................................     5,515,587     7,032,170     7,600,888
                                                                          ------------  ------------  ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
    Common Stock........................................................         3,700         3,700         3,700
    Additional paid in capital..........................................        19,900        19,900        19,900
    Accumulated deficit.................................................    (3,417,837)   (4,239,082)   (4,408,446)
                                                                          ------------  ------------  ------------
TOTAL STOCKHOLDERS' DEFICIT.............................................    (3,394,237)   (4,215,482)   (4,384,846)
                                                                          ------------  ------------  ------------
                                                                          $  2,121,350  $  2,816,688  $  3,216,042
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------


                       See notes to financial statements.

                           RELIANCE HEALTHCARE GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                           SIX MONTHS ENDED
                                                  YEARS ENDED DECEMBER 31,                     JUNE 30,
                                         -------------------------------------------  --------------------------
                                             1994           1995           1996           1996          1997
                                         -------------  -------------  -------------  ------------  ------------

                                                                                             (UNAUDITED)
REVENUE:
  Medical services revenue.............  $  11,253,425  $  11,118,296  $  11,074,770  $  5,774,775  $  5,143,518
  Other revenue........................        123,260         38,671       --             --             18,617
                                         -------------  -------------  -------------  ------------  ------------
      Total revenue....................     11,376,685     11,156,967     11,074,770     5,774,775     5,162,135
                                         -------------  -------------  -------------  ------------  ------------
COSTS AND EXPENSES:
  Salaries and wages...................      9,399,315      9,149,904      9,023,455     4,568,103     3,083,171
  Medical supplies and expenses........         63,225        109,179         39,929        41,782        88,267
  General and administrative
    expenses...........................      3,230,726      1,762,334      1,054,537     1,204,533       793,082
  Bad debt expense.....................         20,000         30,000         30,000        15,000        30,000
  Payroll tax interest and penalties...        194,000        199,205        490,131       225,000       167,787
  Management fees......................       --             --              910,000       --            952,698
  Depreciation and amortization........        140,991        205,810        179,499        93,072       107,982
  Interest expense.....................        217,778        223,319        168,464        90,379       108,512
                                         -------------  -------------  -------------  ------------  ------------
      Total costs and expenses.........     13,266,035     11,679,751     11,896,015     6,237,869     5,331,499
                                         -------------  -------------  -------------  ------------  ------------

      Net loss.........................  $  (1,889,350) $    (522,784) $    (821,245) $   (463,094) $   (169,364)
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------


                       See notes to financial statements.

                           RELIANCE HEALTHCARE GROUP

            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                         COMMON STOCK         ADDITIONAL     ACCUMULATED
                                                    ----------------------     PAID-IN      STOCKHOLDERS'
                                                      SHARES      AMOUNT       CAPITAL         DEFICIT        TOTAL
                                                    -----------  ---------  --------------  -------------  -----------
Balance, December 31, 1993........................       3,700   $   3,700    $   19,900    $  (1,005,703) $  (982,103)
Net loss..........................................                                             (1,889,350)  (1,889,350)
                                                         -----   ---------       -------    -------------  -----------
Balance, December 31, 1994........................       3,700       3,700        19,900       (2,895,053)  (2,871,453)
Net loss..........................................                                               (522,784)    (522,784)
                                                         -----   ---------       -------    -------------  -----------
Balance, December 31, 1995........................       3,700       3,700        19,900       (3,417,837)  (3,394,237)
Net loss..........................................                                               (821,245)    (821,245)
                                                         -----   ---------       -------    -------------  -----------
Balance, December 31, 1996........................       3,700       3,700        19,900       (4,239,082)  (4,215,482)
Net loss..........................................                                               (169,364)    (169,364)
                                                         -----   ---------       -------    -------------  -----------
Balance, June 30, 1997(unaudited).................       3,700       3,700        19,900       (4,408,446)  (4,384,846)
                                                         -----   ---------       -------    -------------  -----------
                                                         -----   ---------       -------    -------------  -----------

                       See notes to financial statements.

                           RELIANCE HEALTHCARE GROUP


                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                  SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,            JUNE 30,
                                                              --------------------------------  --------------------
                                                                 1994       1995       1996       1996       1997
                                                              ----------  ---------  ---------  ---------  ---------

                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss................................................  $(1,889,350) $(522,784) $(821,245) $(463,094) $(169,364)
                                                              ----------  ---------  ---------  ---------  ---------
    Adjustments to reconcile net loss
      to net cash provided by (used) in operating activities
      -
      Depreciation and amortization.................             140,991    205,810    179,499     93,072    107,982
        Changes in assets and liabilities -
          (Increase) decrease in -
            Accounts receivable, net........................      66,755    (43,567)  (596,303)  (402,887)  (111,243)
            Prepaid expenses and other current assets.......     147,640   (228,762)  (243,499)    95,029   (133,917)
          Increase (decrease) in -
            Accounts payable and accrued expenses...........     634,693    415,043    390,654   (108,192)  (212,477)
            Accrued payroll and payroll taxes...............      11,543    137,193  1,210,772    296,755    462,641
                                                              ----------  ---------  ---------  ---------  ---------
                                                               1,001,622    485,717    941,123    (26,223)   112,986
                                                              ----------  ---------  ---------  ---------  ---------

      Net cash provided by (used) in operating activities...    (887,728)   (37,067)   119,878   (489,317)   (56,378)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment......................    (501,474)   (83,567)   (61,285)   (56,615)   (39,819)
    (Increase) decrease in of other noncurrent assets.......     (74,029)   148,950     26,250    (17,725)   (40,529)
                                                              ----------  ---------  ---------  ---------  ---------
            Net cash used in investing activities...........    (575,503)    65,383    (35,035)   (74,340)   (80,348)
                                                              ----------  ---------  ---------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from (repayments of) bank overdraft............     634,721   (466,070)  (168,651)   310,894     --
    Proceeds from (repayments of) short-term notes
      payable...............................................     314,286    339,143    319,666    410,528    466,437
    Proceeds from (repayments of) long-term debts...........     491,170    110,703   (198,372)  (601,873)  (147,684)
    Proceeds from (repayments of) obligations under capital
      leases................................................      20,956    (12,092)   (37,486)    44,108       (199)
                                                              ----------  ---------  ---------  ---------  ---------

      Net cash provided by (used in) financing activities...   1,461,133    (28,316)   (84,843)   163,657    318,554
                                                              ----------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH.............................      (2,098)    --         --       (400,000)   181,828
CASH, beginning of period...................................       2,098     --         --         --         --
                                                              ----------  ---------  ---------  ---------  ---------
CASH, end of period.........................................  $   --      $  --      $  --      $(400,000) $ 181,828
                                                              ----------  ---------  ---------  ---------  ---------
                                                              ----------  ---------  ---------  ---------  ---------

SUPPLEMENTAL CASH FLOW DISCLOSURE
      Interest paid.........................................  $  217,778  $ 223,319  $ 168,464  $  76,000  $  52,000
                                                              ----------  ---------  ---------  ---------  ---------
                                                              ----------  ---------  ---------  ---------  ---------

                       See notes to financial statements.

                           RELIANCE HEALTHCARE GROUP

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Reliance Healthcare Group (the "Company") is comprised of four entities under common control, Reliance Healthcare Group, Inc., Reliance Medical Group, P.C., West Jersey Medical Group, P.C., and Island Medical Group, P.C..

    The combined financial statements of the Company have been presented as supplemental information concerning the entities that Integrated Physician Systems, Inc. ("IPS") intends to acquire following its planned IPO. Their historical financial positions, results of operations, and cash flows have been combined in the accompanying financial statements and do not reflect any adjustments relating to the proposed transaction nor adjustments to reflect changes that may have occurred if the actual operations of the Company, previously operated as separate entities, had been combined. Within the Company all significant intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The combined financial statements of the Company are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

C. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standard ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. LONG LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company is obligated to recognize an impairment loss on its long lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to the Company's long-lived assets.

F. REVENUE

    Medical service revenues are accounted for in the period the services are provided. Revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services

                           RELIANCE HEALTHCARE GROUP

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

rendered. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical services revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payment rates.


G. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

H. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

I. INCOME TAXES

    All of the Company's entities have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal or State corporate income taxes on its taxable income. Instead, the individual stockholders' are liable for Federal and State income taxes on the Company's taxable income.

3. OTHER NONCURRENT ASSETS

    Other noncurrent assets consist of the following:


                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Customer lists..........................................................  $  70,000  $  70,000
Less: Accumulated amortization..........................................     (7,656)   (33,906)
                                                                          ---------  ---------
    Total...............................................................  $  62,344  $  36,094
                                                                          ---------  ---------
                                                                          ---------  ---------


4. COMMITMENTS AND CONTINGENCIES

    The Company is insured with respect to medical malpractice risks. In the normal course of business the Company has been named in lawsuits. In the opinion of the Company's management , the ultimate liability, if any, of the Company with respect to any such lawsuit will not exceed the insurance coverages carried by the Company and will not materially impact the operating results or results of its financial condition.

                           RELIANCE HEALTHCARE GROUP

4. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    The Company has entered into a binding agreement with Integrated Physician Systems, Inc. (IPS), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Company. The acquisition by IPS will coincide with the consummation of its IPO.


5. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                         ESTIMATED            DECEMBER 31,
                                                       USEFUL LIVES    --------------------------
                                                          (YEARS)          1995          1996
                                                      ---------------  ------------  ------------
Land and building...................................        30         $    375,000  $    375,000
Leasehold improvements..............................       5-10             414,711       416,578
Medical and computer equipment......................        5-7             683,158       686,205
Automobiles.........................................        3-5              64,464        94,583
                                                                       ------------  ------------
  Total.............................................                      1,537,333     1,572,366
Less: Accumulated depreciation......................                       (700,143)     (853,390)
                                                                       ------------  ------------
  Net...............................................                   $    837,190  $    718,976
                                                                       ------------  ------------
                                                                       ------------  ------------

6. SHORT-TERM AND LONG-TERM OBLIGATIONS AND COMMITMENTS

A. SHORT-TERM NOTES PAYABLE

    Short-term notes payable consists of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1995          1996
                                                                    ------------  ------------
Notes payable to a bank bearing interests at 5%
  to prime +3% collateralized by various assets
  of the Company..................................................  $  1,611,530  $  1,481,196
Secured, non-interest bearing demand note, payable to an
  individual secured by accounts receivable.......................       --            450,000
                                                                    ------------  ------------
                                                                    $  1,611,530  $  1,931,196
                                                                    ------------  ------------
                                                                    ------------  ------------

                           RELIANCE HEALTHCARE GROUP

6. SHORT-TERM AND LONG-TERM OBLIGATIONS AND COMMITMENTS (CONTINUED)
B. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1996
                                                                      -----------  -----------
Mortgage notes payable to the New Jersey Economic Development
  Authority, and the South Jersey
  Transit Authority, bearing interest at rates
  ranging from 3% to 6%.............................................  $   270,141  $   226,495
Term loan payable to a bank, due July 1999, bearing interest at
  8.75%, secured by automobile......................................       22,232       15,880
Notes payable to a physician relating to the acquisition of practice assets and accounts receivable, bearing interest ranging from 0%
  to 10%............................................................      105,662       51,915
Unsecured, note payable to a hospital, bearing interest at 7%.......      131,250       93,750
Loan payable to a credit company, due March 2000, bearing interest
  at 11%, secured by automobile.....................................       16,727       13,461
Other debt..........................................................       55,861        2,000
                                                                      -----------  -----------
      Total long-term debt..........................................      601,873      403,501
Less: current portion...............................................     (217,175)    (130,364)
                                                                      -----------  -----------
      Long-term debt, excluding current portion.....................  $   384,698  $   273,137
                                                                      -----------  -----------
                                                                      -----------  -----------


    As of December 31, 1996, the Company has not complied with the payment provisions of its mortgage note and its long-term bank debt. Because of arrearage in payments with respect to the long-term bank debt, only long term bank debt has been reclassified as short term obligations.


    As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

1997..............................................................  $ 130,683
1998..............................................................    243,613
1999..............................................................     27,990
2000..............................................................      1,215
                                                                    ---------
  Total...........................................................  $ 403,501
                                                                    ---------
                                                                    ---------

                           RELIANCE HEALTHCARE GROUP

6. SHORT-TERM AND LONG-TERM OBLIGATIONS AND COMMITMENTS (CONTINUED)
C. LEASES

    The Company leases certain equipment under capital lease agreements, which expire at various dates. As of December 31, 1996, minimum annual lease commitments under capital leases with terms in excess of one year are as follows:

                                                                                     CAPITAL
                                                                                      LEASES
                                                                                    ----------
1997..............................................................................  $   46,000
1998..............................................................................      23,000
1999..............................................................................       7,000
2000..............................................................................      --
2001..............................................................................      --
                                                                                    ----------
  Total future minimum lease payments.............................................      76,000
Less: Amounts representing interest...............................................     (10,000)
                                                                                    ----------
  Present value of minimum capital lease payments.................................      66,000
Less: Current portion of obligations under capital lease..........................     (39,000)
                                                                                    ----------
Long-term obligations under capital lease, net of current portion.................  $   27,000
                                                                                    ----------
                                                                                    ----------

7. ACCRUED PAYROLL TAXES

    As of December 31, 1995 and 1996, accrued payroll taxes are approximately $1,362,682 and $2,875,479 representing accrued current and delinquent Federal and State of New Jersey payroll taxes including withholding taxes interest amd penalties.

8. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

    The common stock components of each company as of December 31, 1996 is as follows:


                                                                             DECEMBER 31, 1996
                                                                          ------------------------
                                                                                       ADDITIONAL
                                                                            COMMON       PAID-IN
                                                                             STOCK       CAPITAL
                                                                          -----------  -----------
Reliance Healthcare Group, Inc.,
  $1.00 par, 1,000 shares authorized,
  100 shares issued and outstanding.....................................   $     100    $  19,900
Reliance Medical Group, P.C., $1.00 par,
  1,000 shares authorized, 100 shares
  issued and outstanding................................................         100       --
West Jersey Medical Group, P.C., No par,
  2,500 shares authorized, 1,000 shares
  issued and outstanding................................................       1,000       --
Island Medical Group, P.C., No par,
  2,500 shares issued and outstanding...................................       2,500       --
                                                                          -----------  -----------
  Total.................................................................   $   3,700    $  19,900
                                                                          -----------  -----------
                                                                          -----------  -----------

                           RELIANCE HEALTHCARE GROUP

9. MANAGEMENT AGREEMENT

    Reliance Healthcare Group, on October 1, 1996, entered into a management agreement with US Alliance Medical, Inc. (USMA), a publicly traded NASDAQ company. According to the agreement, USMA managed the administration and site operations of Reliance Healthcare Group in return for a fee based upon a percentage of collections. Management fees charged to operations for the period October 1, 1996 through December 31, 1996 was $910,000. Effective March 31, 1997, the Company terminated its agreement with USMA.


10. SUBSEQUENT EVENT



    Effective April 1, 1997, the Company entered into a Consulting Agreement with Integrated Physician Systems, Inc. ("IPS"). Under the terms of the one-year consulting agreement, the Company will receive physician practive management services for a fixed monthly payment in the amount of $25,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of

Medical Billing and Management Services, Inc. and Subsidiary

    We have audited the accompanying balance sheets of Medical Billing and Management Services, Inc. and Subsidiary as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholder's deficit and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of Medical Billing and Management Services, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Billing and Management Services, Inc. and Subsidiary as of December 31, 1995 and 1996, and the results of its operations, changes in stockholder's deficit and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                 MEDICAL BILLING AND MANAGEMENT SERVICES, INC.
                                 AND SUBSIDIARY

                                 BALANCE SHEETS


                                                                                   DECEMBER 31,
                                                                              ----------------------   JUNE 30,
                                                                                 1995        1996        1997
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                                     ASSETS

CURRENT ASSETS:
  Cash......................................................................  $   29,999  $   59,814   $  39,440
  Accounts receivable, less allowance for bad debts of of $0 in 1995, $6,497
    in 1996 and $6,497 in 1997..............................................      42,091      82,704     219,791
                                                                              ----------  ----------  -----------
      Total current assets..................................................      72,090     142,518     259,231
                                                                              ----------  ----------  -----------
PROPERTY AND EQUIPMENT, net.................................................      57,054      61,477      73,542
                                                                              ----------  ----------  -----------
OTHER NONCURRENT ASSETS, net................................................      52,500      42,500      40,166
                                                                              ----------  ----------  -----------
                                                                              $  181,644  $  246,495   $ 372,939
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Short-term notes--stockholder.............................................  $   98,390  $   --       $  --
  Current portion of long-term note--stockholder............................     100,292      11,854       6,066
  Accounts payable and accrued expenses.....................................      48,363      18,759      13,507
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................     247,045      30,613      19,573

LONG-TERM NOTE--STOCKHOLDER, net of current portion.........................      --         254,878     238,585
                                                                              ----------  ----------  -----------
      Total liabilities.....................................................     247,045     285,491     258,158
                                                                              ----------  ----------  -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY (DEFICIT):
  Common Stock, no par value; 1,000 shares authorized and 100 shares issued
    and outstanding, respectively...........................................       1,000       1,000       1,000
  Additional paid-in capital................................................       9,000       9,000       9,000
  Retained earnings (deficit)...............................................     (75,401)    (48,996)    104,781
                                                                              ----------  ----------  -----------
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)........................................     (65,401)    (38,996)    114,781
                                                                              ----------  ----------  -----------
                                                                              $  181,644  $  246,495   $ 372,939
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------


                       See notes to financial statements.

                 MEDICAL BILLING AND MANAGEMENT SERVICES, INC.
                                 AND SUBSIDIARY

                            STATEMENTS OF OPERATIONS

                                                                                            SIX MONTHS ENDED
                                                       YEARS ENDED DECEMBER 31,                 JUNE 30,
                                                --------------------------------------  ------------------------
                                                   1994         1995          1996         1996         1997
                                                ----------  ------------  ------------  ----------  ------------

                                                                                              (UNAUDITED)
REVENUE:
  Medical billing and service fees............  $  990,937  $  1,241,294  $  1,398,593  $  675,741  $  1,100,855
                                                ----------  ------------  ------------  ----------  ------------

COSTS AND EXPENSES:
  Salaries and wages..........................     571,183       603,344       653,897     331,531       482,812
  General and administrative expenses.........     462,297       563,022       662,981     269,171       445,416
  Bad debt expense............................      --           --              6,497       3,249       --
  Depreciation and amortization...............      17,466        43,063        39,960      18,850        18,850
  Interest expense............................       6,024        10,716         8,853       4,426       --
                                                ----------  ------------  ------------  ----------  ------------
      Total costs and expenses................   1,056,970     1,220,145     1,372,188     627,227       947,078
                                                ----------  ------------  ------------  ----------  ------------

      Net (loss) income.......................  $  (66,033) $     21,149  $     26,405  $   48,514  $    153,777
                                                ----------  ------------  ------------  ----------  ------------
                                                ----------  ------------  ------------  ----------  ------------


                       See notes to financial statements.

                 MEDICAL BILLING AND MANAGEMENT SERVICES, INC.
                                 AND SUBSIDIARY

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)


                                                               COMMON STOCK
                                                          ----------------------    ADDITIONAL         RETAINED
                                                            SHARES      AMOUNT    PAID-IN CAPITAL  EARNINGS(DEFICIT)   TOTAL
                                                          -----------  ---------  ---------------  ----------------  ----------
Balance, December 31, 1993..............................         100   $   1,000     $   9,000        $  (30,517)    $  (20,517)
  Net loss..............................................      --          --            --               (66,033)       (66,033)
Balance, December 31, 1994..............................         100       1,000         9,000           (96,550)       (86,550)
  Net income............................................      --          --            --                21,149         21,149
                                                                 ---   ---------        ------          --------     ----------
Balance, December 31, 1995..............................         100       1,000         9,000           (75,401)       (65,401)
  Net income............................................      --          --            --                26,405         26,405
                                                                 ---   ---------        ------          --------     ----------
Balance, December 31, 1996..............................         100       1,000         9,000           (48,996)       (38,996)
  Net income............................................      --          --            --               153,777        153,777
                                                                 ---   ---------        ------          --------     ----------
Balance, June 30, 1997 (unaudited)......................         100   $   1,000     $   9,000        $  104,781     $  114,781
                                                                 ---   ---------        ------          --------     ----------
                                                                 ---   ---------        ------          --------     ----------


                       See notes to financial statements.

                 MEDICAL BILLING AND MANAGEMENT SERVICES, INC.
                                 AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS


                                                                                               SIX MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,              JUNE 30,
                                                         ---------------------------------  ----------------------
                                                            1994        1995       1996       1996        1997
                                                         ----------  ----------  ---------  ---------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................  $  (66,033) $   21,149  $  26,405  $  48,514  $   153,777
                                                         ----------  ----------  ---------  ---------  -----------
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities -
    Depreciation and amortization......................      17,466      43,063     39,960     18,850       18,850
    Changes in assets and liabilities -
      (Increase) decrease in -
        Accounts receivable, net.......................     (14,949)    (27,142)   (40,613)   (37,349)    (137,087)
        Prepaid expenses and other current assets......        (300)        300     --         --          --
      Increase (decrease) in -
        Accounts payable and accrued expenses..........      53,793      (6,985)   (29,604)   (29,604)      (5,252)
                                                         ----------  ----------  ---------  ---------  -----------
                                                             56,010       9,236    (30,257)   (48,103)    (123,489)
                                                         ----------  ----------  ---------  ---------  -----------
  Net cash provided by (used in) operating
    activities.........................................     (10,023)     30,385     (3,852)    (4,589)      30,288
                                                         ----------  ----------  ---------  ---------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...................     (51,621)    (31,333)   (34,383)   (13,183)     (28,581)
  (Increase) decrease in other noncurrent assets.......     (62,500)     --         --         --          --
                                                         ----------  ----------  ---------  ---------  -----------
      Net cash used in investing activities............    (114,121)    (31,333)   (34,383)   (13,183)     (28,581)
                                                         ----------  ----------  ---------  ---------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments of) short-term
    note-stockholder...................................     100,000      (1,610)   (98,390)   (98,390)     --
  Proceeds from (repayments of) long-term
    note-stockholder...................................      66,827     (10,126)   166,440    140,977      (22,081)
                                                         ----------  ----------  ---------  ---------  -----------
      Net cash provided by (used in) financing
      activities.......................................     166,827     (11,736)    68,050     42,587      (22,081)
                                                         ----------  ----------  ---------  ---------  -----------

NET INCREASE (DECREASE) IN CASH........................      42,683     (12,684)    29,815     29,815      (20,374)
CASH, beginning of period..............................      --          42,683     29,999     29,999       59,814
                                                         ----------  ----------  ---------  ---------  -----------
CASH, end of period....................................  $   42,683  $   29,999  $  59,814  $  59,814  $    39,440
                                                         ----------  ----------  ---------  ---------  -----------
                                                         ----------  ----------  ---------  ---------  -----------

SUPPLEMENTAL CASH FLOW DISCLOSURE
  Interest paid........................................  $    6,396  $   11,169  $   8,516  $   4,426  $   --
                                                         ----------  ----------  ---------  ---------  -----------
                                                         ----------  ----------  ---------  ---------  -----------


                       See notes to financial statements.

                  MEDICAL BILLING AND MANAGEMENT SERVICE, INC.

                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION


    Medical Billing and Management Services, Inc. (the "Company") was incorporated under the laws of the Commonwealth of Pennsylvania. The Company was organized to provide billing and collection services to its clients as well as maintaining applicable billing records on patient accounts.


    The Company's wholly owned subsidiary Radiology Billing and Management Services, Inc. ("RBMS") provides similar services to clients specializing in the practice of radiology.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of Medical Billing and Management Services, Inc. and Subsidiary are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received, and expenses are recorded when incurred, rather than when paid.

B. REVENUES

    Revenues are accounted for in the period the services are provided and are derived from billings to clients. Fees are earned based on a percentage of gross billings to the individual clients. Fee percentages range from 6% to 12% of gross billings.

C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of trade account receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific clients, historical trends and other information.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. INCOME TAXES

    The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be an S corporation for federal and state tax purposes. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

                  MEDICAL BILLING AND MANAGEMENT SERVICE, INC.

                                 AND SUBSIDIARY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
G. CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

H. FAIR VALUE OF FINANCIAL INSTRUMENTS


    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.


I. LONG LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived-Assets to be Disposed of", the Company is obligated to recognize an impairment loss on its long lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to the Company's long-lived assets.

3. OTHER NONCURRENT ASSETS

    Other noncurrent assets consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1995        1996
                                                                        ----------  ----------
Excess of cost over fair value of assets acquired.....................  $    3,141  $   --
Customer lists........................................................      70,000      70,000
                                                                        ----------  ----------
                                                                            73,141      70,000
Less: Accumulated amortization........................................     (20,641)    (27,500)
                                                                        ----------  ----------
                                                                        $   52,500  $   42,500
                                                                        ----------  ----------
                                                                        ----------  ----------

4. COMMITMENTS AND CONTINGENCIES

    The Company has entered into binding agreements with Integrated Physicians Systems, Inc. ("IPS"), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Company. The acquisition by IPS will coincide with the consummation of its IPO.

                  MEDICAL BILLING AND MANAGEMENT SERVICE, INC.

                                 AND SUBSIDIARY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                             ESTIMATED          DECEMBER 31,
                                                           USEFUL LIVES    ----------------------
                                                              (YEARS)         1995        1996
                                                          ---------------  ----------  ----------
Leasehold improvements..................................       5-10        $    4,434  $   14,337
Office and computer equipment...........................        5-7            94,023     101,703
Furniture and fixtures..................................       7-10            34,652      27,797
                                                                           ----------  ----------
Total...................................................                      133,109     143,837
Less: Accumulated depreciation..........................                      (76,055)    (82,360)
                                                                           ----------  ----------
Net.....................................................                   $   57,054  $   61,477
                                                                           ----------  ----------
                                                                           ----------  ----------

6. SHORT-TERM AND LONG-TERM OBLIGATIONS AND COMMITMENTS

A. SHORT-TERM NOTES PAYABLE--STOCKHOLDER

    Short-term notes payable to stockholder consists of the following:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1996
                                                                             ---------  ---------
Unsecured demand notes payable to stockholder bearing interest at 9%.......  $  98,390  $  --
                                                                             ---------  ---------
                                                                             ---------  ---------

B. LONG-TERM NOTE--STOCKHOLDER

    Long-term note payable to stockholder consists of the following:

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1995         1996
                                                                       -----------  ----------
Unsecured note payable to stockholder, due through 2009, bearing interest at 9.5%, payable in monthly installments with fixed
  principal payments.................................................  $   100,292  $  266,732
Less: current portion................................................     (100,292)    (11,854)
                                                                       -----------  ----------
      Long-term note, excluding current portion......................  $   --       $  254,878
                                                                       -----------  ----------
                                                                       -----------  ----------

                  MEDICAL BILLING AND MANAGEMENT SERVICE, INC.

                                 AND SUBSIDIARY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. SHORT-TERM AND LONG-TERM OBLIGATIONS AND COMMITMENTS (CONTINUED)
    As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt is as follows:

1997..............................................................  $  12,000
1998..............................................................     13,000
1999..............................................................     14,000
2000..............................................................     16,000
2001..............................................................     17,000
Thereafter                                                            182,878
                                                                    ---------
  Total                                                             $ 254,878
                                                                    ---------
                                                                    ---------


    Interest of $8,000 was paid to the shareholder during year ending December 31, 1996.



C. LEASE OBLIGATIONS


    The Company leases office space under noncancellable operating lease agreements which expire at various dates. At December 31, 1996, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
1997..............................................................................  $  137,432
1998..............................................................................     141,720
1999..............................................................................     143,046
2000..............................................................................     127,932
                                                                                    ----------
  Total future minimum lease payments.............................................  $  550,130
                                                                                    ----------
                                                                                    ----------

    Rent expense related to operating leases amounted to $71,000, $90,000, $74,000 for the years ended December 31, 1994, 1995, and 1996, respectively.

7. EMPLOYEE BENEFIT PLANS

    The Company has a qualified defined contribution pension plan (the "Plan"). The Company pays all general and administrative expenses of the Plan. The Company made contributions related to the Plan totaling $80,000, $44,000 and $0 in 1994, 1995 and 1996, respectively.

    The Company does not typically provide employees any post retirement benefits other than the Plan described above and, accordingly, the impact of SFAS No. 106 "Employer's Accounting for Postretirement Benefits Other than Pensions" had no material effect on the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of

Branchburg Eye Physicians, P.A.

    We have audited the accompanying balance sheets of Branchburg Eye Physicians, P.A. as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Branchburg Eye Physicians, P.A. as of December 31, 1995 and 1996, and the results of its operations, stockholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                        BRANCHBERG EYE PHYSICIANS, P.A.



                                 BALANCE SHEETS



                                                                                   DECEMBER 31,
                                                                              ----------------------   JUNE 30,
                                                                                 1995        1996        1997
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                   ASSETS
CURRENT ASSETS:
  Cash......................................................................  $   --      $   24,368   $  23,595
  Accounts receivable, less allowance for bad debts of $52,416 in 1995,
    $63,561 in 1996 and $63,561 in 1997.....................................      50,361      56,365     108,378
                                                                              ----------  ----------  -----------
      Total current assets..................................................      50,361      80,733     131,973
                                                                              ----------  ----------  -----------
PROPERTY AND EQUIPMENT, net.................................................     143,886     136,949     136,949
                                                                              ----------  ----------  -----------
                                                                              $  194,247  $  217,682   $ 268,922
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
               LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Short-term notes payable--stockholder.....................................  $   27,239  $  171,320   $  66,922
  Accounts payable and accrued expenses.....................................      14,486      85,267      91,739
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................      41,725     256,587     158,661
                                                                              ----------  ----------  -----------
LONG-TERM DEBT, net of current portion......................................      --          --         144,875
                                                                              ----------  ----------  -----------
      Total liabilities.....................................................      41,725     256,587     303,536

STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock, no par value; 1,000 shares authorized, 1,000 shares issued
    and outstanding, respectively...........................................       1,000       1,000       1,000
  Additional paid in capital................................................      64,000      64,000      64,000
  Retained earnings (deficit)...............................................      87,522    (103,905)    (99,614)
                                                                              ----------  ----------  -----------
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)........................................     152,522     (38,905)    (34,614)
                                                                              ----------  ----------  -----------
                                                                              $  194,247  $  217,682   $ 268,922
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------


                       See notes to financial statements.

                        BRANCHBERG EYE PHYSICIANS, P.A.

                            STATEMENTS OF OPERATIONS

                                                                                                     SIX MONTHS ENDED
                                                                 YEARS ENDED DECEMBER 31,                JUNE 30,
                                                          --------------------------------------  ----------------------
                                                              1994         1995         1996         1996        1997
                                                          ------------  ----------  ------------  ----------  ----------

                                                                                                       (UNAUDITED)
REVENUE:
  Medical services revenue..............................  $  1,035,987   1,091,733  $  1,093,179  $  513,795  $  551,215
  Other revenue.........................................           226         233         2,604          82      --
                                                          ------------  ----------  ------------  ----------  ----------
      Total revenue.....................................     1,036,213   1,091,966     1,095,783     513,877     551,215
                                                          ------------  ----------  ------------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages....................................       672,980     572,002       815,298     168,845     183,127
  Medical supplies and expenses.........................        80,574      77,735        89,199      39,053      41,659
  General and administrative expenses...................       343,139     383,162       325,771     281,242     319,288
  Bad debt expense......................................        10,000      --            11,145       5,573      --
  Depreciation and amortization.........................         3,404      44,674        41,477         500       2,850
  Interest expense......................................       --            2,909         4,320      --          --
                                                          ------------  ----------  ------------  ----------  ----------
      Total costs and expenses..........................     1,110,097   1,080,482     1,287,210     495,213     546,924
                                                          ------------  ----------  ------------  ----------  ----------
      Net income (loss).................................  $    (73,884)     11,484  $   (191,427) $   18,664  $    4,291
                                                          ------------  ----------  ------------  ----------  ----------
                                                          ------------  ----------  ------------  ----------  ----------


                       See notes to financial statements.

                        BRANCHBURG EYE PHYSICIANS, P.A.


            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                                      COMMON STOCK         ADDITIONAL        RETAINED
                                                 ----------------------     PAID-IN          EARNINGS
                                                   SHARES      AMOUNT       CAPITAL          (DEFECIT)         TOTAL
                                                 -----------  ---------  --------------  -----------------  -----------
Balance, December 31, 1993.....................       1,000   $   1,000    $   64,000      $     149,922    $   214,922
  Net loss.....................................      --          --            --                (73,884)       (73,884)
                                                      -----   ---------       -------    -----------------  -----------
Balance, December 31, 1994.....................       1,000       1,000        64,000             76,038        141,038
  Net income...................................      --          --            --                 11,484         11,484
                                                      -----   ---------       -------    -----------------  -----------
Balance, December 31, 1995.....................       1,000       1,000        64,000             87,522        152,522
  Net loss.....................................      --          --            --               (191,427)      (191,427)
                                                      -----   ---------       -------    -----------------  -----------
Balance, December 31, 1996.....................       1,000       1,000        64,000           (103,905)       (38,905)
  Net income...................................      --          --            --                  4,291          4,291
                                                      -----   ---------       -------    -----------------  -----------
Balance, June 30, 1997(unaudited)..............       1,000   $   1,000    $   64,000      $     (99,614)   $   (34,614)
                                                      -----   ---------       -------    -----------------  -----------
                                                      -----   ---------       -------    -----------------  -----------

                       See notes to financial statements

                        BRANCHBERG EYE PHYSICIANS, P.A.

                            STATEMENTS OF CASH FLOWS

                                                                                                      SIX MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,               JUNE 30,
                                                             ------------------------------------  ----------------------
                                                                1994        1995         1996        1996        1997
                                                             ----------  -----------  -----------  ---------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..........................................  $  (73,884) $    11,484  $  (191,427) $  18,664  $     4,291
                                                             ----------  -----------  -----------  ---------  -----------
Adjustments to reconcile net income (loss) to net cash used
  in operating activities -
    Depreciation and amortization..........................       3,404       44,674       41,477        500        2,850
    Changes in assets and liabilities -
      (Increase) decrease in -Accounts receivable, net.....     157,475           15       (6,004)   (77,551)     (52,013)
      Increase (decrease) in -Accounts payable and accrued
        expenses...........................................     (48,704)       2,428       70,781      4,514        6,472
                                                             ----------  -----------  -----------  ---------  -----------
                                                                112,175       47,117      106,254    (72,537)     (42,691)
                                                             ----------  -----------  -----------  ---------  -----------
    Net cash used in operating activities..................      38,291       58,601      (85,173)   (53,873)     (38,400)
                                                             ----------  -----------  -----------  ---------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.......................     (15,309)     (39,425)     (34,540)      (500)      (2,850)
                                                             ----------  -----------  -----------  ---------  -----------
    Net cash provided by (used in) investing activities....     (15,309)     (39,425)     (34,540)      (500)      (2,850)
                                                             ----------  -----------  -----------  ---------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayment of) short-term notes payable....     (12,585)     (15,068)     144,081     30,937     (104,398)
  Proceeds from (repayment of) long-term debt..............      (8,819)      (5,781)     --          27,707      144,875
                                                             ----------  -----------  -----------  ---------  -----------
    Net cash provided by (used in) financing activities....     (21,404)     (20,849)     144,081     58,644       40,477
                                                             ----------  -----------  -----------  ---------  -----------

NET INCREASE (DECREASE) IN CASH............................       1,578       (1,673)      24,368      4,271         (773)
CASH-, beginning of period.................................          95        1,673      --          --           24,368
                                                             ----------  -----------  -----------  ---------  -----------
CASH-, end of period.......................................       1,673  $   --       $    24,368  $   4,271  $    23,595
                                                             ----------  -----------  -----------  ---------  -----------
                                                             ----------  -----------  -----------  ---------  -----------

SUPPLEMENTAL CASH FLOW DISCLOSURE
Interest paid..............................................  $    3,404  $     2,909  $     4,320  $     500  $     2,850
                                                             ----------  -----------  -----------  ---------  -----------
                                                             ----------  -----------  -----------  ---------  -----------

                       See notes to financial statements.

                        BRANCHBURG EYE PHYSICIANS, P.A.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Branchburg Eye Physicians, P.A. (the "Company") is a New Jersey professional corporation providing medical services in the state of New Jersey. The Company was incorporated on July 18, 1990.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of the Company are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES


    Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustments to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical service revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payment rates.


C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. INCOME TAXES

    The Company has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. Provisions

                        BRANCHBURG EYE PHYSICIANS, P.A.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

G. CASH AND CASH EQUIVALENTS

    The Company includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

H. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

I. ACCOUNTING FOR LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be disposed of", the Company is obligated to recognize an impairment loss on their long-lived assets whenever the sum of the expected future cash flows from their use is less than their carrying amount. Based on the Company's review as of December 31, 1996, no impairment of long-lived assets was evident.

3. COMMITMENTS AND CONTINGENCIES

    The Company is insured with respect to medical malpractice risks. In the normal course of business the Company has been named in lawsuits. In the opinion of the management of the Company the ultimate liability, if any, of the Company with respect to any such lawsuit will not exceed the insurance coverages carried by the Company and will not materially impact the operating results or results of financial condition of the Company.


    The Company has entered into a binding agreement with Integrated Physicians Systems, Inc. ("IPS"), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Company. The acquisition by IPS will coincide with the consummation of its IPO.

                        BRANCHBURG EYE PHYSICIANS, P.A.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                             ESTIMATED          DECEMBER 31,
                                                           USEFUL LIVES    ----------------------
                                                              (YEARS)         1995        1996
                                                          ---------------  ----------  ----------
Leasehold improvements..................................        5-7        $   11,705  $   19,556
Medical and computer equipment..........................        5-7           240,685     217,848
Furniture and fixtures..................................        5-7            62,908      82,467
Automobiles.............................................         5             34,357      34,357
                                                                           ----------  ----------
  Total.................................................                      349,655     354,228
Less: Accumulated depreciation..........................                      205,769     217,279
                                                                           ----------  ----------
  Net...................................................                   $  143,886  $  136,949
                                                                           ----------  ----------
                                                                           ----------  ----------

5. SHORT-TERM OBLIGATIONS AND COMMITMENTS

A. SHORT-TERM NOTES PAYABLE - STOCKHOLDER


    Short-term notes payable- stockholder, consist of the following:


                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------  ----------
Secured and unsecured demand notes payable to the stockholders, bearing interest at 9%.......................................................  $  27,239  $  171,230
                                                                         ---------  ----------
                                                                         ---------  ----------


B. LEASE OBLIGATIONS


    The Company leases office space under noncancelable operating lease agreements, which expire at various dates. At December 31, 1996 minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:


                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
1997..............................................................................  $   83,000
1998..............................................................................      83,000
1999..............................................................................      83,000
                                                                                    ----------
  Total future minimum lease payments.............................................  $  249,000
                                                                                    ----------
                                                                                    ----------


    Rent expense relating to operating leases amounted to $88,312, $88,898 and $81,023 for the years ended December 31, 1994, 1995 and 1996, respectively.

6. EMPLOYEE BENEFIT PLANS

    The Company has an unqualified defined contribution pension plan. The Company pays all general and administrative expenses of this plan. The Company accrued contributions related to this plan totaling $54,378 in 1996.

                        BRANCHBURG EYE PHYSICIANS, P.A.

6. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The Company does not typically provide employees any post retirement benefits other than retirement benefits other than the plan described above, accordingly, the impact of SFAS No. 106 "Employer's Accounting for Postretirement Benefits Other than Pensions" had no material effect on the Company.

7. RELATED PARTY TRANSACTIONS

    A stockholder made a loan to the Company. Obligations payable to the stockholder were $30,000 and $171,000 as of December 31, 1995 and 1996, respectively. Interest paid associated with these obligations was $3,000 for the year ended December 31, 1995.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Felix Salerno, M.D. and Richard Weeder, M.D.

    We have audited the accompanying combined balance sheets of Felix Salerno, M.D. and Richard Weeder, M.D. as of December 31, 1995 and 1996, and the related combined statements of operations, proprietors' capital and statement of changes in cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of Felix Salerno, M.D. and Richard Weeder, M.D.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Felix Salerno, M.D. and Richard Weeder, M.D. as of December 31, 1995 and 1996, and the results of its operations, proprietors' capital and statement of changes in cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                  FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D.

                                 BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                                              ----------------------   JUNE 30,
                                                                                 1995        1996        1997
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                   ASSETS

CURRENT ASSETS:
  Cash......................................................................  $   --      $   --       $  49,488
  Accounts receivable, less allowance for bad debts of $155,774 in 1995,
    $168,553 in 1996 and $168,553 in 1997...................................     126,013     155,357     129,675
                                                                              ----------  ----------  -----------
      Total current assets..................................................     126,013     155,357     179,163
                                                                              ----------  ----------  -----------
                                                                              $  126,013  $  155,357   $ 179,163
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
                    LIABILITIES AND PROPRIETORS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................................  $   21,226  $   10,454   $  23,803
  Accrued payroll and payroll taxes.........................................      30,255      37,718      --
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................      51,481      48,172      23,803
                                                                              ----------  ----------  -----------

COMMITMENTS AND CONTINGENCIES

PROPRIETORS' CAPITAL........................................................      74,532     107,185     155,360
                                                                              ----------  ----------  -----------
                                                                              $  126,013  $  155,357   $ 179,163
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                       See notes to financial statements.

                  FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D.

                            STATEMENTS OF OPERATIONS

                                                                                                     SIX MONTHS ENDED
                                                                 YEARS ENDED DECEMBER 31,                JUNE 30,
                                                          --------------------------------------  ----------------------
                                                              1994          1995         1996        1996        1997
                                                          ------------  ------------  ----------  ----------  ----------

                                                                                                       (UNAUDITED)
REVENUE:

  Medical services revenue..............................  $  1,049,500  $  1,016,588  $  853,472  $  416,153  $  384,305
  Other revenue.........................................        10,154        13,499      20,467       5,364       7,273
                                                          ------------  ------------  ----------  ----------  ----------
    Total revenue.......................................     1,059,654     1,030,087     873,939     421,517     391,578
                                                          ------------  ------------  ----------  ----------  ----------

COSTS AND EXPENSES:

  Salaries and wages....................................       846,880       650,202     568,817     239,668     188,076
  Medical supplies and expenses.........................         7,619         5,068       4,633       2,720       2,128
  General and administrative expenses...................       196,155       277,618     251,525     156,874     146,077
  Bad debt expense......................................       131,774        25,000      12,779       6,390       7,122
  Interest expense......................................            94         1,112       3,532      --          --
                                                          ------------  ------------  ----------  ----------  ----------
    Total costs and expenses............................     1,181,522       959,000     841,286     405,652     343,403
                                                          ------------  ------------  ----------  ----------  ----------

    Net (loss) income...................................  $   (121,868) $     71,087  $   32,653  $   15,865  $   48,175
                                                          ------------  ------------  ----------  ----------  ----------
                                                          ------------  ------------  ----------  ----------  ----------


                       See notes to financial statements.

                  FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D.


                  COMBINED STATEMENTS OF PROPRIETORS' CAPITAL


BALANCE, December 31, 1993.......................................................  $ 125,313
Net loss.........................................................................   (121,868)
                                                                                   ---------
BALANCE, December 31, 1994.......................................................      3,445
Net income.......................................................................     71,087
                                                                                   ---------
BALANCE, December 31, 1995.......................................................     74,532
Net income.......................................................................     32,653
                                                                                   ---------
BALANCE, December 31, 1996.......................................................    107,185
Net income.......................................................................     48,175
                                                                                   ---------
BALANCE, June 30, 1997 (unaudited)...............................................  $ 155,360
                                                                                   ---------
                                                                                   ---------

                       See notes to financial statements.

                  FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D.

                            STATEMENTS OF CASH FLOWS

                                                                                                     SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,               JUNE 30,
                                                             -----------------------------------  ----------------------
                                                                1994         1995        1996        1996        1997
                                                             -----------  ----------  ----------  ----------  ----------

                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income........................................  $  (121,868) $   71,087  $   32,653  $   15,865  $   48,175
                                                             -----------  ----------  ----------  ----------  ----------
  Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities -
    Changes in assets and liabilities -
      (Increase) decrease in -
        Accounts receivable, net...........................       79,371     (62,357)    (29,344)     59,481      25,682
      Increase (decrease) in -
        Accounts payable and accrued expenses..............      (96,801)     17,474     (10,772)    (11,226)     13,349
        Accrued payroll and payroll taxes..................       56,459     (26,204)      7,463     (30,255)    (37,718)
                                                             -----------  ----------  ----------  ----------  ----------
                                                                  39,029     (71,087)    (32,653)     18,000       1,313
                                                             -----------  ----------  ----------  ----------  ----------
    Net cash provided by (used in) operating activities....      (82,839)     --          --          33,865      49,488
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property and equipment............        9,740      --          --          --          --
  Decrease in other noncurrent assets......................        8,408      --          --          --          --
                                                             -----------  ----------  ----------  ----------  ----------
      Net cash provided by investing activities............       18,148      --          --          --          --
                                                             -----------  ----------  ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH............................      (64,691)     --          --          33,865      49,488
CASH, beginning of period..................................       64,691      --          --          --          --
                                                             -----------  ----------  ----------  ----------  ----------
CASH, end of period........................................  $   --       $   --      $   --      $   33,865  $   49,488
                                                             -----------  ----------  ----------  ----------  ----------
                                                             -----------  ----------  ----------  ----------  ----------
SUPPLEMENTAL CASH FLOW DISCLOSURE
  Interest paid............................................  $        94  $    1,112  $    3,532  $      106  $      159
                                                             -----------  ----------  ----------  ----------  ----------
                                                             -----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                  FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D,

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION


    Felix Salerno, M.D. and Richard Weeder, M.D. (the "Proprietors") are medical practitioners organized to do business as sole proprietors in the state of New Jersey.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The combined financial statements of the Proprietors are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES


    Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Proprietors' medical services revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Proprietors participate in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payments rates.


C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Proprietors to concentrations of credit risk consist principally of trade account receivables. The Proprietors establish an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. INCOME TAXES


    Income from the proprietorships are combined with the income and expenses of the Proprietors from other sources and reported in the Proprietors' individual federal and state tax returns. The proprietorships are not tax paying entities for purposes of federal and state income taxes, and thus no income taxes have been recorded in the statements.


F. CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

                  FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D,

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
G. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

H. LONG-LIVED ASSETS


    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived-Assets to be Disposed of", the Proprietors are obligated to recognize an impairment loss on their long lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to the shareholders' long-lived assets.


3. COMMITMENTS AND CONTINGENCIES


    The Proprietors are insured with respect to medical malpractice risks. In the normal course of business the Proprietors have been named in lawsuits. In the opinion of the Proprietors the ultimate liability, if any, of the Proprietors with respect to any such lawsuit will not exceed the insurance coverages carried by the Proprietors and will not materially impact the operating results or results of financial condition of the Proprietors.



    The Proprietors have entered into binding agreements with Integrated Physician Systems, Inc. ("IPS"), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Proprietors. The acquisition by IPS will coincide with the consummation of its IPO.



4. LEASE OBLIGATIONS


    The Proprietors lease office space under noncancellable operating lease agreements. At December 31, 1996, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                                                                                      OPERATING
                                                                                       LEASES
                                                                                     -----------
1997...............................................................................   $  22,200
1998...............................................................................      22,200
1999...............................................................................      22,200
                                                                                     -----------
  Total future minimum lease payments..............................................   $  66,600
                                                                                     -----------
                                                                                     -----------

    Rent expense related to operating leases amounted to $22,200 for each of the years ended December 31, 1994, 1995 and 1996, respectively.

5. EMPLOYEE BENEFIT PLANS

    The Proprietors have qualified defined contribution pension plans (the "Plan"). The Proprietors pay all general and administrative expenses of the Plans. The Proprietors made contributions related to the Plan totaling $51,000, $60,000 and $60,000 in 1994, 1995 and 1996, respectively.

    The Proprietors do not typically provide employees any post retirement benefits other than the Plan described above and, accordingly, the impact of SFAS No. 106 "Employer's Accounting for Postretirement Benefits other than Pensions" had no material effect on the Proprietors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Shareholder of

Flemington Medical Group, PA.

    We have audited the accompanying balance sheets of Flemington Medical Group, PA. as of December 31, 1995 and 1996, and the related statements of operations, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flemington Medical Group, PA., as of December 31, 1995 and 1996, and the results of its operations, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                         FLEMINGTON MEDICAL GROUP, P.A.

                                 BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                                              ----------------------   JUNE 30,
                                                                                 1995        1996        1997
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)

                                   ASSETS
CURRENT ASSETS:
  Cash......................................................................  $      779  $    6,800   $  37,040
  Accounts receivable, less allowance for bad debts of $4,500 in 1995,
    $4,051 in 1996 and $4,051 in 1997.......................................      70,491      69,535      70,336
                                                                              ----------  ----------  -----------
      Total current assets..................................................      71,270      76,335     107,376
                                                                              ----------  ----------  -----------
PROPERTY AND EQUIPMENT, net.................................................      54,633      50,986      50,563
                                                                              ----------  ----------  -----------
                                                                              $  125,903  $  127,321   $ 157,939
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
                    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Short-term notes payable..................................................  $    9,611  $    3,410   $  --
  Accounts payable and accrued expenses.....................................      24,943      35,567         940
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................      34,554      38,977         940
                                                                              ----------  ----------  -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, no par value; 1,000 shares authorized, 100 shares issued and
    outstanding, respectively...............................................       1,000       1,000       1,000
  Additional paid-in capital................................................      16,402      16,402      16,402
  Retained earnings.........................................................      73,947      70,942     139,597
                                                                              ----------  ----------  -----------
      Total stockholder's equity............................................      91,349      88,344     156,999
                                                                              ----------  ----------  -----------
                                                                              $  125,903  $  127,321   $ 157,939
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------


                       See notes to financial statements.

                         FLEMINGTON MEDICAL GROUP, P.A.

                            STATEMENTS OF OPERATIONS

                                                                                              SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,              JUNE 30,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                (UNAUDITED)
REVENUE:
  Medical services revenue...........................  $  759,200  $  748,211  $  697,837  $  375,530  $  361,513
                                                       ----------  ----------  ----------  ----------  ----------
      Total revenue..................................     759,200     748,211     697,837     375,530     361,513
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages.................................     422,094     416,553     410,658     243,246     195,743
  Medical supplies and expenses......................      50,369      51,680      40,660      20,293      13,040
  General and administrative expenses................     269,107     253,320     241,267      78,654      78,983
  Bad debt expense...................................       4,500          --          --          --         750
  Depreciation and amortization......................      11,517      22,654       6,851       3,500       3,878
  Interest expense...................................       2,800       2,453       1,406         891         464
                                                       ----------  ----------  ----------  ----------  ----------
      Total costs and expenses.......................     760,387     746,660     700,842     346,584     292,858
                                                       ----------  ----------  ----------  ----------  ----------
      Net income (loss)..............................  $   (1,187) $    1,551  $   (3,005) $   28,946  $   68,655
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                         FLEMINGTON MEDICAL GROUP, P.A.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                             COMMON STOCK         ADDITIONAL
                                                        ----------------------     PAID-IN       RETAINED
                                                          SHARES      AMOUNT       CAPITAL       EARNINGS     TOTAL
                                                        -----------  ---------  --------------  ----------  ----------
Balance, December 31, 1993............................       1,000   $   1,000    $   16,402    $   73,583  $   90,985
  Net loss............................................      --          --            --            (1,187)     (1,187)
                                                             -----   ---------       -------    ----------  ----------
Balance, December 31, 1994............................       1,000       1,000        16,402        72,396      89,798
  Net income..........................................      --          --            --             1,551       1,551
                                                             -----   ---------       -------    ----------  ----------
Balance, December 31, 1995............................       1,000       1,000        16,402        73,947      91,349
  Net loss............................................      --          --            --            (3,005)     (3,005)
                                                             -----   ---------       -------    ----------  ----------
Balance, December 31, 1996............................       1,000       1,000        16,402        70,942      88,344
  Net income..........................................      --          --            --            68,655      68,655
                                                             -----   ---------       -------    ----------  ----------
Balance, June 30, 1997 (unaudited)....................       1,000   $   1,000    $   16,402    $  139,597  $  156,999
                                                             -----   ---------       -------    ----------  ----------
                                                             -----   ---------       -------    ----------  ----------

                       See notes to financial statements

                         FLEMINGTON MEDICAL GROUP, P.A.

                            STATEMENTS OF CASH FLOWS

                                                                                                       SIX MONTHS ENDED
                                                                     YEARS ENDED DECEMBER 31,              JUNE 30,
                                                                 ---------------------------------  ----------------------
                                                                    1994        1995       1996        1996        1997
                                                                 ----------  ----------  ---------  ----------  ----------

                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................................  $   (1,187) $    1,551  $  (3,005) $   28,946  $   68,655
                                                                 ----------  ----------  ---------  ----------  ----------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities -
    Depreciation and amortization..............................      11,517      22,654      6,851       3,500       3,878
    Changes in assets and liabilities -
      (Increase) decrease in -
        Accounts receivable, net...............................      (4,829)     (4,175)       956      18,281        (801)
        Prepaid expenses and other current assets..............         807      --         --          --          --
      Increase (decrease) in -
        Accounts payable and accrued expenses..................      19,363       2,061     10,624     (22,081)    (34,627)
                                                                 ----------  ----------  ---------  ----------  ----------
                                                                     26,858      20,540     18,431        (300)    (31,550)
                                                                 ----------  ----------  ---------  ----------  ----------
      Net cash provided by operating activities................      25,671      22,091     15,426      28,646      37,105
                                                                 ----------  ----------  ---------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...........................      (9,379)    (15,784)    (3,204)     --          (3,455)
  Proceeds from sales of property and equpment.................      --          --         --           8,800      --
                                                                 ----------  ----------  ---------  ----------  ----------
      Net cash provided by (used in) investing activities......      (9,379)    (15,784)    (3,204)      8,800      (3,455)
                                                                 ----------  ----------  ---------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments of) short-term notes payable.......     (16,854)     (5,528)    (6,201)     (9,611)     (3,410)
                                                                 ----------  ----------  ---------  ----------  ----------
      Net cash used in financing activities....................     (16,854)     (5,528)    (6,201)     (9,611)     (3,410)
                                                                 ----------  ----------  ---------  ----------  ----------

NET INCREASE (DECREASE) IN CASH................................        (562)        779      6,021      27,835      30,240
CASH, beginning of period......................................         562      --            779         779       6,800
                                                                 ----------  ----------  ---------  ----------  ----------
CASH, end of period............................................  $   --      $      779  $   6,800  $   28,614  $   37,040
                                                                 ----------  ----------  ---------  ----------  ----------
                                                                 ----------  ----------  ---------  ----------  ----------

SUPPLEMENTAL CASH FLOW DISCLOSURE
      Interest paid............................................  $    2,800  $    2,453  $   1,406  $      891  $      464
                                                                 ----------  ----------  ---------  ----------  ----------
                                                                 ----------  ----------  ---------  ----------  ----------

                       See notes to financial statements.

                         FLEMINGTON MEDICAL GROUP, P.A.


                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Flemington Medical Group, PA. (the "Company") is a New Jersy professional corporation providing medical services in the state of New Jersey. The Company was incorporated on July 19, 1989.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The combined financial statements of the Company are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES

    Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical services revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payments rates.

C. CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consists principally of trade accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. INCOME TAXES

    The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

                         FLEMINGTON MEDICAL GROUP, P.A.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
F. CASH AND CASH EQUIVALENTS

    The Company includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

G. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

H. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

I. LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company is obligated to recognize an impairment loss on its long-lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to the Company's long-lived assets.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:


                                                          ESTIMATED          DECEMBER 31,
                                                        USEFUL LIVES   ------------------------
                                                           (YEARS)        1995         1996
                                                        -------------  -----------  -----------
Leasehold improvements................................      5-10       $    60,513  $    62,103
Medical and computer equipment........................       5-7            33,486       33,486
Furniture and fixtures................................      7-10            63,779       65,393
                                                                       -----------  -----------
  Total...............................................                     157,779      160,983
Less: Accumulated depreciation........................                    (103,145)    (109,996)
                                                                       -----------  -----------
  Net.................................................                 $    54,633  $    50,986
                                                                       -----------  -----------
                                                                       -----------  -----------


4. COMMITMENTS AND CONTINGENCIES

    The Company has entered into binding agreements with Integrated Physicians Systems, Inc. (IPS), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Company. The acquisition by IPS will coincide with the consummation of its IPO.

                         FLEMINGTON MEDICAL GROUP, P.A.

5. SHORT-TERM OBLIGATIONS AND COMMITMENTS

A. SHORT-TERM DEBT

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1996
                                                                             ---------  ---------
Short-term debt consist of a line of credit with a bank. The line of credit
  bears interest at prime + 3%.............................................  $   9,611  $   3,410
                                                                             ---------  ---------
                                                                             ---------  ---------


B. LEASE OBLIGATIONS


    The Company leases office space under noncancellable lease agreements. At December 31, 1996, minimum annual rental commitments under noncancellable operating leases with terms in excess of one year are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
1997..............................................................................  $   55,000
1998..............................................................................      55,000
1999..............................................................................      35,000
                                                                                    ----------
    Total future minimum lease payments...........................................  $  145,000
                                                                                    ----------
                                                                                    ----------

    Rent expense amounted to $53,685, $55,786 and $56,883 for the years ended December 31, 1994, 1995 and 1996, respectively.

6. EMPLOYEE BENEFIT PLANS

    The Company maintains a qualified defined contribution profit sharing plan (the "Plan") and pays all general and administrative expenses of the Plan. The contributions related to the Plan totaled $40,000, $22,500 and $35,417 in 1994, 1995 and 1996, respectively.

    The Company does not typically provide employees any post retirement benefits other than the Plan described above and, accordingly, the impact of SFAS No. 106 "Employer's Accounting for Postretirement Benefits other than Pensions" had no material effect on the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

Hunterdon Ophthalmologists, P.A.

    We have audited the accompanying balance sheets of Hunterdon Ophthalmologists, P.A. as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of Hunterdon Ophthalmologists' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hunterdon Ophthalmologists, P.A. as of December 31, 1995 and 1996, and the results of its operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                        HUNTERDON OPHTHALMOLOGISTS, P.A.

                                 BALANCE SHEETS

                                                                                     DECEMBER 31,
                                                                                 --------------------   JUNE 30,
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)

                                    ASSETS

CURRENT ASSETS:
  Cash.........................................................................  $  23,399  $  20,076   $  20,750
  Accounts receivable, less allowance for bad debts of $12,000 in 1995, $17,088
    in 1996 and $18,366 in 1997................................................     48,000     68,352      71,417
  Prepaid expenses and other current assets....................................      3,927      3,927       4,077
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     75,326     92,355      96,244
                                                                                 ---------  ---------  -----------

PROPERTY AND EQUIPMENT, net....................................................      5,598      4,354       3,732
                                                                                 ---------  ---------  -----------
                                                                                 $  80,924  $  96,709   $  99,976
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------
                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses........................................  $  14,783  $  11,784   $  10,350
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................     14,783     11,784      10,350
                                                                                 ---------  ---------  -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 1,000 shares authorized and 1,000 shares issued
    and outstanding, respectively..............................................      1,000      1,000       1,000
  Retained earnings............................................................     65,141     83,925      88,626
                                                                                 ---------  ---------  -----------

TOTAL STOCKHOLDERS' EQUITY.....................................................     66,141     84,925      89,626
                                                                                 ---------  ---------  -----------
                                                                                 $  80,924  $  96,709   $  99,976
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------


                       See notes to financial statements.

                        HUNTERDON OPHTHALMOLOGISTS, P.A.

                            STATEMENTS OF OPERATIONS

                                                                                              SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,              JUNE 30,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                (UNAUDITED)
REVENUE:
  Medical services revenue...........................  $  744,038  $  804,638  $  684,391  $  342,196  $  308,358
  Other revenue......................................         133         104          31          16          49
                                                       ----------  ----------  ----------  ----------  ----------
      Total revenue..................................     744,171     804,742     684,422     342,212     308,407
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages.................................     329,778     350,456     325,117     162,558     128,956
  Medical supplies and expenses......................     131,153     134,953      91,347      45,674      38,121
  General and administrative expenses................     284,719     299,560     242,842     110,174     133,402
  Bad debt expense...................................       8,295       3,705       5,088       2,544       2,605
  Depreciation and amortization......................       1,244       1,244       1,244         622         622
  Interest expense...................................         417         100      --          --          --
                                                       ----------  ----------  ----------  ----------  ----------
      Total costs and expenses.......................     755,606     790,018     665,638     321,572     303,706
                                                       ----------  ----------  ----------  ----------  ----------
      Net (loss) income..............................  $  (11,435) $   14,724  $   18,784  $   20,640  $    4,701
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                        HUNTERDON OPHTHALMOLOGISTS, P.A.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                            COMMON STOCK
                                                        --------------------    ADDITIONAL      RETAINED
                                                         SHARES     AMOUNT    PAID-IN CAPITAL   EARNINGS     TOTAL
                                                        ---------  ---------  ---------------  ----------  ----------
Balance, December 31, 1993............................     --      $   1,000     $  --         $   61,852  $   62,852
  Net loss............................................     --         --            --            (11,435)    (11,435)
                                                        ---------  ---------        ------     ----------  ----------
Balance, December 31, 1994............................     --          1,000        --             50,417      51,417
  Net income..........................................     --         --            --             14,724      14,724
                                                        ---------  ---------        ------     ----------  ----------
Balance, December 31, 1995............................     --          1,000        --             65,141      66,141
  Net income..........................................     --         --            --             18,784      18,784
                                                        ---------  ---------        ------     ----------  ----------
Balance, December 31, 1996............................     --          1,000        --             83,925      84,925
  Net income..........................................     --         --            --              4,701       4,701
                                                        ---------  ---------        ------     ----------  ----------
Balance, June 30, 1997 (unaudited)....................     --      $   1,000     $  --         $   88,626  $   89,626
                                                        ---------  ---------        ------     ----------  ----------
                                                        ---------  ---------        ------     ----------  ----------

                       See notes to financial statements.

                        HUNTERDON OPHTHALMOLOGISTS, P.A.

                            STATEMENTS OF CASH FLOWS

                                                                                               SIX MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,             JUNE 30,
                                                         ----------------------------------  ---------------------
                                                            1994        1995        1996        1996       1997
                                                         ----------  ----------  ----------  ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income....................................  $  (11,435) $   14,724  $   18,784  $   20,640  $   4,701
                                                         ----------  ----------  ----------  ----------  ---------
  Adjustments to reconcile net (loss) income to net
    cash provided by (used in) operating activities:
    Depreciation and amortization......................       1,244       1,244       1,244         622        622
    Changes in assets and liabilities -
      (Increase) decrease in -
        Accounts receivable, net.......................         789     (14,822)    (20,352)    (20,921)    (3,065)
        Prepaid expenses and other current assets......      (3,927)     --          --              70       (150)
      Increase (decrease) in -
        Accounts payable and accrued expenses..........       2,184        (913)     (2,999)     (3,953)    (1,434)
                                                         ----------  ----------  ----------  ----------  ---------
                                                                290     (14,491)    (22,107)    (24,182)    (4,027)
                                                         ----------  ----------  ----------  ----------  ---------
  Net cash provided by (used in) operating
    activities.........................................     (11,145)        233      (3,323)     (3,542)       674
                                                         ----------  ----------  ----------  ----------  ---------

NET INCREASE (DECREASE) IN CASH........................     (11,145)        233      (3,323)     (3,542)       674
CASH, beginning of period..............................      34,311      23,166      23,399      23,399     20,076
CASH, end of period....................................  $   23,166  $   23,399  $   20,076  $   19,857  $  20,750
                                                         ----------  ----------  ----------  ----------  ---------
                                                         ----------  ----------  ----------  ----------  ---------
SUPPLEMENTAL CASH FLOW DISCLOSURE
  Interest paid........................................  $      417  $      100  $   --      $   --      $  --
                                                         ----------  ----------  ----------  ----------  ---------
                                                         ----------  ----------  ----------  ----------  ---------

                       See notes to financial statements.

                        HUNTERDON OPHTHALMOLOGISTS, P.A.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Hunterdon Ophthalmologists, P.A. (the "Company") is a New Jersey professional corporation which provides ophthalmological services. The Company was incorporated on February 21, 1985.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of the Company are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES


    Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical services revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payments rates.


C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of trade account receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. INCOME TAXES

    The Company has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. Provisions

                        HUNTERDON OPHTHALMOLOGISTS, P.A.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

G. CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

H. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

I. LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived-Assets to be Disposed of", the Company is obligated to recognize an impairment loss on their long lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to the Company's long-lived assets.

3. COMMITMENTS AND CONTINGENCIES

    The Company is insured with respect to medical malpractice risks. In the normal course of business the Company has been named in lawsuits. In the opinion of the management of the Company the ultimate liability, if any, of the Company with respect to any such lawsuit will not exceed the insurance coverages carried by the Company and will not materially impact the operating results or results of financial condition of the Company.

    The Company has entered into binding agreements with Integrated Physicians Systems, Inc. ("IPS"), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Company. The acquisition by IPS will coincide with the consummation of its IPO.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                               ESTIMATED          DECEMBER 31,
                                                              USEFUL LIFE    ----------------------
                                                                (YEARS)         1995        1996
                                                            ---------------  ----------  ----------
Equipment.................................................        5-7            26,208      26,208
Less: Accumulated depreciation............................                      (20,610)    (21,854)
                                                                             ----------  ----------
  Net.....................................................                   $    5,598  $    4,354
                                                                             ----------  ----------
                                                                             ----------  ----------

                        HUNTERDON OPHTHALMOLOGISTS, P.A.

5. LEASE OBLIGATIONS


    The Company leases office space under noncancelable operating lease agreements, which expire at various dates. At December 31, 1996, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
1997..............................................................................  $   79,000
1998..............................................................................      86,000
1999..............................................................................      86,000
                                                                                    ----------
  Total future minimum lease payments.............................................  $  251,000
                                                                                    ----------
                                                                                    ----------

    Rent expense related to operating leases amounted to $88,000, $88,000 and $79,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

6. EMPLOYEE BENEFIT PLANS

    The Company has a qualified defined contribution profit sharing plan (the "Plan"). The Company pays all general and administrative expenses of the Plan. The Company made contributions related to the Plan totaling $10,000, $13,650 and $7,500 in 1994, 1995 and 1996, respectively.

    The Company does not typically provide employees any post retirement benefits other than the Plan described above and, accordingly, the impact of SFAS No. 106 "Employer's Accounting for Postretirement Benefits other than Pensions" had no material effect on the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of

Joel Fuhrman M.D., P.C.

D/B/A Amwell Health Center

    We have audited the accompanying balance sheets of the Amwell Health Center as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for each of three years in the period ended December 31, 1996. These financial statements are the responsibility of Amwell Health Center's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amwell Health Center as of December 31, 1995 and 1996, and the results of its operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                              AMWELL HEALTH CENTER

                                 BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                                              ----------------------
                                                                                                       JUNE 30,
                                                                                 1995        1996        1997
                                                                              ----------  ----------  -----------

                                                                                                      (UNAUDITED)
                                                     ASSETS
-----------------------------------------------------------------------------------------------------------------

CURRENT ASSETS:
  Cash......................................................................  $   52,405  $   87,336   $  71,376
  Accounts receivable, less allowance for bad debts
    of $11,139 in 1995, $6,723 in 1996......................................      16,709      15,688       7,415
  Prepaid expenses and other current assets.................................      --          19,644      40,731
                                                                              ----------  ----------  -----------
        Total current assets................................................      69,114     122,668     119,522
                                                                              ----------  ----------  -----------
PROPERTY AND EQUIPMENT, net.................................................     186,031     179,241     186,031
                                                                              ----------  ----------  -----------

OTHER NONCURRENT ASSETS, net................................................      44,457      44,457      46,139
                                                                              ----------  ----------  -----------
                                                                              $  299,602  $  346,366   $ 351,692
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY
-----------------------------------------------------------------------------------------------------------------

CURRENT LIABILITIES:
  Current portion of long-term debt.........................................  $  197,315  $   23,714   $ 169,737
  Accounts payable and accrued expenses.....................................      17,346      --          10,819
                                                                              ----------  ----------  -----------
        Total current liabilities...........................................     214,661      23,714     180,556
                                                                              ----------  ----------  -----------
LONG-TERM DEBT, net of current portion......................................      --         157,800      --
                                                                              ----------  ----------  -----------
        Total liabilities...................................................     214,661     181,514     180,556
                                                                              ----------  ----------  -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common Stock, $1.00 par value; 100 shares authorized,
    100 shares issued and outstanding respectively                                   100         100         100
  Retained earnings.........................................................      84,841     164,752     171,036
                                                                              ----------  ----------  -----------
        Total stockholder's equity..........................................      84,941     164,852     171,136
                                                                              ----------  ----------  -----------
                                                                              $  299,602  $  346,366   $ 351,692
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------


                       See notes to financial statements.

                              AMWELL HEALTH CENTER

                            STATEMENTS OF OPERATIONS

                                                                                                     SIX MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,              JUNE 30,
                                                              ----------------------------------  ----------------------
                                                                 1994        1995        1996        1996        1997
                                                              ----------  ----------  ----------  ----------  ----------

                                                                                                       (UNAUDITED)
REVENUE:
  Medical services revenue..................................  $  670,842  $  752,129  $  651,987  $  328,525  $  337,125
  Other revenue.............................................      10,085      11,219         377      --              30
                                                              ----------  ----------  ----------  ----------  ----------
      Total revenue.........................................     680,927     763,348     652,364     328,525     337,155
                                                              ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages........................................     308,345     419,219     332,142     188,747     193,542
  Medical supplies and expenses.............................      49,687     131,101      72,581      15,518      15,021
  General and administrative expenses.......................     244,468     189,946     146,341     104,692     104,815
  Bad debt expense..........................................       6,336       4,803      --          --          --
  Depreciation and amortization.............................      10,393       7,844       7,843       3,462       8,465
  Interest expense..........................................       7,625       4,994      13,546      10,314       9,028
                                                              ----------  ----------  ----------  ----------  ----------
      Total costs and expenses..............................     626,854     757,907     572,453     322,733     330,871
                                                              ----------  ----------  ----------  ----------  ----------
      Net income............................................  $   54,073  $    5,441  $   79,911  $    5,792  $    6,284
                                                              ----------  ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                              AMWELL HEALTH CENTER

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                               COMMON STOCK
                                                                         ------------------------   RETAINED
                                                                           SHARES       AMOUNT      EARNINGS     TOTAL
                                                                         -----------  -----------  ----------  ----------
Balance, December 31, 1993.............................................         100    $     100   $   25,327  $   25,427
  Net income...........................................................      --           --           54,073      54,073
                                                                                ---        -----   ----------  ----------
Balance, December 31, 1994.............................................         100          100       79,400      79,500
  Net income...........................................................      --           --            5,441       5,441
                                                                                ---        -----   ----------  ----------
Balance, December 31, 1995.............................................         100          100       84,841      84,941
  Net income...........................................................      --           --           79,911      79,911
                                                                                ---        -----   ----------  ----------
Balance, December 31, 1996.............................................         100          100      164,752     164,852
  Net income (unaudited)...............................................      --           --            6,284       6,284
                                                                                ---        -----   ----------  ----------
Balance, June 30, 1997 (unaudited).....................................         100    $     100   $  171,036  $  171,136
                                                                                ---        -----   ----------  ----------
                                                                                ---        -----   ----------  ----------

                       See notes to financial statements.

                              AMWELL HEALTH CENTER

                            STATEMENTS OF CASH FLOWS

                                                                                               SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,               JUNE 30,
                                                       -----------------------------------  ----------------------
                                                          1994        1995         1996        1996        1997
                                                       ----------  -----------  ----------  ----------  ----------

                                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................  $   54,073  $     5,441  $   79,911  $    5,792  $    6,284
                                                       ----------  -----------  ----------  ----------  ----------
  Adjustments to reconcile net income to net cash
    provided by operating activities -
      Depreciation and amortization..................      10,393        7,844       7,843       3,462       8,465
      Changes in assets and liabilities -
        (Increase) decrease in -
          Accounts receivable, net...................      (2,111)      (1,924)      1,021      16,709       8,273
          Prepaid expenses and other current
            assets...................................      --           35,800     (19,644)     --         (21,087)
        Increase (decrease) in -
          Accounts payable and accrued expenses......     (19,223)      13,522     (17,346)     10,922      10,819
                                                       ----------  -----------  ----------  ----------  ----------
                                                          (10,941)      55,242     (28,126)     31,093       6,470
                                                       ----------  -----------  ----------  ----------  ----------
  Net cash provided by operating activities..........      43,132       60,683      51,785      36,885      12,754
                                                       ----------  -----------  ----------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.................     (13,319)    (190,949)     (1,053)    (13,824)    (15,255)
  Increase in other noncurrent assets................     (20,000)     (24,457)     --          (7,186)     (1,682)
                                                       ----------  -----------  ----------  ----------  ----------
      Net cash (used in) provided by investing
        activities...................................     (33,319)    (215,406)     (1,053)    (21,010)    (16,937)
                                                       ----------  -----------  ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayment of) long-term debt........      --          197,315     (15,801)     (5,253)    (11,777)
                                                       ----------  -----------  ----------  ----------  ----------
      Net cash provided by (used in) financing
        activities...................................      --          197,315     (15,801)     (5,253)    (11,777)
                                                       ----------  -----------  ----------  ----------  ----------

NET INCREASE (DECREASE) IN CASH......................       9,813       42,592      34,931      10,622     (15,960)
CASH, beginning of period............................      --            9,813      52,405      52,405      87,336
                                                       ----------  -----------  ----------  ----------  ----------
CASH, end of period..................................  $    9,813  $    52,405  $   87,336  $   63,027  $   71,376
                                                       ----------  -----------  ----------  ----------  ----------
                                                       ----------  -----------  ----------  ----------  ----------

SUPPLEMENTAL CASH FLOW DISCLOSURE
  Interest paid......................................  $    7,625  $     4,994  $   13,546  $    6,773  $    9,028
                                                       ----------  -----------  ----------  ----------  ----------
                                                       ----------  -----------  ----------  ----------  ----------

                       See notes to financial statements.

                              AMWELL HEALTH CENTER

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION


    Amwell Health Center (the "Company") is a New Jersey professional corporation providing general medical services in the state of New Jersey and was incorporated on January 24, 1994.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of the Company are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES


    Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical services revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payments rates.


C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of trade account receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. INCOME TAXES

    The Company has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. Provisions for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

                              AMWELL HEALTH CENTER

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
G. CASH AND CASH EQUIVALENTS

    The Company includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

H. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statements of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

I. LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company is obligated to recognize an impairment loss on its long-lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to the Company's long-lived assets.

3. COMMITMENTS AND CONTINGENCIES

    The Company is insured with respect to medical malpractice risks. In the normal course of business the Company has been named in lawsuits. In the opinion of the management of the Company the ultimate liability, if any, of the Company with respect to any such lawsuit will not exceed the insurance coverages carried by the Company and will not materially impact the operating results or results of financial condition of the Company.

    The Company has entered into a binding agreement with Integrated Physician Systems, Inc. (IPS), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Company. The acquisition by IPS will coincide with the consummation of its IPO.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                            ESTIMATED         DECEMBER 31,
                                                          USEFUL LIVES   ----------------------
                                                             (YEARS)        1995        1996
                                                          -------------  ----------  ----------
Leasehold improvements..................................      5-10       $   41,109  $   41,109
Medical and computer equipment..........................       5-7          125,723     126,777
Furniture and fixtures..................................      7-10           25,310      25,310
Automobiles.............................................       3-5           46,666      46,666
                                                             ------      ----------  ----------
  Total.................................................                    238,808     239,862
Less: Accumulated depreciation..........................                    (52,777)    (60,621)
                                                                         ----------  ----------
  Net...................................................                 $  186,031  $  179,241
                                                                         ----------  ----------
                                                                         ----------  ----------

                              AMWELL HEALTH CENTER

5. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1995         1996
                                                                       -----------  ----------
Term loans payable to banks, due through 2001, bearing interest at
  9.25%, payable monthly.............................................  $   --       $  170,372
Unsecured non-interest bearing line of credit with a hospital........      177,690      --
Other debt...........................................................       19,625      11,142
                                                                       -----------  ----------
  Total long-term debt...............................................      197,315     181,514
Less: current portion................................................     (197,315)    (23,714)
                                                                       -----------  ----------
  Long-term debt, excluding current portion..........................  $   --       $  157,800
                                                                       -----------  ----------
                                                                       -----------  ----------

    As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

1997..............................................................  $  23,714
1998..............................................................     13,786
1999..............................................................     15,118
2000..............................................................     16,576
2001..............................................................    112,320
                                                                    ---------
Total.............................................................  $ 181,514
                                                                    ---------
                                                                    ---------

6. EMPLOYEE BENEFIT PLANS

    The Company has a qualified defined contribution profit sharing plan (the "Plan") and pays all general and administrative expenses of the Plan. The Company made contributions related to the Plan totaling $0, $40,146 and $0 in 1994, 1995 and 1996, respectively.

    The Company does not typically provide employees any post retirement benefits other than the Plan described above and, accordingly, the impact of SFAS No. 106 "Employer's Accounting for Postretirement Benefits other than Pensions" had no material effect on the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of

Kenneth G. Stern, M.D., PA

    We have audited the accompanying balance sheets of Kenneth G. Stern, M.D., PA as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Kenneth G. Stern, M.D.., PA as of December 31, 1995 and 1996, and the results of its operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                           KENNETH G. STERN, M.D., PA

                                 BALANCE SHEETS


                                                                                     DECEMBER 31,
                                                                                 --------------------   JUNE 30,
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
                                    ASSETS
CURRENT ASSETS:
  Cash.........................................................................  $  --      $  --       $  46,926
  Accounts receivable, less allowance for bad debts of $8,119 in 1995, $8,436
    in 1996 and $8,450 in 1997.................................................     46,009     47,802      45,345
  Prepaid expenses and other current assets....................................      2,401      7,600      --
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     48,410     55,402      92,271

PROPERTY AND EQUIPMENT, net....................................................     47,498     39,568      34,736
                                                                                 ---------  ---------  -----------
                                                                                 $  95,908  $  94,970   $ 127,007
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------
                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses........................................  $  28,823  $  47,953   $  42,702
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................     28,823     47,953      42,702
                                                                                 ---------  ---------  -----------
STOCKHOLDER'S EQUITY:
  Common stock, no par value; 100 shares authorized, 100 shares
    issued and outstanding, respectively.......................................      5,000      5,000       5,000
  Additional paid in capital...................................................     --         13,173      13,173
  Retained earnings............................................................     62,085     28,844      66,132
                                                                                 ---------  ---------  -----------
TOTAL STOCKHOLDER'S EQUITY.....................................................     67,085     47,017      84,305
                                                                                 ---------  ---------  -----------
                                                                                 $  95,908  $  94,970   $ 127,007
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------


                       See notes to financial statements.

                           KENNETH G. STERN, M.D., PA

                            STATEMENTS OF OPERATIONS

                                                                                              SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,              JUNE 30,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                (UNAUDITED)
REVENUE:
  Medical services revenue...........................  $  524,148  $  606,186  $  608,627  $  273,986  $  258,490
  Other revenue......................................      10,561      13,487      11,869       5,650       6,048
                                                       ----------  ----------  ----------  ----------  ----------
      Total revenue..................................     534,709     619,673     620,496     279,636     264,538
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages.................................     274,678     361,061     474,190     119,295     125,855
  Medical supplies and expenses......................      44,552      39,343      24,299      11,337      11,462
  General and administrative expenses................     110,070     134,236     142,844      94,584      81,921
  Bad debt expense...................................       7,769         350         317      --             250
  Depreciation and amortization......................      20,945      12,413      12,087       3,408       2,362
                                                       ----------  ----------  ----------  ----------  ----------
      Total costs and expenses.......................     458,014     547,403     653,737     228,624     221,849
                                                       ----------  ----------  ----------  ----------  ----------
      Net income (loss)..............................  $   76,695  $   72,270  $  (33,241) $   51,012  $   42,689
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                           KENNETH G. STERN, M.D., PA

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                         COMMON STOCK        ADDITIONAL
                                                     --------------------     PAID-IN       RETAINED
                                                      SHARES     AMOUNT       CAPITAL       EARNINGS       TOTAL
                                                     ---------  ---------  --------------  -----------  -----------
Balance, December 31, 1993.........................     --      $   5,000    $   --        $   239,948  $   244,948
  Net income.......................................     --         --            --             76,695       76,695
  Dividends........................................     --         --            --           (236,380)    (236,380)
                                                     ---------  ---------       -------    -----------  -----------
Balance, December 31, 1994.........................     --          5,000        --             80,263       85,263
  Net income.......................................     --         --            --             72,270       72,270
  Dividends........................................     --         --            --            (90,448)     (90,448)
                                                     ---------  ---------       -------    -----------  -----------
Balance, December 31, 1995.........................     --          5,000        --             62,085       67,085
  Net income.......................................     --         --            --            (33,241)     (33,241)
  Capital contributions............................     --         --            13,173        --            13,173
                                                     ---------  ---------       -------    -----------  -----------
Balance, December 31, 1996.........................     --          5,000        13,173         28,844       47,017
  Net income.......................................     --         --            --             42,689       42,689
  Dividends........................................     --         --            --             (5,401)      (5,401)
                                                     ---------  ---------       -------    -----------  -----------
Balance, June 30, 1997(unaudited)..................     --      $   5,000    $   13,173    $    66,132  $    84,305
                                                     ---------  ---------       -------    -----------  -----------
                                                     ---------  ---------       -------    -----------  -----------

                       See notes to financial statements.

                           KENNETH G. STERN, M.D., PA

                            STATEMENTS OF CASH FLOWS

                                                                                                    SIX MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,             JUNE 30,
                                                              ----------------------------------  --------------------
                                                                 1994        1995        1996       1996       1997
                                                              ----------  ----------  ----------  ---------  ---------

                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   76,695  $   72,270  $  (33,241) $  51,012  $  42,689
                                                              ----------  ----------  ----------  ---------  ---------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization.........................      20,945      12,413      12,087      3,408      2,362
      Changes in assets and liabilities -
        (Increase) decrease in -
          Accounts receivable, net..........................      (5,843)     (1,985)     (1,793)    (2,306)     2,457
          Prepaid expenses and other current assets.........       3,093      (2,401)     (5,199)     2,401      7,600
        Increase (decrease) in -
          Accounts payable and accrued expenses.............     (39,804)     22,791      19,130     (4,668)    (5,251)
                                                              ----------  ----------  ----------  ---------  ---------
                                                                 (21,609)     30,818      24,225     (1,165)     7,168
                                                              ----------  ----------  ----------  ---------  ---------
  Net cash provided by (used in) operating activities.......      55,086     103,088      (9,016)    49,847     49,857
                                                              ----------  ----------  ----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (37,542)    (18,279)     (4,157)    --          2,470
                                                              ----------  ----------  ----------  ---------  ---------
      Net cash provided by (used in) investing activities...     (37,542)    (18,279)     (4,157)    --          2,470
                                                              ----------  ----------  ----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid............................................    (236,380)    (90,448)     --        (38,387)    (5,401)
  Increase in additional paid in capital....................      --          --          13,173     --         --
                                                              ----------  ----------  ----------  ---------  ---------
      Net cash provided by (used in) financing activities...    (236,380)    (90,448)     13,173    (38,387)    (5,401)
                                                              ----------  ----------  ----------  ---------  ---------
NET INCREASE (DECREASE) IN CASH.............................    (218,836)     (5,639)     --         11,460     46,926
CASH, beginning of period...................................     224,475       5,639      --         --         --
                                                              ----------  ----------  ----------  ---------  ---------
CASH, end of period.........................................       5,639  $   --      $   --      $  11,460  $  46,926
                                                              ----------  ----------  ----------  ---------  ---------
                                                              ----------  ----------  ----------  ---------  ---------

                       See notes to financial statements.

                           KENNETH G. STERN, M.D., PA

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Kenneth G. Stern, M.D., PA (the "Company") is a New Jersey professional corporation which provides medical services in the state of New Jersey. The Company was incorporated on March 22, 1974.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of the Company are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES


    Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical services revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payments rates.


C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. INCOME TAXES

    The Company has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. Provisions

                           KENNETH G. STERN, M.D., PA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

F. CASH AND CASH EQUIVALENTS

    The Company includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

G. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

H. ACCOUNTING FOR LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be disposed of", the Company is obligated to recognize an impairment loss on long-lived assets whenever the sum of the expected future cash flows from their use is less than their carrying amount. Based on the Company's review as of December 31, 1996, no impairment of long-lived assets was evident.

3. COMMITMENTS AND CONTINGENCIES

    The Company is insured with respect to medical malpractice risks. In the normal course of business the Company has been named in lawsuits. In the opinion of management the ultimate liability, if any, of the with respect to any such lawsuit will not exceed insurance coverage and will not materially impact the operating results or results of financial condition of the Company.

    The Company. has entered into a binding agreement with Integrated Physicians Systems, Inc. (IPS), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Company. The acquisition by IPS will coincide with the consummation of its IPO.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                             ESTIMATED          DECEMBER 31,
                                                           USEFUL LIVES    ----------------------
                                                              (YEARS)         1995        1996
                                                          ---------------  ----------  ----------
Leasehold improvements..................................       5-39        $   25,892  $   28,892
Medical and computer equipment..........................        5-7            43,288      44,445
Furniture and fixtures..................................        5-7             9,830       9,830
Automobiles.............................................         5             34,523      34,523
                                                                           ----------  ----------
  Total.................................................                      113,533     117,690
Less: Accumulated depreciation..........................                      (66,035)    (78,122)
                                                                           ----------  ----------
  Net...................................................                   $   47,498  $   39,568
                                                                           ----------  ----------
                                                                           ----------  ----------

                           KENNETH G. STERN, M.D., PA

5. LEASE OBLIGATIONS


    The Company leases office space under noncancelable lease agreements, which expire at various dates. At December 31, 1996 minimum annual rental commitments under noncancelable leases with terms in excess of one year are as follows:

                                                                                      OPERATING
                                                                                       LEASES
                                                                                     -----------
1997...............................................................................   $  19,250
1998...............................................................................      16,215
1999...............................................................................      16,215
                                                                                     -----------
Total future minimum lease payments................................................   $  51,680
                                                                                     -----------
                                                                                     -----------

    Rent expense relating to operating leases amounted to $13,200, $16,200 and $19,250 for the years ended December 31, 1994, 1995 and 1996, respectively.

6. EMPLOYEE BENEFIT PLANS

    The Company has a qualified defined contribution pension plan (the "Plan"). The Company pays all general and administrative expenses of the Plan and made contributions related to the Plan totaling $44,221, $38,334 and $42,169 in 1994, 1995 and 1996, respectively.

    The Company does not typically provide employees any post retirement benefits other than the Plan described above and, accordingly, the impact of SFAS No. 106 " Employer's Accounting for Postretirement Benefits other than Pensions" had no material effect.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Alexander Kudryk, M.D.

    We have audited the accompanying balance sheets of Alexander Kudryk, M.D. as of December 31, 1995 and 1996, and the related statements of operations, proprietor's capital and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alexander Kudryk, M.D. as of December 31, 1995 and 1996, and the results of its operations, proprietor's capital and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                             ALEXANDER KUDRYK, M.D.

                                 BALANCE SHEETS

                                                                                     DECEMBER 31,
                                                                                 --------------------   JUNE 30,
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
                                    ASSETS
CURRENT ASSETS:
  Cash.........................................................................  $  --      $  --       $  12,440
  Accounts receivable, less allowance for bad debts of $19,409 in 1995, $16,359
    in 1996 and $16,359, in 1997...............................................     56,295     48,333       5,000
  Prepaid expenses and other current assets....................................      5,000      5,000       5,000
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     61,295     53,333      22,440
                                                                                 ---------  ---------  -----------
PROPERTY AND EQUIPMENT, net....................................................      8,766      6,215      10,895
                                                                                 ---------  ---------  -----------
                                                                                 $  70,061  $  59,548   $  33,335
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------
                     LIABILITIES AND PROPRIETOR'S CAPITAL

CURRENT LIABILITIES:
  Accounts payable.............................................................  $   1,163  $   2,117   $  --
  Current portion of capital lease.............................................     --          1,352       1,352
  Current portion of long-term debt............................................     29,783     --           2,400
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................     30,946      3,469       3,752
LONG-TERM DEBT, net of current portion.........................................      6,582      5,231       9,600
                                                                                 ---------  ---------  -----------
LONG-TERM OBLIGATION UNDER CAPITAL LEASE,
  net of current portion.......................................................     --         --           4,499
                                                                                 ---------  ---------  -----------
      Total liabilities........................................................     37,528      8,700      17,851
COMMITMENTS AND CONTINGENCIES
PROPRIETOR'S CAPITAL...........................................................     32,533     50,848      15,484
                                                                                 ---------  ---------  -----------
                                                                                 $  70,061  $  59,548   $  33,335
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                       See notes to financial statements.

                             ALEXANDER KUDRYK, M.D.

                            STATEMENTS OF OPERATIONS

                                                                                              SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,              JUNE 30,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                (UNAUDITED)
REVENUE:
  Medical services revenue...........................  $  353,031  $  484,095  $  485,271  $  222,993  $  229,598
  Other revenue......................................         121         138         125      36,000      30,000
                                                       ----------  ----------  ----------  ----------  ----------
      Total revenue..................................     353,152     484,233     485,396     258,993     259,598
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages.................................      78,583      83,758      91,364      46,465      64,810
  Medical supplies and expenses......................      30,464      26,415      21,258      11,880      12,147
  General and administrative expenses................     135,274     201,570     172,639      72,356      68,468
  Bad debt expense...................................      15,297       4,112      --          --           2,235
  Payroll tax interest and penalties.................      --          --          --           3,837       4,482
  Depreciation and amortization......................      11,240      15,891       2,551         277       1,212
  Interest expense...................................       9,421       6,658       1,749       1,315         380
                                                       ----------  ----------  ----------  ----------  ----------
      Total costs and expenses.......................     280,279     338,404     289,561     136,130     149,252
                                                       ----------  ----------  ----------  ----------  ----------
      Net income.....................................  $   72,873  $  145,829  $  195,835  $  122,863  $  110,346
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                             ALEXANDER KUDRYK, M.D.

                       STATEMENTS OF PROPRIETOR'S CAPITAL

BALANCE, December 31, 1993.......................................................  $ (32,566)
Net income.......................................................................     72,873
Drawings.........................................................................    (56,456)
                                                                                   ---------
BALANCE, December 31, 1994.......................................................    (16,149)
Net income.......................................................................    145,829
Drawings.........................................................................    (97,147)
                                                                                   ---------
BALANCE, December 31, 1995.......................................................     32,533
Net income.......................................................................    195,835
Drawings.........................................................................   (177,520)
                                                                                   ---------
BALANCE, December 31, 1996.......................................................     50,848
Net income.......................................................................    110,346
Drawings (Unaudited).............................................................   (145,710)
                                                                                   ---------
BALANCE, June 30, 1997 (unaudited)...............................................  $  15,484
                                                                                   ---------
                                                                                   ---------

                       See notes to financial statements.

                             ALEXANDER KUDRYK, M.D.

                            STATEMENTS OF CASH FLOWS

                                                                                             SIX MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                JUNE 30,
                                                    -----------------------------------  ------------------------
                                                       1994        1995        1996         1996         1997
                                                    ----------  ----------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................  $   72,873  $  145,829  $   195,835  $   122,863  $   110,346
                                                    ----------  ----------  -----------  -----------  -----------
  Adjustments to reconcile net income to net cash
    provided by operating activities -
      Depreciation and amortization...............      11,240      15,891        2,551          277        1,212
      Changes in assets and liabilities -
        (Increase) decrease in -
          Accounts receivable, net................         817      (5,406)       7,962       51,295       43,333
          Accounts payable........................      --           1,163          954        6,827       (2,117)
                                                    ----------  ----------  -----------  -----------  -----------
                                                        12,057      11,648       11,467       58,399       42,428
                                                    ----------  ----------  -----------  -----------  -----------
  Net cash provided by operating activities.......      84,930     157,477      207,302      181,262      152,774
                                                    ----------  ----------  -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..............      --         (17,976)     --           --            (5,892)
                                                    ----------  ----------  -----------  -----------  -----------
      Net cash provided by (used in) investing
        activities................................      --         (17,976)     --           --            (5,892)
                                                    ----------  ----------  -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayment of) short-term notes
    payable.......................................       5,971      (5,971)       1,352        1,352      --
  Drawings by owner...............................     (56,456)    (97,147)    (177,520)    (146,690)    (145,710)
  Proceeds from (repayment of) obligations under
    capital leases................................      --          --          --             5,926        4,499
  Proceeds from (repayment of) debt...............     (35,061)    (38,287)     (31,134)     (36,365)       6,769
                                                    ----------  ----------  -----------  -----------  -----------
      Net cash used in financing activities.......     (85,546)   (141,405)    (207,302)    (175,777)    (134,442)
                                                    ----------  ----------  -----------  -----------  -----------

NET INCREASE (DECREASE) IN CASH...................        (616)     (1,904)     --             5,485       12,440
CASH, beginning of period.........................       2,520       1,904      --           --           --
                                                    ----------  ----------  -----------  -----------  -----------
CASH, end of period...............................  $    1,904  $   --      $   --       $     5,485  $    12,440
                                                    ----------  ----------  -----------  -----------  -----------
                                                    ----------  ----------  -----------  -----------  -----------

SUPPLEMENTAL CASH FLOW DISCLOSURE
      Interest paid...............................  $    9,421  $    6,658  $     1,749  $     1,315  $       380
                                                    ----------  ----------  -----------  -----------  -----------
                                                    ----------  ----------  -----------  -----------  -----------

                       See notes to financial statements.

                             ALEXANDER KUDRYK, M.D.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Alexander Kudryk, M.D. (the "Proprietorship" or "Practice") was organized as a sole propietorship, and provides medical services in the state of New Jersey.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of Alexander Kudryk, M.D., are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES


    Medical service revenues are accounted for in the period the services are provided. Revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Proprietorship's medical service revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Proprietorship participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payment rates.


C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Proprietorship to concentrations of credit risk consist principally of trade accounts receivable. The Proprietorship establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. INCOME TAXES

    Income from the Practice is combined with the income and expenses of the proprietor from other sources and reported in the proprietor's individual federal and state tax returns. The Proprietorship is not

                             ALEXANDER KUDRYK, M.D.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) a tax paying entity for purposes of federal and state income taxes, and thus no taxes have been recorded in the statements.

G. CASH AND CASH EQUIVALENTS

    The Practice includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

H. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

I. LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of" the Practice is obligated to recognize an impairment loss on their long lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. Based on the Practice's review as of December 31, 1996, no impairment of long-lived assets was evident.

3. COMMITMENTS AND CONTINGENCIES

    The Practice, is insured with respect to medical malpractice risks. In the normal course of business the Practice has been named in lawsuits. In the opinion of management the ultimate liability, if any, with respect to any such lawsuit will not exceed the insurance coverages carried, and will not materially impact the operating results or results of financial condition of the Practice.

    The Practice, has entered into binding agreements with Integrated Physicians Systems, Inc. (IPS), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Practice. The acquisition by IPS will coincide with the consummation of its IPO.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                           ESTIMATED           DECEMBER 31,
                                                         USEFUL LIVES    ------------------------
                                                            (YEARS)         1995         1996
                                                        ---------------  -----------  -----------
Medical and office equipment..........................        5-7        $   107,181  $   107,181
Equipment under capital leases........................        5-7              5,477        5,477
Furniture and fixtures................................       7-10              9,125        9,125
                                                                         -----------  -----------
  Total...............................................                       121,783      121,783
Less: Accumulated depreciation........................                      (113,017)    (115,568)
                                                                         -----------  -----------
  Net.................................................                   $     8,766  $     6,215
                                                                         -----------  -----------
                                                                         -----------  -----------

                             ALEXANDER KUDRYK, M.D.

5. LONG-TERM OBLIGATIONS AND COMMITMENTS

A. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                              DECEMBER 31,
                                                                          ---------------------
                                                                             1995       1996
                                                                          ----------  ---------
Interest bearing term loan secured by accounts receivable payable to
  bank, and due in 1996.................................................  $   29,783  $  --
Term loan payable to bank, due through 2000, bearing interest at 11.9%,
  payable monthly.......................................................       6,582      6,582
                                                                          ----------  ---------
      Total long term debt..............................................      36,365      6,582
Less: current portion...................................................     (29,783)    (1,352)
                                                                          ----------  ---------
      Long-term debt, excluding current portion.........................  $    6,582  $   5,230
                                                                          ----------  ---------
                                                                          ----------  ---------

    As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debts (excluding capital lease obligations) are as follows:

1997................................................................  $   1,352
1998................................................................      1,522
1999................................................................      1,713
2000................................................................      1,995
                                                                      ---------
  Total.............................................................  $   6,582
                                                                      ---------
                                                                      ---------


B. LEASE OBLIGATIONS


    The Practice leases office space under a noncancelable lease agreement. At December 31, 1996, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                                                                                      OPERATING
                                                                                       LEASES
                                                                                     -----------
1997...............................................................................   $  25,400
1998...............................................................................      25,400
1999...............................................................................      25,400
                                                                                     -----------
  Total future minimum lease payments..............................................   $  76,200
                                                                                     -----------
                                                                                     -----------

    Rent expense related to operating leases amounted to $26,085, $27,829 and $22,272 for the years ended December 31, 1994, 1995, 1996, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors and the Stockholder of

Bound Brook Pediatric Association, PA.

    We have audited the accompanying balance sheets of Bound Brook Pediatric Association, PA., as of December 31, 1995 and 1996, and the related statements of operations, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bound Brook Pediatric Association, PA., as of December 31, 1995 and 1996, and the results of its operations, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                    BOUND BROOK PEDIATRIC ASSOCIATION, P.A.


                                 BALANCE SHEETS


                                                                                   DECEMBER 31,
                                                                              ----------------------   JUNE 30,
                                                                                 1995        1996        1997
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)

                                                     ASSETS
-----------------------------------------------------------------------------------------------------------------

CURRENT ASSETS:
  Cash and cash equivalents.................................................  $   55,810  $   51,216   $  39,491
  Accounts receivable, less allowance for bad debts of $5,200 in 1995,
    $4,800 in 1996, and $0 in 1997..........................................      20,800      19,200      11,341
  Prepaid expenses and other current assets.................................       2,850       2,850       2,850
                                                                              ----------  ----------  -----------
      Total current assets..................................................      79,460      73,266      53,682
                                                                              ----------  ----------  -----------
PROPERTY AND EQUIPMENT, net.................................................      32,841      31,004      41,740
                                                                              ----------  ----------  -----------
                                                                              $  112,301  $  104,270   $  95,422
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY
-----------------------------------------------------------------------------------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................................  $   28,571  $   34,704   $  38,646
                                                                              ----------  ----------  -----------
STOCKHOLDER'S EQUITY:
  Common stock, no par value; 100 shares authorized, 100 shares issued and
    outstanding, respectively...............................................      10,000      10,000      10,000
  Retained earnings.........................................................      73,730      59,566      46,776
                                                                              ----------  ----------  -----------
STOCKHOLDER'S EQUITY........................................................      83,730      69,566      56,776
                                                                              ----------  ----------  -----------
                                                                              $  112,301  $  104,270   $  95,422
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------


                       See notes to financial statements.

                    BOUND BROOK PEDIATRIC ASSOCIATION, P.A.


                            STATEMENTS OF OPERATIONS

                                                                                              SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,              JUNE 30,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                (UNAUDITED)
REVENUE:
  Medical services revenue...........................  $  329,994  $  305,384  $  311,742  $  159,924  $  156,020
  Other revenue......................................       1,752       1,925       1,340         666         515
                                                       ----------  ----------  ----------  ----------  ----------
      Total revenue..................................     331,746     307,309     313,082     160,590     156,535
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages.................................     207,202     213,251     217,530     140,160     123,698
  Medical supplies and expenses......................      29,384      28,597      24,421       7,908       8,017
  General and administrative expenses................      82,278      87,160      83,458      35,664      37,050
  Bad debt expense...................................       5,700      --          --          --          --
  Depreciation and amortization......................         532       1,321       1,837       1,100         560
                                                       ----------  ----------  ----------  ----------  ----------
      Total costs and expenses.......................     325,096     330,329     327,246     184,832     169,325
                                                       ----------  ----------  ----------  ----------  ----------
      Net income (loss)..............................  $    6,650  $  (23,020) $  (14,164) $  (24,242) $  (12,790)
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                    BOUND BROOK PEDIATRIC ASSOCIATION, P.A.


                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                           COMMON STOCK
                                                                       --------------------   RETAINED
                                                                        SHARES     AMOUNT     EARNINGS     TOTAL
                                                                       ---------  ---------  ----------  ----------
Balance, December 31, 1993...........................................     --      $  10,000  $   90,100  $  100,100
  Net income.........................................................     --         --           6,650       6,650
                                                                       ---------  ---------  ----------  ----------
Balance, December 31, 1994...........................................     --         10,000      96,750     106,750
  Net loss...........................................................     --         --         (23,020)    (23,020)
                                                                       ---------  ---------  ----------  ----------
Balance, December 31, 1995...........................................     --         10,000      73,730      83,730
  Net loss...........................................................     --         --         (14,164)    (14,164)
                                                                       ---------  ---------  ----------  ----------
Balance, December 31, 1996...........................................     --         10,000      59,566      69,566
  Net loss...........................................................     --         --         (12,790)    (12,790)
                                                                       ---------  ---------  ----------  ----------
Balance, June 30, 1997(unaudited)....................................     --      $  10,000  $   46,776  $   56,776
                                                                       ---------  ---------  ----------  ----------
                                                                       ---------  ---------  ----------  ----------

                       See notes to financial statements.

                    BOUND BROOK PEDIATRIC ASSOCIATION, P.A.


                            STATEMENTS OF CASH FLOWS

                                                                                                       SIX MONTHS ENDED
                                                                     YEARS ENDED DECEMBER 31,              JUNE 30,
                                                                ----------------------------------  ----------------------
                                                                   1994        1995        1996        1996        1997
                                                                ----------  ----------  ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................................  $    6,650  $  (23,020) $  (14,164) $  (24,242) $  (12,790)
                                                                ----------  ----------  ----------  ----------  ----------
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation and amortization...........................         532       1,321       1,837       1,100         560
      Changes in assets and liabilities -
        (Increase) decrease in -
          Accounts receivable, net............................       1,984       2,000       1,600      20,800      19,200
          Prepaid expenses and other current assets...........       1,259      --          --             500      --
        Increase (decrease) in -
          Accounts payable and accrued expenses...............       2,180        (940)      6,133         959       3,942
                                                                ----------  ----------  ----------  ----------  ----------
                                                                     5,955       2,381       9,570      23,359      23,702
                                                                ----------  ----------  ----------  ----------  ----------
    Net cash provided by (used in) operating activities.......      12,605     (20,639)     (4,594)       (883)     10,912
                                                                ----------  ----------  ----------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..........................      --          (6,396)     --          (1,100)    (11,296)
                                                                ----------  ----------  ----------  ----------  ----------
    Net cash used in investing activities.....................      --          (6,396)     --          (1,100)    (11,296)
                                                                ----------  ----------  ----------  ----------  ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..........      12,605     (27,035)     (4,594)     (1,983)       (384)
CASH AND CASH EQUIVALENTS, beginning of period................      70,240      82,845      55,810      55,810      51,216
                                                                ----------  ----------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, end of period......................  $   82,845  $   55,810  $   51,216  $   53,827  $   50,832
                                                                ----------  ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------  ----------

                       See notes to financial statements.

                    BOUND BROOK PEDIATRIC ASSOCIATION, P.A.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION


    Bound Brook Pediatric Association, P.A. (The "Company") is a New Jersey professional corporation providing medical services in New Jersey. The Company was incorporated on September 1, 1970.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The combined financial statements of the Company are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

C. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company is obligated to recognize an impairment loss on their long lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to any of the Company's long-lived assets.

F. REVENUE RECOGNITION


    Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical services revenue is derived from Medicare, Medicaid and other governmental programs. Medicare,


    Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payments rates.

                    BOUND BROOK PEDIATRIC ASSOCIATION, P.A.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
G. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

H. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

I. INCOME TAXES

    The Company has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. Provision for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                              ESTIMATED          DECEMBER 31,
                                                            USEFUL LIVES    ----------------------
                                                               (YEARS)         1995        1996
                                                           ---------------  ----------  ----------
Leasehold improvements...................................       5-10        $   27,583  $   27,583
Medical and computer equipment...........................        5-7             3,007       3,007
Furniture and fixtures...................................       7-10            27,107      27,107
Automobiles..............................................        3-5            39,252      39,252
                                                                            ----------  ----------
  Total..................................................                       96,949      96,949
Less: Accumulated depreciation...........................                      (64,107)    (65,945)
                                                                            ----------  ----------
  Net....................................................                   $   32,841  $   31,004
                                                                            ----------  ----------
                                                                            ----------  ----------

4. COMMITMENTS AND CONTINGENCIES

    The Company is insured with respect to medical malpractice risks. In the normal course of business the Company has been named in lawsuits. In the opinion of the management of the Company the ultimate liability, if any, of the Company with respect to any such lawsuit will not exceed the insurance coverages carried by the Company and will not materially impact the operating results or results of financial condition of the Company.

    The Company has entered into a binding agreement with Integrated Physician Systems (IPS), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Company. The acquisition by IPS will coincide with the consummation of its IPO.

                    BOUND BROOK PEDIATRIC ASSOCIATION, P.A.

5. EMPLOYEE BENEFIT PLANS

    The Company maintains a non-contributory money purchase pension plan (the"Plan") and pays all general and administrative expenses of the Plan. The Company made contributions related to the Plan totaling $36,546, $33,918 and $33,758 in 1994, 1995 and 1996, respectively.

    The Company does not typically provide employees any post retirement benefits other than the Plan described above and, accordingly, the impact of SFAS No. 106 "Employer's Accounting for Postretirement Benefits other than Pensions" had no material effect on the Company.

6. RELATED PARTY TRANSACTION

    Rent expense of $2,000 monthly is paid to the sole stockholder by the corporation for the use of the office. The annual rent paid to him for each of the years ended December 31, 1994, 1995 and 1996 was $24,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Audrey Hinds-McDonald, M.D.


    We have audited the accompanying balance sheets of Audrey Hinds-McDonald, M.D. as of December 31, 1995 and 1996, and the related statements of operations, proprietor's capital and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Audrey Hinds-McDonald, M.D. as of December 31, 1995 and 1996, and the results of its operations, proprietor's capital and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                          AUDRY HINDS--MCDONALD, M.D.


                            (A SOLE PROPRIETERSHIP)

                                 BALANCE SHEETS


                                                                                     DECEMBER 31,
                                                                                 --------------------   JUNE 30,
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................  $   5,000  $   3,500   $   3,250
  Accounts receivable, less allowance for bad debts of $10,750 in 1995, $13,200
    in 1996 and $13,200 in 1997................................................     14,250     17,550      18,345
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     19,250     21,050      21,595
                                                                                 ---------  ---------  -----------
                                                                                 $  19,250  $  21,050   $  21,595
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------
                     LIABILITIES AND PROPRIETOR'S CAPITAL

CURRENT LIABILITIES:
  Short-term notes payable.....................................................  $   5,000  $   5,540   $   6,350
COMMITMENTS AND CONTINGENCIES
PROPRIETOR'S CAPITAL...........................................................     14,250     15,510      15,245
                                                                                 ---------  ---------  -----------
                                                                                 $  19,250  $  21,050   $  21,595
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------


                       See notes to financial statements.

                          AUDRY HINDS--MCDONALD, M.D.


                            (A SOLE PROPRIETERSHIP)

                            STATEMENTS OF OPERATIONS

                                                                                              SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,              JUNE 30,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                (UNAUDITED)
REVENUE:
  Medical services revenue...........................  $  191,666  $  182,668  $  273,573  $  132,300  $  127,000
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages.................................      24,200      25,399      47,081      24,052      27,000
  Medical supplies and expenses......................      10,954      10,954       9,968       5,105       6,302
  General and administrative expenses................      74,443      82,430      91,911      46,523      48,489
  Bad debt expense...................................       8,600       2,150       2,450       1,225       1,345
                                                       ----------  ----------  ----------  ----------  ----------
      Total costs and expenses.......................     118,197     120,933     151,410      76,905      83,136
                                                       ----------  ----------  ----------  ----------  ----------
      Net income.....................................  $   73,469  $   61,735  $  122,163  $   55,395  $   43,864
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                          AUDREY HINDS--MCDONALD, M.D.

                       STATEMENTS OF PROPRIETOR'S CAPITAL

BALANCE, December 31, 1993........................................................  $  --
Net income........................................................................     73,469
Drawings..........................................................................    (62,069)
                                                                                    ---------
BALANCE, December 31, 1994........................................................     11,400
Net income........................................................................     61,735
Drawings..........................................................................    (58,885)
                                                                                    ---------
BALANCE, December 31, 1995........................................................     14,250
Net income........................................................................    122,163
Drawings..........................................................................   (120,903)
                                                                                    ---------
BALANCE, December 31, 1996........................................................     15,510
Net income........................................................................     43,864
Drawings..........................................................................    (44,129)
                                                                                    ---------
BALANCE, June 30, 1997 (unaudited)................................................  $  15,245
                                                                                    ---------
                                                                                    ---------

                       See notes to financial statements.

                             AUDRY HINDS--MCDONALD
                            (A SOLE PROPRIETERSHIP)

                            STATEMENTS OF CASH FLOWS


                                                                                                     SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,               JUNE 30,
                                                             -----------------------------------  ----------------------
                                                                1994        1995        1996         1996        1997
                                                             ----------  ----------  -----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $   73,469  $   61,735  $   122,163  $   55,395  $   43,864
                                                             ----------  ----------  -----------  ----------  ----------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization........................      --          --          --           --          --
      Changes in assets and liabilities -
        (Increase) decrease in -
          Accounts receivable, net.........................     (11,400)     (2,850)      (3,300)     (5,090)       (795)
                                                             ----------  ----------  -----------  ----------  ----------
                                                                (11,400)     (2,850)      (3,300)     (5,090)       (795)
                                                             ----------  ----------  -----------  ----------  ----------
  Net cash provided by operating activities................      62,069      58,885      118,863      50,305      43,069
  Net cash provided by (used in) operating activities......      --          --           (2,040)     (4,450)     (1,060)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proprietor's Drawings....................................     (62,008)    (59,885)    (120,903)    (54,755)    (44,129)
  Proceeds from (repayments of) short-term notes payable...       5,000      --              540         950         810
                                                             ----------  ----------  -----------  ----------  ----------
      Net cash provided by (used in) financing
        activities.........................................     (57,068)    (58,885)    (120,363)    (53,805)    (43,319)
                                                             ----------  ----------  -----------  ----------  ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......       5,000      --           (1,500)     (3,500)       (250)
CASH, beginning of period..................................      --           5,000        5,000       5,000       3,500
                                                             ----------  ----------  -----------  ----------  ----------
CASH, end of period........................................  $    5,000  $    5,000  $     3,500  $    1,500  $    3,250
                                                             ----------  ----------  -----------  ----------  ----------
                                                             ----------  ----------  -----------  ----------  ----------


                       See notes to financial statements.

                          AUDREY HINDS-MCDONALD, M.D.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Audrey Hinds-McDonald, M.D., (the "Proprietorship" or "Practice") is organized as a sole proprietorship operating in the state of New Jersey.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of the Practice are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES


    Medical service revenues are accounted for in the period the services are provided. Revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical service revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fees schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payment rates.


C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Proprietorship to concentrations of credit risk consist principally of trade accounts receivable. The Proprietorship establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires the owner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. CASH AND CASH EQUIVALENTS

    The Practice includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

F. LONG-LIVED ASSETS

    Under the requirements of Statement of Financial Accounting Standard ("SFAS") No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Practice is obligated to

                          AUDREY HINDS-MCDONALD, M.D.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) recognize an impairment loss on their long lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of December 31, 1996, no impairment exists with respect to any of the Practice's long-lived assets.

G. FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

H. INCOME TAXES

    Income from the Practice is combined with the income and expenses of the proprietor from other sources and reported in the proprietor's individual federal and state tax returns. The proprietorship is not a tax paying entity for purposes of federal and state income taxes, and thus no income taxes have been recorded in the statements.

3. COMMITMENTS AND CONTINGENCIES

    Dr. Audrey Hinds-McDonald has entered into binding agreements with Integrated Physicians Systems, Inc. (IPS), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Practice. The acquisition by IPS will coincide with the consummation of its IPO.


4. SHORT-TERM AND LONG-TERM OBLIGATIONS


A. SHORT-TERM NOTES PAYABLE

    Short-term notes payable consists of the following:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1996
                                                                             ---------  ---------
Unsecured line of credit with a bank bearing interest at prime +1%.........  $   5,000  $   5,540
                                                                             ---------  ---------
                                                                             ---------  ---------

                          AUDREY HINDS-MCDONALD, M.D.

4. SHORT-TERM AND LONG-TERM OBLIGATIONS (CONTINUED)


B. LEASE OBLIGATIONS


    Dr. Audrey Hinds-McDonald leases office space under noncancellable lease agreements. At December 31, 1996, minimum annual rental commitments under noncancellable operating leases with terms in excess of one year are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
1997..............................................................................  $   20,046
1998..............................................................................      20,046
1999..............................................................................      20,046
2000..............................................................................      20,046
2001..............................................................................      20,046
                                                                                    ----------
  Total future minimum lease payments.............................................  $  100,230
                                                                                    ----------
                                                                                    ----------

    Rent expense related to operating leases amounted to $28,938 $27,238 and $24,108 for the years ended December 31, 1994, 1995 and 1996, respectively.

5. EMPLOYEE BENEFIT PLANS

    The Practice maintains a defined contribution Keough profit sharing plan covering all employees that meet age and length of service requirements. Contributions on behalf of employees was $7,000, $7,000 and $8,208 for the years ended December 31, 1994, 1995 and 1996. Contributions on behalf of the proprietor, Audrey Hinds-McDonald have not been charged to operations for years ended December 31, 1994, 1995 and 1996.

    The Practice does not typically provide employees any post retirement benefits other than the plan described above and, accordingly, the impact of SFAS No. 106 "Employer's Accounting for Postretirement Benefits Other than Pensions" had no material effect on the Practice.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

John E. Durst, M.D.

    We have audited the accompanying balance sheets of John E. Durst, M.D. as of December 31, 1995 and 1996, and the related statements of operations, proprietor's capital and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John E Durst, M.D. as of December 31, 1995 and 1996, and the results of its operations, proprietor's capital and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                              JOHN E. DURST, M.D.

                                 BALANCE SHEETS


                                                                                     DECEMBER 31,
                                                                                 --------------------   JUNE 30,
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
                                    ASSETS

CURRENT ASSETS:
  Cash.........................................................................  $  15,782  $     684   $  52,356
  Accounts receivable, less allowance for bad debts of $2,725 in 1995, $1,708
    in 1996 and $0 in 1997.....................................................     17,775     11,880      12,500
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     33,557     12,564      64,856
                                                                                 ---------  ---------  -----------
PROPERTY AND EQUIPMENT, net....................................................      8,180      5,889       7,213
                                                                                 ---------  ---------  -----------
                                                                                 $  41,737  $  18,453   $  72,069
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------
                     LIABILITIES AND PROPRIETOR'S CAPITAL

COMMITMENTS AND CONTINGENCIES

PROPRIETOR'S CAPITAL...........................................................  $  41,737  $  18,453   $  72,069
                                                                                 ---------  ---------  -----------
                                                                                 $  41,737  $  18,453   $  72,069
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------


                       See notes to financial statements.

                              JOHN E. DURST, M.D.

                            STATEMENTS OF OPERATIONS

                                                                                              SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,              JUNE 30,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                (UNAUDITED)
REVENUE:
  Medical services revenue...........................  $  266,245  $  277,484  $  208,078  $  106,986  $  104,712
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Salaries and wages.................................      58,002      56,928      47,067      23,534      23,958
  Medical supplies and expenses......................       5,815       6,222       7,250       3,626       3,138
  General and administrative expenses................      97,441     108,779      92,744      23,543      43,534
  Bad debt expense...................................       2,217         508          --          --          --
  Depreciation and amortization......................       7,410       3,554       2,040       1,020         924
  Interest expense...................................       1,941       1,716       1,403         702         542
                                                       ----------  ----------  ----------  ----------  ----------
      Total costs and expenses.......................     172,826     177,707     150,504      52,425      72,096
                                                       ----------  ----------  ----------  ----------  ----------
      Net income.....................................  $   93,419  $   99,777  $   57,574  $   54,561  $   32,616
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------


                       See notes to financial statements.

                              JOHN E. DURST, M.D.

                       STATEMENTS OF PROPRIETOR'S CAPITAL

BALANCE, December 31, 1993.......................................................  $  46,678
  Net income.....................................................................     93,419
  Drawings.......................................................................   (109,362)
                                                                                   ---------
BALANCE, December 31, 1994.......................................................     30,735
  Net income.....................................................................     99,777
  Drawings.......................................................................    (88,775)
                                                                                   ---------
BALANCE, December 31, 1995.......................................................     41,737
  Net income.....................................................................     57,574
  Drawings.......................................................................    (80,858)
                                                                                   ---------
BALANCE, December 31, 1996.......................................................     18,453
  Net income (unaudited).........................................................     32,616
  Capital contributions..........................................................     21,000
                                                                                   ---------
BALANCE, June 30, 1997 (unaudited)...............................................  $  72,069
                                                                                   ---------
                                                                                   ---------

                       See notes to financial statements.

                              JOHN E. DURST, M.D.

                            STATEMENTS OF CASH FLOWS

                                                                                                    SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,              JUNE 30,
                                                             -----------------------------------  ---------------------
                                                                1994         1995        1996        1996       1997
                                                             -----------  ----------  ----------  ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $    93,419  $   99,777  $   57,574  $   54,561  $  32,616
                                                             -----------  ----------  ----------  ----------  ---------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization........................        7,410       3,554       2,040       1,020        924
      Changes in assets and liabilities -
        (Increase) decrease in -
          Accounts receivable, net.........................          906      (2,948)      5,895       7,055       (620)
        Increase (decrease) in -
          Accounts payable and accrued expenses............       32,748      (1,803)     --          --         --
                                                             -----------  ----------  ----------  ----------  ---------
                                                                  41,064      (1,197)      7,935       8,075        304
                                                             -----------  ----------  ----------  ----------  ---------
  Net cash provided by operating activities................      134,483      98,580      65,509      62,636     32,920
                                                             -----------  ----------  ----------  ----------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.......................      (23,277)      4,133         251        (977)    (2,248)
                                                             -----------  ----------  ----------  ----------  ---------
      Net cash (used in) provided by investing
        activities.........................................      (23,277)      4,133         251        (977)    (2,248)
                                                             -----------  ----------  ----------  ----------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions....................................      --           --          --          --         21,000
  Drawings.................................................     (109,362)    (88,775)    (80,858)    (30,767)    --
                                                             -----------  ----------  ----------  ----------  ---------
      Net cash (used in) provided by financing
        activities.........................................     (109,362)    (88,775)    (80,858)    (30,767)    21,000
                                                             -----------  ----------  ----------  ----------  ---------

NET INCREASE (DECREASE) IN CASH............................        1,844      13,938     (15,098)     30,892     51,672
CASH, beginning of period..................................      --            1,844      15,782      15,782        684
                                                             -----------  ----------  ----------  ----------  ---------
CASH, end of period........................................        1,844  $   15,782  $      684  $   46,674  $  52,356
                                                             -----------  ----------  ----------  ----------  ---------
                                                             -----------  ----------  ----------  ----------  ---------

SUPPLEMENTAL CASH FLOW DISCLOSURE
Interest paid..............................................  $     1,941  $    1,716  $    1,403  $      351  $     271
                                                             -----------  ----------  ----------  ----------  ---------
                                                             -----------  ----------  ----------  ----------  ---------

                       See notes to financial statements.

                              JOHN E. DURST, M.D.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    John E. Durst M.D. is a physician with a medical practice (the "Proprietors or "Practice") operating in the state of New Jersey. The Practice is organized as a sole proprietorship.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of the Practice. are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES


    Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are recorded in the period the related services are provided as a reduction of revenue. Any adjustment to those amounts are recorded in the period in which the revised amount is determined. A portion of the Company's medical services revenue is derived from Medicare, Medicaid and other governmental programs. Medicare, Medicaid, and other governmental programs reimburse physicians based on fee schedules which are determined by the specific governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated fee-for-service or capitated payments rates.


C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Practice to concentrations of credit risk consist principally of trade accounts receivable. The Practice establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. INCOME TAXES

    Income from the Practice is combined with the income and expenses of the proprietor from other sources and reported in the proprietor's individual federal and state tax returns. The proprietorship is not a tax paying entity for purposes of federal and state income taxes, and thus no income taxes have been

                              JOHN E. DURST, M.D.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) recorded in the statements. The proprietor customarily makes estimated tax payments toward his income tax liability from the Practice's bank account.

G. CASH AND CASH EQUIVALENTS

    The Practice includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

H. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of December 31, 1996.

I. ACCOUNTING FOR LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be disposed of", the Practice is obligated to recognize an impairment loss on their long-lived assets whenever the sum of the expected future cash flows from their use is less than their carrying amount. Based on the Company's review as of December 31, 1996, no impairment of long-lived assets was evident.

3. COMMITMENTS AND CONTINGENCIES

    The Practice is insured with respect to medical malpractice risks. In the normal course of business the Practice has been named in lawsuits. In the opinion of the management of the Practice the ultimate liability, if any, of The Practice with respect to any such lawsuit will not exceed the insurance coverages carried by the Practice and will not materially impact the operating results or results of financial condition of the Practice.

    The Proprietor has entered into a binding agreement with Integrated Physicians Systems (IPS), the terms of which provide that IPS will acquire substantially all of the assets, goodwill, and intangibles of the Practice. The acquisition by IPS will coincide with the consummation of its IPO.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                             ESTIMATED         DECEMBER 31,
                                                           USEFUL LIVES   ----------------------
                                                              (YEARS)        1995        1996
                                                           -------------  ----------  ----------
Leasehold improvements...................................      5-39       $    9,159  $    9,159
Medical and computer equipment...........................       5-7           11,420      11,420
Automobiles..............................................        5            17,680      17,680
                                                                          ----------  ----------
  Total..................................................                     38,259      38,259
Less: Accumulated depreciation...........................                    (30,079)    (32,370)
                                                                          ----------  ----------
  Net....................................................                 $    8,180  $    5,889
                                                                          ----------  ----------
                                                                          ----------  ----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of

Professional Medical Images, Ltd.

    We have audited the accompanying balance sheets of Professional Medical Images, Ltd. as of February 29, 1996 and February 28, 1997, and the related statements of operations, changes in stockholder's deficit and cash flows for each of the three years in the period ended February 28, 1997. These financial statements are the responsibility of Professional Medical Images' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Medical Images, Ltd. as of February 29, 1996 and February 28, 1997, and the results of its operations, stockholder's deficit and cash flows for each of the three years in the period ended February 28, 1997 in conformity with generally accepted accounting principles.


                                          Feldman Radin & Co., P. C.

                                          Certified Public Accountants

New York, New York

May 9, 1997

                       PROFESSIONAL MEDICAL IMAGES, LTD.

                                 BALANCE SHEETS

                                                                                        FEBRUARY 29,  FEBRUARY 28,
                                                                                            1996          1997
                                                                                        ------------  ------------

                                        ASSETS
CURRENT ASSETS:
  Cash................................................................................   $   12,192    $    2,873
  Prepaid expenses and other current assets...........................................       18,482           450
                                                                                        ------------  ------------
      Total current assets............................................................       30,674         3,323

PROPERTY AND EQUIPMENT, net...........................................................        9,678         6,190
                                                                                        ------------  ------------
                                                                                         $   40,352    $    9,513
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                        LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:
  Bank Credit Line....................................................................   $   23,500    $   23,622
  Accounts payable and accrued expenses...............................................       22,709        22,772
                                                                                        ------------  ------------
      Total current liabilities.......................................................       46,209        46,394
                                                                                        ------------  ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT:
  Common Stock, no par value; 200 shares authorized
    and 200 shares issued and outstanding, respectively...............................          200           200
  Accumulated deficit.................................................................       (6,057)      (37,081)
                                                                                        ------------  ------------
TOTAL STOCKHOLDER'S DEFICIT...........................................................       (5,857)      (36,881)
                                                                                        ------------  ------------
                                                                                         $   40,352    $    9,513
                                                                                        ------------  ------------
                                                                                        ------------  ------------


                       See notes to financial statements.

                       PROFESSIONAL MEDICAL IMAGES, LTD.

                            STATEMENTS OF OPERATIONS


                                                                                        YEARS ENDED
                                                                          ----------------------------------------
                                                                          FEBRUARY 28,  FEBRUARY 29,  FEBRUARY 28,
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
REVENUE:
  Management fees.......................................................   $  236,165    $  197,020    $  186,684
  Other revenue.........................................................       --             2,420         1,013
                                                                          ------------  ------------  ------------
      Total revenue.....................................................      236,165       199,440       187,697
                                                                          ------------  ------------  ------------
COSTS AND EXPENSES:
  Salaries and wages....................................................       97,520       131,515       132,878
  General and administrative expenses...................................      142,126        72,472        81,322
  Depreciation and amortization.........................................        5,976         4,865         3,488
  Interest expense......................................................       --             1,288         1,033
                                                                          ------------  ------------  ------------
      Total costs and expenses..........................................      245,622       210,140       218,721
                                                                          ------------  ------------  ------------
      Net loss..........................................................   $   (9,457)   $  (10,700)   $  (31,024)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------


                       See notes to financial statements.

                       PROFESSIONAL MEDICAL IMAGES, LTD.

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                                                         COMMON STOCK            RETAINED
                                                                   ------------------------      EARNINGS
                                                                     SHARES       AMOUNT        (DEFICIT)        TOTAL
                                                                   -----------  -----------  ----------------  ----------
Balance, February 28, 1994.......................................      --        $     200      $   14,100     $   14,300
  Net loss.......................................................      --           --              (9,457)        (9,457)
                                                                          ---        -----        --------     ----------
Balance, February 28, 1995.......................................      --              200           4,643          4,843
  Net loss.......................................................      --           --             (10,700)       (10,700)
                                                                          ---        -----        --------     ----------
Balance, February 29, 1996.......................................      --              200          (6,057)        (5,857)
  Net loss.......................................................      --           --             (31,024)       (31,024)
                                                                          ---        -----        --------     ----------
Balance, February 28, 1997.......................................      --              200         (37,081)       (36,881)
                                                                          ---        -----        --------     ----------
                                                                          ---        -----        --------     ----------

                       See notes to financial statements.

                       PROFESSIONAL MEDICAL IMAGES, LTD.

                            STATEMENTS OF CASH FLOWS


                                                                                        YEARS ENDED
                                                                          ----------------------------------------
                                                                          FEBRUARY 28,  FEBRUARY 29,  FEBRUARY 28,
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..............................................................   $   (9,457)   $  (10,700)   $  (31,024)
                                                                          ------------  ------------  ------------
  Adjustments to reconcile net loss to net cash provided by (used in)
    operating activities -
      Depreciation and amortization.....................................        5,976         4,865         3,488
      Changes in assets and liabilities -
        (Increase) decrease in -
          Prepaid expenses and other current assets.....................        5,049       (16,978)       18,032
        Increase (decrease) in -
          Accounts payable and accrued expenses.........................        3,313        14,801            63
                                                                          ------------  ------------  ------------
                                                                               14,338         2,688        21,583
                                                                          ------------  ------------  ------------
      Net cash provided by (used in) operating activities...............        4,881        (8,012)       (9,441)
                                                                          ------------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment....................................       --              (600)       --
                                                                          ------------  ------------  ------------
    Net cash used in investing activities...............................       --              (600)       --
                                                                          ------------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayment of) bank credit line.........................        3,179         9,879           122
                                                                          ------------  ------------  ------------
      Net cash provided by (used in) financing activities...............        3,179         9,879           122
                                                                          ------------  ------------  ------------

NET INCREASE (DECREASE) IN CASH.........................................        8,060         1,267        (9,319)
CASH, beginning of period...............................................        2,865        10,925        12,192
                                                                          ------------  ------------  ------------
CASH, end of period.....................................................   $   10,925    $   12,192    $    2,873
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

SUPPLEMENTAL CASH FLOW DISCLOSURE
  Interest paid.........................................................   $   --        $    1,288    $    1,033
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------


                       See notes to financial statements.

                       PROFESSIONAL MEDICAL IMAGES, LTD.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Professional Medical Images, Ltd. (the "Company") is a New Jersey professional corporation which is engaged in the development and management of independent practice associations ("IPA's") and is currently providing IPA management to 225 physicians in the State of New Jersey. The Company was incorporated on March 26, 1990.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. METHOD OF ACCOUNTING

    The financial statements of the Company are presented on the accrual basis of accounting. Accordingly, revenues are recorded when earned, rather than when received and expenses are recorded when incurred, rather than when paid.

B. REVENUES

    Management fee revenues are accounted for in the period the services are provided. The revenues are reported at the estimated net realizable amounts from clients for services rendered. Fees are predoninantly determined under negotiated fixed fee arrangements.

C. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of trade account receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information.

D. PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

E. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. INCOME TAXES

    The Company has historically not incurred significant tax liabilities for federal or state income taxes. Because of this, provisions for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

                       PROFESSIONAL MEDICAL IMAGES, LTD.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
G. CASH AND CASH EQUIVALENTS

    The Company includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

H. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of February 28, 1997.

I. ACCOUNTING FOR LONG-LIVED ASSETS

    Under the requirements of SFAS No. 121 "Accounting for Long-Lived Assets and for Long-Lived-Assets to be Disposed of", the Company is obligated to recognize an impairment loss on their long lived assets whenever the sum of the expected future cash flows resulting from their use is less than their carrying amount. As of February 28, 1997, no impairment exists with respect to any of the Company's long-lived assets.

3. SUBSEQUENT EVENT

    On April 1, 1997 the Company was acquired by Integrated Physicians Services, Inc. ("IPS") in a transaction accounted for as a purchase. The purchase price paid by IPS included $2,000 and the assumption of net liabilities of the Company in the amount of $37,000.

5. SHORT TERM OBLIGATIONS


                                                                    FEBRUARY 29,  FEBRUARY 28,
                                                                        1996          1997
                                                                    ------------  ------------
The Company maintains a credit line with a bank at 5% per annum
  secured by stockholder..........................................   $   23,500    $   23,622
                                                                    ------------  ------------
                                                                    ------------  ------------


5. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                         ESTIMATED
                                                       USEFUL LIFES   FEBRUARY 29,  FEBRUARY 28,
                                                          (YEARS)         1996          1997
                                                       -------------  ------------  ------------
Medical and computer equipment.......................       5-7        $   19,690    $   19,690
Furniture and fixtures...............................      7-10            10,791        10,791
                                                                      ------------  ------------
  Total..............................................                      30,481        30,481
Less: Accumulated depreciation.......................                     (20,803)      (24,291)
                                                                      ------------  ------------
  Net................................................                  $    9,678    $    6,190
                                                                      ------------  ------------
                                                                      ------------  ------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO UNDERWRITER, DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.

                            ------------------------

                               TABLE OF CONTENTS


                                                      PAGE
                                                      -----
Prospectus Summary...............................           3
Risk Factors.....................................           9
Use of Proceeds..................................          19
Dilution.........................................          20
Capitalization...................................          21
Dividend Policy..................................          22
Selected Financial Data..........................          23
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.....................................          25
Business.........................................          28
Management.......................................          43
Principal Stockholders...........................          48
Certain Transactions.............................          49
Description of Debentures........................          50
Description of Securities........................          61
Certain United States Federal
  Income Tax Considerations......................          64
Shares Eligible for Future Sale..................          67
Underwriting.....................................          68
Legal Matters....................................          70
Experts..........................................          70
Additional Information...........................          70
Financial Statements.............................         F-1


                            ------------------------

UNTIL      , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                     [LOGO]
                                   INTEGRATED
                               PHYSICIAN SYSTEMS,
                                      INC.



                           $25,000,000 [6 1/2% TO 8%]
                            CONVERTIBLE SUBORDINATED
                              DEBENTURES DUE 2004
                        2,000,000 SHARES OF COMMON STOCK
                          2,000,000 CLASS A REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS


                             ---------------------

                                   PROSPECTUS

                             ---------------------


                             NOLAN SECURITIES CORP.
                            SOUTHWALL CAPITAL CORP.
                             DIRKS & COMPANY, INC.


                                           , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby (items marked with an asterisk (*) represent estimated expenses);


SEC Registration Fee...........................................  $23,273.93
NASD Filing Fees...............................................    8,657.00
AMEX Filing Fees...............................................   25,000.00
Legal Fees and Expenses........................................  175,000.00*
Blue Sky Fees (including counsel fees).........................   35,000.00*
Accounting Fees and Expenses...................................  350,000.00*
Transfer Agent and Registrar Fees..............................    5,000.00*
Printing and Engraving Expenses................................   80,000.00*
Miscellaneous..................................................   23,069.07*
                                                                 ----------
      Total....................................................  $725,000.00
                                                                 ----------
                                                                 ----------


ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. The Company's Certificate of Incorporation includes the following language:

        "The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of Subsection
    (b) of Section 102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented."

    Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. Article VII, Section 7 of the By-laws of the Company provides as follows:

        "The corporation shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware."

    Article 11 of the Certificate of Incorporation of the Company, as amended, permits indemnification of, and advancement of expenses to, among others, officers and directors of the Corporation. Such Article provides as follows:

        "(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in paragraph (c) of this Article 11 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        "(b) The right to indemnification conferred in paragraph (a) of this
    Article 11 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article 11 or otherwise.

        "(c) The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article 11 shall be contract rights. If a claim under paragraph (a) or (b) of this Article 11 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 11 or otherwise, shall be on the Corporation.

        "(d) The rights to indemnification and to the advancement of expenses conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        "(e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

        "(f) The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

        "(g) Any repeal or modification of the foregoing provisions of this
    Article 11 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below in chronological order is information regarding the numbers of shares of Common Stock sold by the Company and the principal amount of debt instruments issued by the Company since April 25, 1995, the consideration received by the Company for such shares, options and debt instruments and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

    On April 27, 1995, the Company issued 1,000 shares of Common Stock to Wellness Concepts, Inc. ("Wellness"), the founding stockholder of the Company at a price of $.01 per share.

    On April 24, 1996, the Company completed a 3,000-for-one stock split and Wellness surrendered all of its Common Stock to the Company. On April 25, 1996, the Company issued to certain stockholders, including certain directors and officers of the Company, a total of 3,000,000 shares of Common Stock at a price of $.01 per share.


    Between December 1996 and July 1997, the Company consummated the private placement of 8.7 Units, each Unit consisting of $50,000 principal amount of Series A 10% Senior Notes and 6,667 shares of Common Stock. Pursuant thereto, the Company issued an aggregate principal amount of $435,000 of Senior Notes and 58,000 shares of Common Stock. The Units were offered to, and purchased by, accredited investors pursuant to section 4(2) of the Securities Act and the rules promulgated thereunder.


    Each purchaser of the securities described above has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

ITEM 16. EXHIBITS

    (a) The following exhibits are filed herewith:


  EXHIBIT NO.
-----------------

          1.1      Form of Underwriting Agreement
          3.1      Certificate of Incorporation, as amended
          3.2      Bylaws, as amended+
          4.1      Form of Representatives' Warrant Agreement
          4.2      Specimen Common Stock Certificate*
          4.3      Form of Indenture+
          4.4      Form of Warrant Agreement by and between the Company and Continental Stock
                   Transfer & Trust Company, including form of Warrant
          5.1      Opinion of Brock Fensterstock Silverstein McAuliffe & Wade LLC*
         10.1      Employment Agreements with Scott Pollock, Dennis B. Liotta, M.D., and Peter R.
                   Heisen, M.D., as amended
         10.2      1996 Stock Option Plan+
         10.3      Form of Asset Purchase Agreement with Affiliated Practices+
         10.4      Form of Employment Agreement with affiliated physicians+
         10.5      Form of Practice Management Services Agreement
         10.6      Form of Goodwill Purchase Agreements*
         23.1      Consent of Feldman Radin & Co., P.C.
         23.2      Consent of Brock Fensterstock Silverstein McAuliffe & Wade LLC (contained in the
                   Opinion filed as Exhibit 5.1).*
         23.3      Consent of Kalogredis Tsoules and Sweeney Ltd.
         24.1      Power of Attorney+
         25.1      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939
         27.1      Financial Data Schedule



    (b) Financial statement schedules:



        Report of Independent Certified Public Accountants



        Schedule II - Valuation and Qualifying Accounts


------------------------

* To be filed by amendment.


+ Previously filed.


ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

           (iii) To include any additional or changed material information on the plan of distribution;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The Registrant hereby undertakes that it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

    (d) The Registrant hereby undertakes that it will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Boards of Directors and Stockholders and proprietors of:

INTEGRATED PHYSICIAN SYSTEMS, INC.
RELIANCE HEALTHCARE GROUP
MEDICAL BILLING AND MANAGEMENT SERVICES, INC. AND SUBSIDIARY
BRANCHBURG EYE PHYSICIANS, P.A.
FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D.
FLEMINGTON MEDICAL GROUP, P.A.
HUNTERDON OPTHAMOLOGY, P.A.
AMWELL HEALTH CENTER
KENNETH G. STERN, M.D., PA
ALEXANDER KUDRYK, M.D.
BOUND BROOK PEDIATRIC ASSOCIATION
AUDREY HINDS-MCDONALD
JOHN E. DURST, M.D.
PROFESSIONAL MEDICAL IMAGES

We have audited in accordance with generally accepted auditing standards the financial statements of the above companies included in this Registration Statement and have issued our reports thereon, all dated May 9, 1997. Our audits were made for the purpose of forming opinions on the basic financial statements taken as a whole. The schedules listed in the Exhibit index are the responsibility of the Companies' management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. Our responsibility is to express an opinion based on our audit. These Schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as whole.

                                          /s/ Feldman Radin & Co., P.C.
                                          Certified Public Accountants


New York, NY
May 9, 1997

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS



                                                   BALANCE AT
                                                   JANUARY 1,    AMOUNTS CHARGED                   BALANCE AT
                                                      1996         TO EXPENSES     DEDUCTIONS   DECEMBER 31, 1996
                                                 --------------  ----------------  -----------  -----------------
INTEGRATED PHYSICIAN SYSTEMS, INC.

  Accumulated depreciation and amortization....    $    1,000       $    2,000      $  --          $     3,000

RELIANCE HEALTHCARE GROUP

  Allowance for doubtful accounts..............       250,000           30,000         --              280,000
  Allowance for contractual adjustments........     5,661,976           58,713         --            5,720,689
  Accumulated depreciation and amortization....       707,797          179,499         --              887,296

MEDICAL BILLING AND MANAGEMENT SERVICES, INC.
  AND SUBSIDIARY

  Allowance for doubtful accounts..............        --                6,497         --                6,497
  Accumulated depreciation and amortization....        96,696           39,960         26,796          109,860

BRANCHBURG EYE PHYSICIANS, P.A.

  Allowance for doubtful accounts..............        52,416           11,145         --               63,561
  Accumulated depreciation and amortization....       205,769           41,477         29,967          217,279

FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D.

  Allowance for doubtful accounts..............       155,774           12,779         --              168,553

FLEMINGTON MEDICAL GROUP, P.A.

  Allowance for doubtful accounts..............         4,500           --                449            4,051
  Accumulated depreciation and amortization....       103,145            6,851         --              109,996

HUNTERDON OPTHALMOLOGISTS, P.A.

  Allowance for doubtful accounts..............        12,000            5,088         --               17,088
  Accumulated depreciation and amortization....        20,610            1,244         --               21,854

JOEL FUHRMAN M.D., P.C. D/B/A
  AMWELL HEALTH CENTER

  Allowance for doubtful accounts..............        11,139           --              4,416            6,723
  Accumulated depreciation and amortization....        52,777            7,843         --               60,620

KENNETH G. STERN, M.D., P.A.

  Allowance for doubtful accounts..............         8,119              317         --                8,436
  Accumulated depreciation and amortization....        66,035           12,087         --               78,122

ALEXANDER KUDRYK, M.D.

  Allowance for doubtful accounts..............        19,409           --              3,050           16,359
  Accumulated depreciation and amortization....       113,017            2,551         --              115,568

BOUND BROOK PEDIATRIC ASSOCIATION, P.A.

  Allowance for doubtful accounts..............         5,200           --                400            4,800
  Accumulated depreciation and amortization....        64,108            1,837         --               65,945

AUDREY HINDS-MCDONALD, M.D.

  Allowance for doubtful accounts..............        10,750            2,450         --               13,200

JOHN E. DURST, M.D.

  Allowance for doubtful accounts..............         2,725           --              1,017            1,708
  Accumulated depreciation and amortization....        30,079            2,291         --               32,370

PROFESSIONAL MEDICAL IMAGES, LTD.

  Accumulated depreciation and amortization....        20,803            3,488         --               24,291

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS



                                                   BALANCE AT
                                                   JANUARY 1,    AMOUNTS CHARGED                     BALANCE AT
                                                      1995         TO EXPENSES      DEDUCTIONS    DECEMBER 31, 1995
                                                 --------------  ----------------  -------------  -----------------
INTEGRATED PHYSICIAN SYSTEMS, INC.
  Accumulated depreciation and amortization....   $    --          $      1,000      $  --           $     1,000
RELIANCE HEALTHCARE GROUP
  Allowance for doubtful accounts..............        220,000           30,000         --               250,000
  Allowance for contractual adjustments........      4,492,024        1,169,952         --             5,661,976
  Accumulated depreciation and amortization....        501,987          205,810         --               707,797
MEDICAL BILLING AND MANAGEMENT
  SERVICES, INC. AND SUBSIDIARY
  Allowance for doubtful accounts..............        --               --              --               --
  Accumulated depreciation and amortization....         53,633           43,063         --                96,696
BRANCHBURG EYE PHYSICIANS, P.A.
  Allowance for doubtful accounts..............         61,571                           9,155            52,416
  Accumulated depreciation and amortization....        161,095           44,674         --               205,769
FELIX SALERNO, M.D. AND
  RICHARD WEEDER, M.D.
  Allowance for doubtful accounts..............        130,774           25,000         --               155,774
FLEMINGTON MEDICAL GROUP, P.A.
  Allowance for doubtful accounts..............          4,500          --              --                 4,500
  Accumulated depreciation and amortization....         80,491           22,654         --               103,145
HUNTERDON OPTHALMOLOGISTS, P.A.
  Allowance for doubtful accounts..............          8,295            3,705         --                12,000
  Accumulated depreciation and amortization....         19,366            1,244         --                20,610
JOEL FUHRMAN M.D., P.C. D/B/A
  AMWELL HEALTH CENTER
  Allowance for doubtful accounts..............          6,336            4,803         --                11,139
  Accumulated depreciation and amortization....         44,933            7,844         --                52,777
KENNETH G. STERN, M.D., P.A.
  Allowance for doubtful accounts..............          7,769              350         --                 8,119
  Accumulated depreciation and amortization....         53,622           12,413         --                66,035
ALEXANDER KUDRYK, M.D.
  Allowance for doubtful accounts..............         15,297            4,112         --                19,409
  Accumulated depreciation and amortization....         97,126           15,891         --               113,017
BOUND BROOK PEDIATRIC ASSOCIATION, P.A.
  Allowance for doubtful accounts..............          5,700          --                 500             5,200
  Accumulated depreciation and amortization....         62,787            1,321         --                64,108
AUDREY HINDS-MCDONALD, M.D.
  Allowance for doubtful accounts..............          8,600            2,150         --                10,750
JOHN E. DURST, M.D.
  Allowance for doubtful accounts..............          2,217              508         --                 2,725
  Accumulated depreciation and amortization....         26,525            3,554         --                30,079
PROFESSIONAL MEDICAL IMAGES, LTD.
  Accumulated depreciation and amortization....         15,938            4,865         --                20,803

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS



                                                   BALANCE AT
                                                   JANUARY 1,    AMOUNTS CHARGED                   BALANCE AT
                                                      1994         TO EXPENSES     DEDUCTIONS   DECEMBER 31, 1994
                                                 --------------  ----------------  -----------  -----------------
RELIANCE HEALTHCARE GROUP
  Allowance for doubtful accounts..............   $    200,000     $     20,000     $  --         $     220,000
  Allowance for contractual adjustments........      3,355,322        1,136,702        --             4,492,024
  Accumulated depreciation and amortization....        360,996          140,991        --               501,987
MEDICAL BILLING AND MANAGEMENT SERVICES, INC.
  AND SUBSIDIARY
  Allowance for doubtful accounts..............        --               --             --              --
  Accumulated depreciation and amortization....         36,167           17,466        --                53,633
BRANCHBURG EYE PHYSICIANS, P.A.
  Allowance for doubtful accounts..............        --                61,571        --                61,571
  Accumulated depreciation and amortization....        157,691            3,404        --               161,095
FELIX SALERNO, M.D. AND RICHARD WEEDER, M.D.
  Allowance for doubtful accounts..............        --               130,774        --               130,774
FLEMINGTON MEDICAL GROUP, P.A.
  Allowance for doubtful accounts..............        --                 4,500        --                 4,500
  Accumulated depreciation and amortization....         68,974           11,517        --                80,491
HUNTERDON OPTHAMOLOGY, P.A.
  Allowance for doubtful accounts..............        --                 8,295        --                 8,295
  Accumulated depreciation and amortization....         18,122            1,244        --                19,366
AMWELL HEALTH CENTER
  Allowance for doubtful accounts..............        --                 6,336        --                 6,336
  Accumulated depreciation and amortization....         34,540           10,393        --                44,933
KENNETH G. STERN, M.D., P.A.
  Allowance for doubtful accounts..............        --                 7,769        --                 7,769
  Accumulated depreciation and amortization....         32,677           20,945        --                53,622
ALEXANDER KUDRYK, M.D.
  Allowance for doubtful accounts..............        --                15,297        --                15,297
  Accumulated depreciation and amortization....         85,886           11,240        --                97,126
BOUND BROOK PEDIATRIC ASSOCIATION
  Allowance for doubtful accounts..............        --                 5,700        --                 5,700
  Accumulated depreciation and amortization....         62,255              532        --                62,787
AUDREY HINDS-MCDONALD
  Allowance for doubtful accounts..............        --                 8,600        --                 8,600
JOHN E. DURST, M.D.
  Allowance for doubtful accounts..............        --                 2,217        --                 2,217
  Accumulated depreciation and amortization....         19,115            7,410        --                26,525
PROFESSIONAL MEDICAL IMAGES
  Accumulated depreciation and amortization....          9,962            5,976        --                15,938

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York on October 24, 1997.


                                INTEGRATED PHYSICIAN SYSTEMS, INC.

                                By:             /s/ SCOTT G. POLLOCK
                                     -----------------------------------------
                                                  Scott G. Pollock
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ SCOTT G. POLLOCK       President, Chief Executive
------------------------------    Officer, Chief Financial   October 24, 1997
       Scott G. Pollock           Officer and a Director

              *                 Executive Vice President,
------------------------------    Chief Operating Officer    October 24, 1997
    Dennis B. Liotta, M.D.        and a Director

              *                 Vice President, Chief
------------------------------    Medical Officer and a      October 24, 1997
      Peter Heisen, M.D.          Director

              *                 Vice President for
------------------------------    Business Development and   October 24, 1997
     David I. Rosen, M.D.         a Director

              *
------------------------------  Secretary and a Director     October 24, 1997
       Joseph F. Murray

              *
------------------------------  Corporate General Counsel    October 24, 1997
      Walter B. Dunsmore          and a Director

     /s/ JAMES M. FOULKE
------------------------------  Director                     October 24, 1997
       James M. Foulke




*By:    /s/ SCOTT G. POLLOCK
      -------------------------
          Scott G. Pollock
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBIT NO.                                                                                                    PAGE
---------------                                                                                              ---------

        1.1      Form of Underwriting Agreement

        3.1      Certificate of Incorporation, as amended

        3.2      Bylaws, as amended+

        4.1      Form of Representatives' Warrant Agreement

        4.2      Specimen Common Stock Certificate*

        4.3      Form of Indenture+

        4.4      Form of Warrant Agreement by and between the Company and Continental Stock Transfer &
                   Trust Company, including form of Warrant

        5.1      Opinion of Brock Fensterstock Silverstein McAuliffe & Wade LLC *

       10.1      Employment Agreements with Scott Pollock, Dennis B. Liotta, M.D., and Peter R. Heisen,
                   M.D., as amended

       10.2      1996 Stock Option Plan+

       10.3      Form of Asset Purchase Agreement with Affiliated Practices+

       10.4      Form of Employment Agreement with affiliated physicians+

       10.5      Form of Practice Management Services Agreement

       10.6      Form of Goodwill Purchase Agreements*

       23.1      Consent of Feldman Radin & Co., P.C.

       23.2      Consent of Brock Fensterstock Silverstein McAuliffe & Wade LLC (contained in the Opinion filed as Exhibit 5.1).*

       23.3      Consent of Kalogredis Tsoules and Sweeney Ltd.

       24.1      Power of Attorney+

       25.1      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

       27.1      Financial Data Schedule


------------------------

* To be filed by amendment.


+ Previously filed.